                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                VTEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction: $9,395,000

--------------------------------------------------------------------------------
     (5) Total fee paid: $1,879

--------------------------------------------------------------------------------
     * Set forth the amount on which the filing fee is calculated and state how it was determined.

     [ ] Fee paid previously by written preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

* Filing fee calculated by multiplying 1/50 of one percent by the proposed cash payment and value of the securities to be received by the registrant. The proposed cash payment and value of the securities to be received by the registrant is approximately $9,395,000, taking into consideration the following:

     - cash in the amount of $500,000; plus

     - a note in the original principal amount of $2,025,000; plus

     - a note in the original principle amount of $5,000,000; plus

     - shares of common stock of VTEL Products Corporation equal to approximately 19.9% of the fully diluted equity on the closing date.

                                VTEL CORPORATION
                              108 WILD BASIN ROAD
                                AUSTIN, TX 78746

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD           , 200

DEAR STOCKHOLDER:

     You are cordially invited to attend the annual meeting of stockholders of
VTEL Corporation to be held at                , Austin, Texas, on           ,
          , 200 , at           .

     At the annual meeting, you will be asked:

          1. To elect six directors to the board of directors to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

          2. To approve the sale of substantially all of the assets used in the operation of our videoconferencing systems products division, pursuant to an asset purchase agreement between our company and VTEL Products Corporation, a newly formed private company. Details of this transaction and other important information are set forth in the accompanying proxy statement which you are urged to read carefully;

          3. To approve an amendment to our certificate of incorporation to change our name from VTEL Corporation to Forgent Networks, Inc.;

          4. To consider and act upon a proposal to approve an amendment to our 1996 Stock Option Plan to increase the number of shares of our common stock issuable under the 1996 Stock Option Plan upon the exercise of stock options granted pursuant to the 1996 Stock Option Plan from 2,700,000 shares to 3,800,000 shares;

          5. To consider and act upon a proposal to approve an amendment to our 1992 Director Stock Option Plan to modify the formula pursuant to which additional options may be granted to provide that nonemployee directors will continue to receive an automatic grant of an option to purchase 25,000 shares of common stock upon initial election or appointment to the board of directors. Thereafter, in lieu of the existing formula grant, each nonemployee director will receive options to purchase 10,000 shares of common stock on each anniversary date of the nonemployee director's election or appointment to the board of directors;

          6. To consider and act upon a proposal to approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of our common stock that each employee may purchase under the Employee Stock Purchase Plan from 1,200 shares to 2,500 shares per quarter;

          7. To ratify the board of directors' appointment of Ernst & Young LLP, independent accountants, as our independent auditors for the year ending July 31, 2002; and

          8. To transact such other business as may properly come before the meeting or any adjournment thereof.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT AN AFFIRMATIVE VOTE BE CAST IN FAVOR OF EACH OF THE PROPOSALS LISTED IN THE PROXY CARD.

     Only holders of record of common stock at the close of business on December 3, 2001, will be entitled to notice of and to vote at the annual meeting or any adjournment thereof.

     Stockholders are urged to review carefully the information contained in the proxy statement attached hereto prior to deciding how to vote their shares at the annual meeting. Because of the significance of the sale of our videoconferencing systems products division and the amendment to our certificate of incorporation to change our name, your participation in the annual meeting, in person or by proxy, is especially important. We hope you will be able to attend the annual meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting. If you do not attend the annual meeting, you may still revoke your proxy at any time prior to the annual meeting by providing a later dated proxy or by providing written notice of your revocation to the Secretary of our company. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          RICHARD N. SNYDER
                                          Chief Executive Officer

     This proxy statement is dated           , 200 and is first being mailed to
stockholders on or about           , 200 .

                                VTEL CORPORATION

                              108 WILD BASIN ROAD
                              AUSTIN, TEXAS 78746

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                          , 200

     The enclosed form of proxy is solicited by the Board of Directors to be
used at the 2001 annual meeting of stockholders to be held at           ,
Austin, Texas at      , on           ,           , 200  .

     We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to you. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

                     VOTING SECURITIES OUTSTANDING; QUORUM

     The record date for the determination of stockholders entitled to notice of and vote at the annual meeting was the close of business December 3, 2001. At
the close of business on December 3, 2001, there were      shares of our common
stock, $.01 par value, issued and outstanding, each entitled to one vote on all matters properly brought before the annual meeting. There are no cumulative voting rights.

     The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are treated as present at the meeting and are therefore counted to determine a quorum. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the annual meeting have the power to adjourn the meeting from time to time, without notice other than an adjournment at the meeting, until a quorum is present or represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally notified.

     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The sale of our videoconferencing systems products division and the amendment to our certificate of incorporation must be approved by the holders of a majority of all the outstanding shares of common stock on the record date, whether or not represented at the annual meeting. The amendment to the 1996 Stock Option Plan, the amendment to the 1992 Director Stock Option Plan, the amendment to the Employee Stock Purchase Plan and the ratification of the appointment of independent auditors must be approved by holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

     Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors, the amendment to the 1996 Stock Option Plan, the amendment to the 1992 Director Stock Option Plan, the amendment to the Employee Stock Purchase Plan or the ratification of independent auditors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Since the Delaware General Corporation Law requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the proposal to approve the sale of our videoconferencing systems products division and the amendment to our certificate of incorporation, a "broker non-vote" on such proposals will have the same effect as a vote against the approval of the sale of our videoconferencing systems products division and the amendment to our certificate of incorporation.

                               TABLE OF CONTENTS

SUMMARY TERM SHEET OF SALE OF ASSETS OF VIDEOCONFERENCING
  SYSTEMS PRODUCTS DIVISION.................................    1
QUESTIONS AND ANSWERS ABOUT THE 2001 ANNUAL MEETING.........    3
THE ANNUAL MEETING OF STOCKHOLDERS..........................    7
  Time and Place............................................    7
  Purposes..................................................    7
  Record Date; Stockholders Entitled to Vote................    8
  Quorum....................................................    8
  Vote Required.............................................    8
  Board Recommendation......................................    8
  Voting Your Shares........................................    8
  Changing Your Vote by Revoking Your Proxy.................    8
  How Proxies are Counted...................................    8
  Cost of Solicitation......................................    9
ELECTION OF DIRECTORS (ITEM 1)..............................    9
BOARD OF DIRECTORS AND COMMITTEES...........................   10
  Audit Committee...........................................   11
  Compensation Committee....................................   11
  Nominating Committee......................................   11
  Executive Committee.......................................   11
  Director Compensation.....................................   11
  Report of the Audit Committee.............................   12
  Fees......................................................   13
  Report From the Compensation Committee Regarding Executive
     Compensation...........................................   13
EXECUTIVE COMPENSATION......................................   16
  Stock Option Grants During Fiscal 2001....................   18
  Aggregated Stock Option/SAR Exercises During Fiscal 2001
     and Stock Option SAR Values as of July 31, 2001........   19
  Compensation Committee Interlocks and Insider
     Participation..........................................   19
  Certain Transactions......................................   20
  Employment Contracts; Termination of Employment and Change
     in Control Agreements..................................   21
COMPARATIVE TOTAL RETURNS...................................   22
  Performance Graph.........................................   22
PROPOSAL TO SELL OUR VIDEOCONFERENCING SYSTEMS PRODUCTS
  DIVISION ASSETS (ITEM 2)..................................   23
THE COMPANIES...............................................   23
  VTEL Corporation..........................................   23
  VTEL Products Corporation.................................   23
THE SALE OF OUR VIDEO CONFERENCING SYSTEMS PRODUCTS
  DIVISION..................................................   24
  Background of the Sale of Our Videoconferencing Systems
     Products Division......................................   24
  Reasons for the Sale of Our Videoconferencing Systems
     Products Division......................................   25
  Recommendation of the Board of Directors..................   26
  Opinion of Our Financial Advisor..........................   27
  Text of Opinion of Our Financial Advisor..................   27

  Proceeds of the Sale of Our Videoconferencing Systems
     Products Division......................................   32
  Stockholder Approval of the Sale of Our Videoconferencing
     Systems Products Division; Vote Required...............   32
  No Changes to the Rights of Security Holders; No Appraisal
     Rights.................................................   32
  Regulatory Matters........................................   32
  Accounting Treatment......................................   32
  Material United States Federal Income Tax Consequences....   32
  Voting by Our Directors and Executive Officers............   33
  Interests of Management, Directors and Significant
     Stockholders in the Sale of Our Videoconferencing
     Systems Products Division..............................   33
  Our Operations Following the Sale of Our Videoconferencing
     Systems Products Division..............................   33
  Special Considerations You Should Take into Account in
     Deciding How to Vote on the Proposal to Sell Our
     Videoconferencing Systems Products Division............   33
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING
  INFORMATION...............................................   37
THE ASSET PURCHASE AGREEMENT................................   38
  Assets Sold...............................................   38
  Assets Retained...........................................   39
  Assumed Liabilities.......................................   39
  Closing Date..............................................   39
  Consideration.............................................   39
  Representations and Warranties............................   41
  Covenants.................................................   41
  Conditions to Completion of Asset Purchase................   42
  Termination of the Asset Purchase Agreement...............   43
  Indemnification...........................................   44
  Expenses..................................................   45
  Amendment.................................................   46
  Other Agreements..........................................   46
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............   48
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION.........   49
PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO CHANGE THE
  NAME OF VTEL CORPORATION (ITEM 3).........................   52
  General...................................................   52
  Reasons for Name Change...................................   52
  Recommendation of the Board of Directors as to the
     Amendment of Our Certificate of Incorporation to Change
     Our Name...............................................   52
PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER
  THE VTEL CORPORATION 1996 STOCK OPTION PLAN (ITEM 4)......   53
  Description of our 1996 Stock Option Plan.................   53
  Eligibility and Participation.............................   53
  Administration............................................   53
  Termination of Employment.................................   54
  Vesting -- Exercisability.................................   54
  Amendment.................................................   54
  Certain Federal Income Tax Consequences...................   54
  Exercise of Option........................................   56

  Exercise of Options with Common Stock.....................................................................         56
  Recommendation of the Board of Directors as to the Amendment of Our 1996 Stock Option to Increase the
     Number of Shares Issuable Under the 1996 Stock Option Plan.............................................         57
PROPOSAL TO AMEND THE VTEL CORPORATION 1992 DIRECTOR STOCK OPTION PLAN TO MODIFY THE FORMULA PURSUANT TO
  WHICH ADDITIONAL OPTIONS MAY BE GRANTED (ITEM 5)..........................................................         58
  General...................................................................................................         58
  Description of the VTEL Corporation 1992 Director Stock Option Plan.......................................         59
  Recommendation of the Board of Directors as to the Amendment of Our 1992 Director Stock Option Plan to
     Modify the Formula Pursuant to Which Additional Options are Granted to Directors.......................         59
PROPOSAL TO INCREASE THE NUMBER OF SHARES THAT EMPLOYEES MAY PURCHASE UNDER THE VTEL CORPORATION EMPLOYEE
  STOCK PURCHASE PLAN (ITEM 6)..............................................................................         60
  Description of VTEL Corporation Employee Stock Purchase Plan..............................................         60
  General...................................................................................................         60
  Eligibility and Participation.............................................................................         60
  Administration............................................................................................         61
  Shares and Amounts Subject to Plan........................................................................         61
  Terms of Options -- Method of Payment.....................................................................         61
  Offering Periods..........................................................................................         62
  Exercise Price............................................................................................         62
  Withdrawal -- Termination of Employment -- Death..........................................................         62
  Transferability -- Delivery...............................................................................         62
  Termination or Amendment..................................................................................         63
  Certain Federal Tax Income Consequences...................................................................         63
  Recommendation of the Board of Directors as to the Amendment of Our Employee Stock Purchase Plan to
     Increase the Number of Shares of Common Stock That Each Employee May Purchase Under the Employee Stock
     Purchase Plan From 1,200 Shares to 2,500 Shares per Quarter............................................         64
RATIFICATION OF APPOINTMENT OF AUDITORS (ITEM 7)............................................................         65
OTHER MATTERS...............................................................................................         65
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................................................         66
  Section 16(a) Beneficial Ownership Reporting Compliance...................................................         67
STOCKHOLDER PROPOSALS.......................................................................................         67
WHERE YOU CAN FIND MORE INFORMATION.........................................................................         68

Annexes
Annex A  -- Asset Purchase Agreement
Annex B  -- Form of Amendment to Certificate of Incorporation
Annex C  -- Fairness Opinion of SWS Securities, Inc.
Annex D  -- Audit Committee Charter

                    SUMMARY TERM SHEET OF SALE OF ASSETS OF
                  VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION

     The following summary briefly describes the material terms of the proposed sale of substantially all of the assets used in our videoconferencing systems products division to VTEL Products Corporation. This summary does not contain all the information that may be important for you to consider when evaluating the proposed transaction. We encourage you to read this proxy statement before voting.

     Pursuant to an asset purchase agreement, we will sell and transfer to VTEL Products Corporation substantially all of the assets used in the operation of our videoconferencing systems products division, which produces videoconferencing systems and related peripherals. VTEL Products Corporation is a newly formed private company organized by Robert R. Swem, the Vice
President -- Manufacturing of our videoconferencing systems products division and Daniel F. Nix and Richard P. Ford, both current executives in our videoconferencing systems products division, to acquire this division from us.

REASONS FOR THE SALE OF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION (SEE PAGE 25)

     We are proposing to sell our videoconferencing systems products division to VTEL Products Corporation because we believe the terms of the asset purchase agreement are in the best interests of our company and our stockholders. The board of directors has identified various benefits that are likely to result from the sale of our videoconferencing systems products division. The board of directors believes the sale of that division will:

     - allow us to devote substantially all of our energies and resources to development of our Forgent Solutions business;

     - allow us to compete more effectively through Forgent Solutions as a reseller and servicer of multiple vendors' products by disassociating our company from our VTEL product line. It is difficult to expand our business of selling and servicing other manufacturers' products as long as we are associated or identified with a manufacturer of videoconferencing systems products like those of the VTEL product line; and

     - allow us to direct our focus to potentially better overall returns from our Forgent Solutions business, as opposed to the returns that have been produced by the combined Forgent Solutions and VTEL products business.

     These and other reasons for approving and recommending the sale of our videoconferencing systems products division are discussed further in this document.

TERMS OF THE ASSET PURCHASE AGREEMENT (SEE PAGE 38)

  WHAT IS BEING SOLD (SEE PAGE 38)

     We are selling to VTEL Products Corporation substantially all of the assets used in the operation of our videoconferencing systems products division which produces videoconferencing systems and related peripherals.

  WHAT IS BEING RETAINED (SEE PAGE 39)

     We are retaining certain assets associated with our videoconferencing products division, including:

     - all patents, software, know-how and copyrights used in connection with the videoconferencing systems products division, including all rights to receive or recover property, debt or damages on a cause of action relating to our intellectual property associated with the videoconferencing systems products division, other than certain rights licensed to VTEL Products Corporation;

     - certain accounts receivable of the videoconferencing systems products division; and

     - any cash, cash equivalents or marketable securities.

  ASSUMED LIABILITIES (SEE PAGE 39)

     VTEL Products Corporation will assume only certain specified liabilities, including:

     - all obligations, debts and liabilities arising after the closing date of the asset purchase agreement pursuant to the contracts assumed by VTEL Products Corporation;

     - all obligations, debts and liabilities incurred in VTEL Products Corporation's operation or control of the assets it acquires that relate to events occurring after the closing date; and

     - accrued vacation for certain of our employees hired by VTEL Products Corporation.

  WHAT WE WILL RECEIVE (SEE PAGE 39)

     In connection with the sale of our videoconferencing systems products division, we will receive the following consideration:

     - $500,000 in cash, payable at the closing;

     - a secured subordinated promissory note in the original principal amount of $2,025,000, due 90 days after the closing, subject to adjustment as described below under the heading "The Asset Purchase
       Agreement -- Consideration;"

     - a secured subordinated promissory note in the original principal amount of $5,000,000, due five and one-half years after the closing, subject to adjustment as described below under the heading "The Asset Purchase Agreement -- Consideration;" and

     - shares of common stock of VTEL Products Corporation equal to approximately 19.9% of VTEL Products Corporation's fully diluted equity on the closing date.

ADDITIONAL AGREEMENTS RELATED TO THE ASSET PURCHASE AGREEMENT (SEE PAGE 46)

     In conjunction with the closing of the sale of our videoconferencing systems products division, we will enter into a general license agreement whereby VTEL Products Corporation will have certain non-exclusive rights in and to certain patents, software, proprietary know-how and information of our company currently used in the operation of the videoconferencing systems products division. We will also enter into a right of first refusal agreement whereby we will agree to offer to sell the shares of common stock of VTEL Products Corporation that we receive as partial consideration for the videoconferencing systems products division to VTEL Products Corporation before selling the shares to a third party.

              QUESTIONS AND ANSWERS ABOUT THE 2001 ANNUAL MEETING

Q: WHAT IS THE PROPOSAL RELATING TO THE ELECTION OF DIRECTORS THAT I WILL BE
   VOTING ON AT THE ANNUAL MEETING?

A: You will be asked to consider and vote upon a proposal to elect the following individuals to the board of directors: Richard N. Snyder, F. H. (Dick) Moeller, Gordon H. Matthews, T. Gary Trimm, Kathleen A. Cote, and James H. Wells.

Q: WHAT IS THE PROPOSAL RELATING TO THE SALE OF OUR VIDEOCONFERENCING SYSTEMS
   PRODUCTS DIVISION THAT I WILL BE VOTING ON AT THE ANNUAL MEETING?

A: You will be asked to consider and vote upon a proposal to approve the sale by us of substantially all of the assets used in our videoconferencing systems products division pursuant to the asset purchase agreement, dated September 28, 2001, between our company and VTEL Products Corporation. The asset purchase agreement is attached to this proxy statement as Annex A.

Q: WHY IS OUR COMPANY PROPOSING TO SELL ITS VIDEOCONFERENCING SYSTEMS PRODUCTS
   DIVISION?

A: We are proposing to sell our videoconferencing systems products division to continue our overall effort to shift our company from being a hardware company to being a services and software company. The sale of the videoconferencing systems products division will allow us to focus on the services portion of our business. While we foresee the market for videoconferencing equipment continuing to grow, our management believes that greater overall growth and profit opportunities going forward exist in improving industry wide multi-vendor platform interoperability and in the integration and management of videoconferencing networks, all of which are core competencies of what will be Forgent Networks, Inc.

Q: WHAT IS THE PROPOSAL RELATING TO THE AMENDMENT TO OUR CERTIFICATE OF
   INCORPORATION THAT I WILL BE VOTING ON AT THE ANNUAL MEETING?

A: You will be asked to consider and vote upon a proposal to approve an amendment to our certificate of incorporation to change the name of our company from VTEL Corporation to Forgent Networks, Inc. A form of the amendment is attached to this proxy statement as Annex B.

Q: WHY IS OUR COMPANY PROPOSING TO CHANGE ITS NAME TO FORGENT NETWORKS, INC.?

A: We are proposing to change our name to Forgent Networks, Inc. to reflect our new focus as a provider of end-to-end visual communications solutions. Further, VTEL Products Corporation intends to conduct the business acquired from us under the name "VTEL" so as to continue to enjoy the goodwill built up in that tradename. We have agreed with VTEL Products Corporation to change our name from VTEL Corporation, subject to the approval by our stockholders. If the amendment to our certificate of incorporation changing our name is not approved, we would be obligated under the asset purchase agreement to grant an exclusive, perpetual and irrevocable license to VTEL Products Corporation to use the name "VTEL Products" and any derivations of that name for any purpose throughout the world.

Q: WHAT IS THE PROPOSAL RELATING TO THE AMENDMENT TO OUR COMPANY'S 1996 STOCK
   OPTION PLAN THAT I WILL BE VOTING ON AT THE ANNUAL MEETING?

A: You will be asked to consider and act upon a proposal to approve an amendment to the 1996 Stock Option Plan to increase the number of shares of our common stock issuable under the plan upon the exercise of stock options granted pursuant to the plan from 2,700,000 shares to 3,800,000 shares.

Q: WHY IS OUR COMPANY PROPOSING TO INCREASE THE NUMBER OF SHARES OF OUR COMMON
   STOCK ISSUABLE UNDER THE 1996 STOCK OPTION PLAN?

A: We are proposing to increase the number of available shares under the 1996
   Stock Option Plan because as of October 31, 2001, only 200,593 shares of common stock remained available for issuance under the plan. By increasing the number of shares available under the 1996 Stock Option Plan, the board of directors believes that the 1996 Stock Option Plan will continue to be a useful stock-related benefit program for attracting and retaining employees and providing additional incentive for all employees to promote the success of our company.

Q: WHAT IS THE PROPOSAL RELATING TO THE AMENDMENT TO OUR COMPANY'S 1992 DIRECTOR
   STOCK OPTION PLAN THAT I WILL BE VOTING ON AT THE ANNUAL MEETING?

A: You will be asked to consider and act upon a proposal to approve an amendment to the 1992 Director Stock Option Plan to modify the formula pursuant to which additional options may be granted to provide that nonemployee directors will continue to receive an automatic grant of an option to purchase 25,000 shares of common stock upon initial election or appointment to the board of directors. Thereafter, in lieu of the existing formula grant, each nonemployee director will receive options to purchase 10,000 shares of common stock on each anniversary date of the nonemployee director's election or appointment to the board of directors.

Q: WHY IS OUR COMPANY PROPOSING TO INCREASE THE FORMULA OPTION GRANTS TO
   NONEMPLOYEE DIRECTORS?

A: We are proposing to increase the formula option grants to nonemployee directors under the 1992 Director Stock Option Plan because, as a result of a review of market data by the board of directors, the board of directors believes that the amendment is necessary in order to enhance the usefulness of the 1992 Director Stock Option Plan in attracting and retaining nonemployee directors and providing additional incentive for nonemployee directors to promote the success of our company.

Q: WHAT IS THE PROPOSAL RELATING TO THE AMENDMENT TO OUR COMPANY'S EMPLOYEE
   STOCK PURCHASE PLAN THAT I WILL BE VOTING ON AT THE ANNUAL MEETING?

A: You will be asked to consider and act upon a proposal to approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of our common stock that each employee may purchase under the Employee Stock Purchase Plan from 1,200 shares to 2,500 shares per quarter.

Q: WHY IS OUR COMPANY PROPOSING TO INCREASE THE NUMBER OF SHARES OF OUR COMMON
   STOCK THAT EACH EMPLOYEE MAY PURCHASE UNDER THE EMPLOYEE STOCK PURCHASE PLAN?

A: The board of directors believes that by increasing the number of shares that the employees may purchase under the Employee Stock Purchase Plan, the plan will continue to be a useful stock-related benefit program for attracting and retaining employees and providing additional incentive for all employees to promote the success of our company.

Q: WHAT IS THE PROPOSAL RELATING TO THE RATIFICATION OF THE BOARD OF DIRECTORS'
   APPOINTMENT OF INDEPENDENT ACCOUNTANTS THAT I WILL BE VOTING ON AT THE ANNUAL MEETING?

A: You will be voting to ratify the board of directors' appointment of Ernst &
   Young LLP, independent accountants, as our independent auditors for the year ending July 31, 2002.

Q: WHO IS SOLICITING MY PROXY?

A: Your board of directors.

Q: HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THE MATTERS PROPOSED?

A: Your board unanimously recommends that stockholders vote "FOR" each of the proposals submitted at the annual meeting.

Q: WILL THE BOARD RECEIVE AN OPINION AS TO THE FAIRNESS OF THE SALE OF OUR
   VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION FROM A THIRD PARTY?

A: Yes. In arriving at its determination that the sale of our videoconferencing systems products division is fair to, and in the best interests of, our company, the board has considered a number of factors, including a verbal opinion of our financial advisor, SWS Securities, Inc., as to the fairness, from a financial point of view, to our company of the consideration to be received in the sale of our videoconferencing systems products division. The opinion is addressed to the board and does not constitute a recommendation to any stockholder as to how to vote with respect to matters relating to the sale of our videoconferencing systems products division. For a full description of the written opinion of SWS Securities, Inc. that we expect to receive, see the section titled "Opinion of Our Financial Advisor" on page 25. To review the text of the opinion, see Annex C to this proxy statement.

Q: WILL ANY OF THE PROCEEDS FROM THE SALE OF THE VIDEOCONFERENCING SYSTEMS
   PRODUCTS DIVISION BE DISTRIBUTED TO ME AS A STOCKHOLDER?

A: No. We intend to retain the proceeds and use them in connection with our future business plan.

Q: CAN I STILL SELL MY SHARES?

A: Yes. Neither the asset purchase agreement, the sale of our videoconferencing systems products division assets nor the amendment to our certificate of incorporation will affect your right to sell or otherwise transfer your shares of our common stock.

Q: WHAT WILL HAPPEN IF THE SALE OF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS
   DIVISION IS NOT APPROVED?

A: If the sale is not approved, we will not complete the proposed sale, we will retain and continue to operate this division and we will continue to assess the feasibility of available alternatives, including the possible retention and continued operation of the division and possibly continued assessment of other disposition or liquidation alternatives that may arise, if any.

Q: WHAT WILL HAPPEN IF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION IS NOT
   APPROVED?

A: Our company name will remain "VTEL Corporation." If the proposed sale is not approved, but the amendment is approved, we will nonetheless file the amendment and change our name to "Forgent Networks, Inc." If the proposed sale is approved but the amendment changing our name is not approved, we would be obligated under the asset purchase agreement to grant an exclusive, perpetual and irrevocable license to VTEL Products Corporation to use the name "VTEL Products" and any derivations of that name for any purpose throughout the world.

Q: WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A: Only holders of record of our common stock as of the close of business on December 3, 2001 will be entitled to notice of and to vote at the annual meeting.

Q: WHEN AND WHERE IS THE ANNUAL MEETING?

A: The annual meeting of our stockholders will be held at           , Austin,
   Texas, on           ,           , 200 , at           .

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters, and will not be counted in determining the number of shares necessary for approval. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send in a written revocation or a later dated, signed proxy card before the annual meeting or simply attend the annual meeting and vote in person. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting.

Q: WHAT DO I NEED TO DO NOW?

A: PLEASE VOTE YOUR SHARES AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE
   REPRESENTED AT THE ANNUAL MEETING. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope, or you may vote in person at the annual meeting. Because a vote of a majority of our outstanding shares is required to approve the sale of our videoconferencing systems products division and the amendment to our certificate of incorporation, your failure to vote is the same as your voting against the sale and the amendment.

Q: WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE SALE OF OUR
   VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION TO THE STOCKHOLDERS?

A: We do not expect that the sale of our videoconferencing systems products division will result in any federal income tax consequences to our stockholders.

Q: WILL STOCKHOLDERS HAVE APPRAISAL RIGHTS?

A: No. Under Delaware law you will have no appraisal rights as a result of the sale of our videoconferencing systems products division.

Q: WHOM SHOULD I CALL IF I HAVE QUESTIONS?

A: If you have questions about any of the proposals on which you are voting, you may call Jay Peterson, our chief financial officer, at 512-437-2700.

                       THE ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement is provided in connection with the annual meeting of stockholders of VTEL Corporation, and any adjournment or postponement of the meeting. The accompanying proxy is solicited by the board of directors. This proxy statement and the accompanying form of proxy are first being sent or given
to stockholders beginning on or about           , 200  .

TIME AND PLACE

     The annual meeting of stockholders of VTEL will be held at           ,
Austin, Texas, on           ,           , 200  , at           .

PURPOSES

     At the annual meeting, you will be asked:

     - to elect six directors to the board of directors to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

     - to approve the sale of substantially all of the assets used in the operation of our videoconferencing systems products division, pursuant to an asset purchase agreement between our company and VTEL Products Corporation, a newly formed private company;

     - to approve an amendment to our certificate of incorporation to change our name from VTEL Corporation to Forgent Networks, Inc.;

     - to consider and act upon a proposal to approve an amendment to our 1996 Stock Option Plan to increase the number of shares of our common stock issuable under the 1996 Stock Option Plan upon the exercise of stock options granted pursuant to the 1996 Stock Option Plan from 2,700,000 shares to 3,800,000 shares;

     - to consider and act upon a proposal to approve an amendment to our 1992 Director Stock Option Plan to modify the formula pursuant to which additional options may be granted to provide that nonemployee directors will continue to receive an automatic grant of an option to purchase 25,000 shares of common stock upon initial election or appointment to the board of directors. Thereafter, in lieu of the existing formula grant described under the heading "Proposal to Amend VTEL Corporation 1992 Director Stock Option Plan (Item 5)" below, each nonemployee director will receive options to purchase 10,000 shares of common stock on each anniversary date of the nonemployee director's election or appointment to the board of directors;

     - to consider and act upon a proposal to approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of our common stock that each employee may purchase under the Employee Stock Purchase Plan from 1,200 shares to 2,500 shares per quarter;

     - to ratify the board of directors' appointment of Ernst & Young LLP, independent accountants, as our independent auditors for the year ending July 31, 2002; and

     - to transact such other business as may properly come before the meeting or any adjournment thereof.

     The board of directors knows of no other matters to be presented for action at the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the proxy will vote on such other matters in accordance with their best judgment. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. However, no proxy voted against any of the proposals will be voted in favor of an adjournment or postponement to solicit additional votes in favor of approval of those proposals.

RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE

     Holders of record of our shares of common stock at the close of business on December 3, 2001 will be entitled to vote on all matters at the annual meeting. Each share of common stock will be entitled to one vote. On December 3, 2001, a
total of      shares of common stock were outstanding.

QUORUM

     A majority of the voting power of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will be required to constitute a quorum for the annual meeting.

VOTE REQUIRED

     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The sale of our videoconferencing systems products division and the amendment to our certificate of incorporation must be approved by the holders of a majority of all the outstanding shares of common stock on the record date, whether or not present or represented at the annual meeting. The amendment to the 1996 Stock Option Plan, the amendment to the 1992 Director Stock Option Plan, the amendment to the Employee Stock Purchase Plan and the ratification of the appointment of independent auditors must be approved by holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

BOARD RECOMMENDATION

     The board of directors recommends that an affirmative vote be cast in favor of each of the proposals listed in the proxy card.

VOTING YOUR SHARES

     The board of directors is soliciting proxies from our stockholders. By completing and returning the accompanying proxy, you will be authorizing Jay C. Peterson and Richard N. Snyder to vote your shares. If your proxy is properly signed and dated it will be voted as you direct. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting.

CHANGING YOUR VOTE BY REVOKING YOUR PROXY

     Your proxy may be revoked at any time before it is voted at the annual meeting by giving notice of revocation to us, in writing, by execution of a later dated proxy or by attending and voting at the annual meeting. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting.

HOW PROXIES ARE COUNTED

     If you return a signed and dated proxy card but do not indicate how your shares are to be voted, those shares will be voted FOR each of the listed proposals. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the annual meeting.

     Shares voted as abstentions on any matter will be counted for purposes of determining the presence of a quorum at the annual meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a stockholder has abstained. As a result, abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the annual meeting, but will not be considered as present and entitled to vote with respect to such matters. Since the Delaware General Corporation Law requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the proposals to approve the sale of our videoconferencing systems products division and the amendment to our certificate of incorporation, a "broker non-vote" on such proposals will have the same effect as a vote against these proposals.

COST OF SOLICITATION

     We will pay all expenses in connection with this solicitation. Our officers, directors and other regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personal solicitation.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     Directors are elected annually and serve a one-year term. There are six nominees for election this year. Each nominee is currently serving as a director and has consented to serve until the next annual meeting if elected, and until his successor is elected and qualified. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of common stock represented at the annual meeting is required to elect a director.

                                                                PRESENT
                                                            OFFICE(S) HELD               DIRECTOR
NOMINEE                                    AGE              IN OUR COMPANY                SINCE
-------                                    ---              --------------               --------
Richard N. Snyder........................  57    Chairman of the Board, President and      1997
                                                 Chief Executive Officer
F. H. (Dick) Moeller.....................  56    None                                      1989
Gordon H. Matthews.......................  65    Chief Intellectual Property Officer       1994
T. Gary Trimm............................  54    None                                      1997
Kathleen A. Cote.........................  52    None                                      1999
James H. Wells...........................  54    None                                      1999

     The following information regarding the principal occupations and other employment of the nominees during the past five years and their directorships in certain companies is as reported by the respective nominees:

     RICHARD N. SNYDER, age 57, has served as a director of our company since December 1997 and was elected chairman of the board in March 2000. In June 2001, Mr. Snyder was elected as President and Chief Executive Officer of our company. From September 1997 until assuming the positions of President and Chief Executive Officer of our company, Mr. Snyder served as founder and chief executive officer of Corum Cove Consulting, LLC, a consulting firm specializing in providing strategic guidance to high technology businesses. From 1996 until 1997, Mr. Snyder was the senior vice president of World Wide Sales, Marketing, Service and Support of Compaq Computer Corp., a worldwide computer company. From 1995 until 1996, Mr. Snyder was the senior vice president and general manager of Dell Americas, a computer manufacturer and marketer. Prior to 1993, Mr. Snyder served as group general manager of the Deskjet Products Group of Hewlett Packard. He also serves as a director of Symmetricom, Inc., based in San Jose, California.

     F.H. (DICK) MOELLER, age 56, joined our company as chief executive officer, president and director in October 1989 and became the chairman of the board in March 1992. In March 2000, Mr. Moeller resigned as chairman of the board, and in September 1998, Mr. Moeller resigned from the position of president and chief executive officer. In October 1998, Mr. Moeller was named general partner of SSM

Venture Partners, a venture capital investment firm. Mr. Moeller is currently a general partner of Verity Ventures, an Austin, Texas based venture capital investment firm.

     GORDON H. MATTHEWS, age 65, has served as a director of our company since October 1994. In October 2001, Mr. Matthews entered into an agreement with our company to provide services as our Chief Intellectual Property Officer. Prior to that, Mr. Matthews served as the chairman of Matthews Communications Management, Inc., a provider of telephone control systems for residences and small businesses, and chairman and president of Matthews Communication Systems, Inc., a consulting firm providing assistance to corporations on intellectual property processes. From May 1996 to June 1998 he also served as chief executive officer of Matthews Communications Management, Inc. He currently serves as a director and the intellectual property officer of a publicly traded company, Tanisys Technology, Inc. Mr. Matthews also serves as a director on two privately held companies. He is president and chief executive officer of Strategic Innovation & Creativity, a company founded by him that installs a strategic patent process in other companies. Prior to 1992, Mr. Matthews founded and managed a number of companies in the telecommunications industry. Mr. Matthews is a named inventor in over thirty-three United States patents, including the U.S. Pioneer Patent #4,371,752 for voicemail. Mr. Matthews is the acknowledged inventor of voicemail.

     T. GARY TRIMM, age 54, has served as a director of our company since May 1997. Since May 1997, he has been a principal of Strategic Management, Inc. and an officer and director of Millenium Technologies, where he is engaged in consulting and investment activities in telecommunications and other industries. Previously he was president, chief executive officer and a member of the board of directors of Compression Labs, Incorporated from February 1996 to May 1997 and the principal financial officer of Compression Labs, Incorporated from April 1996 to May 1997.

     KATHLEEN A. COTE, age 52, has served as a director of our company since December 1999. She is currently the chief executive officer of WorldPort Communications, Inc., a provider of internet managed services to the European market. In January 1998, Ms. Cote founded Seagrass Partners, a provider of expertise in business planning and strategic development, and served as its
president until           , 200  , when she began her role as chief executive
officer of WorldPort. From November 1996 to January 1998, Ms. Cote served as chief executive officer of ComputerVision Corporation, a hardware, software and consulting business. From November 1986 to November 1996, she held various senior management positions with ComputerVision Corporation. In January 1998, ComputerVision Corporation was acquired by Parametric Technology Corporation. Ms. Cote is also a director of WorldPort Communications, Inc., based in Lincolnshire, Illinois, Radview Corporation and Western Digital Corporation.

     JAMES H. WELLS, age 54, has served as a director of our company since December 1999. He currently consults with early stage internet start-up companies. Mr. Wells was the senior vice president of marketing and business development of Dazel, a Hewlett Packard enterprise software company, from January 1999 through February 2000. From April 1995 to March 1998, Mr. Wells served as vice president of sales and was a founding officer in the internet streaming company, RealNetworks, Inc.

     None of the nominees is related to any other nominee or to any executive officer or director of our company by blood, marriage or adoption (except relationships, if any, more remote than first cousin).

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE SIX NOMINEES.

                       BOARD OF DIRECTORS AND COMMITTEES

     The board of directors held six regularly scheduled meetings and eleven special meetings during the fiscal year ended July 31, 2001. In addition, the board of directors acted seven times by unanimous consent during the fiscal year ended July 31, 2001.

     The board of directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. Working committees of the board of directors include the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee.

AUDIT COMMITTEE

     The Audit Committee is the communication link between the board of directors and our independent auditors. In addition to recommending the appointment of the independent auditors to the board of directors, the Audit Committee reviews the scope of the audit, the accounting policies and reporting practices, internal auditing and internal control, compliance with our policies regarding business conduct and other matters as deemed appropriate. The Audit Committee held four meetings in fiscal 2001 with the independent auditors and our management. The Audit Committee currently is composed of Ms. Cote (Chairman), and Messrs. Wells and Moeller.

COMPENSATION COMMITTEE

     The Compensation Committee is responsible for approving the compensation arrangements of senior management and recommending approval by the board of directors of amendments to our benefit plans. At six regularly scheduled meetings during the fiscal year ended July 31, 2001, the Compensation Committee approved stock option awards pursuant to our stock option plans. In addition, the Compensation Committee acted five times by unanimous consent during the fiscal year ended July 31, 2001. The Compensation Committee currently is composed of Messrs. Trimm (Chairman), Matthews and Wells.

NOMINATING COMMITTEE

     The Nominating Committee is responsible for continuing studies of the size and composition of the board of directors and for proposing nominees to the board. The Nominating Committee did not meet during the fiscal year ended July 31, 2001. The Nominating Committee will consider nominees properly recommended by security holders. In order to make a nomination, our bylaws generally require that advance notice of such nomination be provided to our company at least 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual stockholders' meeting, together with additional information regarding the nominee and the stockholder making such nominations as called for by our bylaws. The Nominating Committee currently is composed of Mr. Moeller (Chairman) and Ms. Cote.

EXECUTIVE COMMITTEE

     The Executive Committee is responsible for recommending key strategic and operational plans for our company. At 20 regularly scheduled meetings during the fiscal year ended July 31, 2001, the Executive Committee discussed the quarterly focus for our company. The board of directors approved the formation of the Executive Committee on April 10, 2001. The Executive Committee currently is composed of Messrs. Snyder (Chairman) and Wells, and Ms. Cote.

     During the fiscal year ended July 31, 2001, with the exception of four directors who missed one regular meeting each, all directors attended 100% of the total number of meetings of the board and the committees on which that director served.

DIRECTOR COMPENSATION

     During fiscal 2001, each nonemployee director was paid a retainer of $3,000 for each quarter. Additionally, each nonemployee director was paid $1,000 for the regularly scheduled and special meetings of the board of directors he or she attended and $250 for participation in each telephonic meeting not considered an official board of directors' meeting. Accordingly, total director fees earned in fiscal 2001 were $120,750.

     All nonemployee directors participate in our 1992 Director Stock Option Plan. Nonemployee directors receive, upon their initial election or appointment to the board of directors, stock options to purchase

25,000 shares of our common stock, having an exercise price equal to the market price of our common stock on the date of grant. In addition, nonemployee directors will receive additional options to purchase 12,500 shares of our common stock with the same terms, at the time that the eligible director's prior options granted under the 1992 Director Stock Option Plan become fully exercisable and vested. If the amendment to the 1992 Director Stock Option Plan on which our stockholders are voting is approved, each nonemployee director will continue to receive an automatic grant of an option to purchase 25,000 shares of our common stock upon election or appointment to the board of directors. Thereafter, in lieu of the existing formula grant described above, each nonemployee director will receive options to purchase 10,000 shares of our common stock on the anniversary date of his or her election or appointment to the board of directors. See "Proposal to Amend VTEL Corporation 1992 Director Stock Option Plan (Item 5)" below. All of these options vest in equal amounts monthly over a three-year period but cease vesting at the time the director ceases to be a director.

     The compensation of our employee directors is discussed at "Executive Compensation" below.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is composed of three outside directors and operates under a charter adopted by the Board of Directors according to the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market. The Audit Committee charter is attached to this proxy statement as Annex
D. The Audit Committee members are Ms. Cote (Chairman), and Messrs. Wells and Moeller. The Board of Directors believes that all of these directors, with the exception of Mr. Moeller, are independent as defined by the Nasdaq Stock Market. Under the Nasdaq Stock Market listing requirements, a director will not be considered "independent" if he has been employed by our company in the current year or the past three years. All of the directors on the Audit Committee are independent, except for Mr. Moeller, who was chairman of the board until March 2000, and president and chief executive officer until he resigned in September 1998. Notwithstanding that, the board of directors has determined that his prior employment does not affect his ability to exercise independent judgment.

     The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended July 31, 2001, which include our consolidated balance sheets as of July 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended July 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

  REVIEW WITH MANAGEMENT

     The Audit Committee has reviewed and discussed our audited financial statements with management.

  REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

     The Audit Committee held two meetings in conjunction with the full board of directors during our fiscal year ended July 31, 2001. The Audit Committee has discussed with Ernst & Young LLP, our independent accountants, the matters required to be discussed by SAS 61, Codification of Statements on Accounting Standards, that includes, among other items, matters related to the conduct of the audit of our financial statements.

     The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independent Standards Board Standard No. 1, that relates to the accountant's independence from our company and its related entities, and has discussed with Ernst & Young LLP their independence from our company.

     Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended July 31, 2001.

           SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                Kathleen A. Cote
                                 James H. Wells
                              F.H. (Dick) Moeller

FEES

  AUDIT FEES

     We paid aggregate fees in the amount of $263,000 for professional services rendered for the audit of our annual financial statements for the fiscal year ended July 31, 2001 and the reviews of the financial statements included in the our Forms 10-Q for the fiscal year ended July 31, 2001.

  FINANCIAL INFORMATION SERVICE DESIGN AND IMPLEMENTATION FEES

     We did not pay any fees for financial information service design and implementation services rendered by Ernst & Young LLP for the fiscal year ended July 31, 2001.

  ALL OTHER FEES

     We did not pay any fees for services rendered by Ernst & Young LLP, other than the services covered under the heading "Audit Fees" for the fiscal year ended July 31, 2001.

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     As members of the Compensation Committee, it is our duty to administer the executive compensation program for our company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of our company and evaluating the performance of our executive officers in meeting these goals. The elements of the executive compensation program described below are implemented and periodically reviewed and adjusted by the Compensation Committee.

     The goals of the Compensation Committee in establishing our executive compensation program are as follows:

     - To fairly compensate our executive officers for their contributions to our company's short-term and long-term performance. The elements of our executive compensation program are:

      - annual base salaries;

      - quarterly performance bonuses;

      - retention bonuses; and

      - equity incentives.

     - To allow our company to attract, motivate and retain the management personnel necessary to our company's success by providing an executive compensation program comparable to that offered by companies with which we compete for such management personnel.

     - To provide an executive compensation program with incentives linked to the financial performance of our company, and thereby enhance stockholder value. Under this program, incentive compensation for executive officers is linked to the financial performance of our company as measured by earnings per share and revenue.

     Base Salaries. The annual base salaries of our chief executive officer and our other executive officers are determined based on individual performance, experience and a comparison with salary ranges and midpoints reflecting similar positions, duties and levels of responsibility at our peer group and other companies in similar industries and with comparable revenues. Our peer group is identified under the heading "Comparative Total Returns" below and the comparisons to companies in similar industries with comparable revenues are based on reports published by Radford Associates, a provider of national compensation surveys.

     Quarterly Bonus. The quarterly bonuses available to our executive officers are based upon the achievement of certain earnings per share, revenue and operating expense goals, development milestones, and other personal objectives for our company set by the Compensation Committee prior to the beginning of such measurement period. No quarterly bonus was paid to executive officers for the first quarter of fiscal year 2001. Two executive officers received bonuses for the second quarter of fiscal year 2001, in the aggregate amount of $47,500. One executive officer received a bonus for the third quarter of fiscal year 2001 in the amount of $26,250. Four executives received bonuses for the fourth quarter of fiscal year 2001, in the aggregate amount of $76,051.

     Retention Bonus. During fiscal year 2001, the Compensation Committee approved a plan to retain executive officers and key employees during the initial transition of our company to a software and services business. The plan was limited to the first, second and third quarters of fiscal year 2001. Payments of the retention bonuses were based on achievement of certain personal and corporate objectives. Four executives received retention bonuses under this plan totaling $269,100.

     Equity Incentives. Equity incentives including grants of stock options and restricted stock, are determined based on the Compensation Committee's assessment of the ability of such officers to positively impact our company's future performance and enhance stockholder value as determined by their individual performances. Stock option grants and other equity incentives are not awarded annually, but rather as warranted by individual performance and experience. Option awards generally vest over a 48-month period. The amount and vesting of stock options generally are not contingent on achievement of any performance targets.

     In fiscal 2001, options covering a total of 657,500 shares of common stock at a weighted average exercise price of $1.27 were granted to executives. Of these options, 550,000 were initial grants to executives upon their hire, 12,500 were granted to Mr. Snyder during his service as a non-employee director and 95,000 were granted for the purpose of retaining key executives. See "Executive Compensation -- Stock Option Grants During Fiscal 2001."

     Equity and cash incentives are not limited to executive officers. Grants of stock options are made to all employees upon joining our company in amounts determined by the Compensation Committee and are also made to selected employees as performance related awards and as awards for certain job promotions. The amounts of such grants are determined based on the individual employee's position with our company and his or her potential ability to beneficially impact the performance of our company. By giving all employees a stake in the financial performance of our company, the Compensation Committee's goal is to provide incentives to all employees of our company to enhance the financial performance of our company and, thus, stockholder value.

     Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. With certain exceptions, beginning with the taxable year commencing January 1, 1994, Section 162(m) will prevent publicly held corporations, including our company, from taking a tax deduction for compensation in excess of one million dollars paid to our chief executive officer and the other persons named in the Summary Compensation Table in this proxy statement. Section 162(m) will not apply to limit the deductibility of performance-based compensation exceeding one million dollars if:

     - it is paid solely upon attainment of one or more performance goals;

     - it is paid pursuant to a performance-based compensation plan adopted by the Compensation Committee; and

     - the terms of the plan are approved by the stockholders before payment of the compensation.

     The Compensation Committee has reviewed our compensation plans with regard to the deduction limitation contained in Section 162(m). The Compensation Committee believes that option grants under our equity plans meet the requirements for deductible compensation. The Compensation Committee has decided for the present not to alter our other compensation plans to meet the deductibility requirements of the regulations promulgated under the Internal Revenue Code. The Compensation Committee will continue to review the issue and its determination under the regulations under Section 162(m) and monitor whether our compensation plans should be amended in the future to meet the deductibility requirements. The Compensation Committee does not anticipate that Section 162(m) will limit the deductibility of any compensation paid in fiscal year 2001. None of our executive officers were affected by Section 162(m) in fiscal year 2001.

                             COMPENSATION COMMITTEE

                                 T. Gary Trimm
                               Gordon H. Matthews
                                 James H. Wells

                             EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of our company's last three fiscal years to our chief executive officer and each of our other most highly compensated executive officers, also referred to as our named executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                                                                AWARDS(1)
                                                        ANNUAL COMPENSATION             --------------------------
                                               --------------------------------------   RESTRICTED     SECURITIES
                                     PERIOD                 BONUS AND    OTHER ANNUAL     STOCK        UNDERLYING     ALL OTHER
                                      ENDED                COMMISSIONS   COMPENSATION     AWARDS      OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION          JULY 31   SALARY($)       ($)          ($)(1)          $              #            ($)(2)
---------------------------          -------   ---------   -----------   ------------   ----------    ------------   ------------
Richard N. Snyder..................   2001       98,333       32,100            -0-          -0-        250,000             824
  Chief Executive Officer and         2000          N/A          N/A            -0-          N/A         12,500             N/A
  President(3)                        1999          N/A          N/A            -0-          N/A            N/A             N/A
Stephen L. Von Rump................   2001      225,977(5)   100,000(6)         -0-          -0-            -0-          89,921(7)
  Former Chief Executive Officer      2000      272,500          -0-            -0-          -0-        150,000           1,320
  and President(4)                    1999      175,360       82,562(8)      53,800(9)       287(10)    250,000           1,032
David Turnbull.....................   2001      165,577       77,500(11)        -0-          -0-        100,000          61,919(12)
  Former Chief Marketing              2000          N/A          N/A            N/A          N/A            N/A             N/A
  Officer and Sr. Vice President,     1999          N/A          N/A            N/A          N/A            N/A             N/A
  Sales and Marketing(4)
Robert R. Swem.....................   2001      191,067       78,665(13)        -0-          -0-         40,000           5,812(14)
  Vice President, Operations          2000      172,473          -0-            -0-          -0-         27,500           2,673
                                      1999      157,833       22,925            -0-          287(5)      24,048           4,005
Dennis Egan........................   2001      178,549       79,580(15)        -0-          -0-         15,000           4,100(16)
  Vice President, Service             2000       54,600       23,895            -0-          -0-         20,000             921
                                      1999      148,877          -0-            -0-          287(5)      24,120           1,240
Jay Peterson.......................   2001      165,259       56,205(17)        -0-          -0-         40,000           3,580(18)
  Chief Financial Officer,            2000      126,667        9,751            -0-          -0-         10,000             481
  and Vice President, Finance         1999      102,500       19,063            -0-          287(5)       4,700             550
Rodney S. Bond.....................   2001       33,333          -0-            -0-          -0-            -0-         168,880(7)
  Former Chief Financial              2000      191,250          -0-            -0-          -0-         27,500           2,207
  Officer, Secretary and Vice         1999      180,833       25,656            -0-          287(5)      30,967           2,749
  President, Finance(4)(19)
Kenneth Kalinoski..................   2001       85,185       34,881(20)        -0-          -0-        200,000          11,630(21)
  Chief Technology Officer            2000          N/A          N/A            N/A          N/A            N/A             N/A
  and Vice President, Engineering     1999          N/A          N/A            N/A          N/A            N/A             N/A

---------------

 (1) Includes perquisites and other personal benefits if value is greater than the lesser of $50,000 or 10% of reported salary and bonus.

 (2) Represents the dollar value of any insurance premiums paid by our company during the covered fiscal year with respect to term life insurance and long term disability insurance for the benefit of the chief executive officer or named executive officer.

 (3) During fiscal year 2001, consulting fees in the amount of $81,332.99 were paid to Mr. Snyder prior to his employment as chief executive officer and president. These consulting fees are not reflected in this Summary Compensation Table. For a discussion of the consulting fees, see the section titled "Certain Transactions" on page 20.

 (4) Mr. Von Rump, Mr. Turnbull, and Mr. Bond resigned from our company effective April 13, 2001, July 21, 2001, and September 1, 2000, respectively.

 (5) Includes $17,018.58 of vacation payout.

 (6) Includes $100,000 retention bonus.

 (7) Includes salary continuation in the amounts of $86,042 for Mr. Von Rump and $166,667 for Mr. Bond in exchange for consulting services provided during the fiscal year. Mr. Von Rump also received a $2,835 tax preparation allowance.

 (8) Includes $50,000 paid to Mr. Von Rump upon his initial acceptance of employment with our company and $32,563 fourth quarter executive bonus.

 (9) Includes temporary living expenses allowance paid to Mr. Von Rump.

(10) Includes 100 shares of restricted stock issued to Mr. Von Rump. The restriction on the shares has lapsed.

(11) Includes $25,000 signing bonus, $26,250 second quarter executive bonus and $26,250 third quarter executive bonus.

(12) Includes $52,500 severance payment, $3,108 tax preparation allowance and $5,439 referral bonus.

(13) Includes $63,300 executive retention bonus and $15,365 fourth quarter executive bonus.

(14) Includes $2,835 tax preparation allowance.

(15) Includes $21,250 second quarter executive bonus and $58,330 executive retention bonus.

(16) Includes $2,928 tax preparation allowance.

(17) Includes $8,705 fourth quarter executive bonus and $47,500 executive retention bonus.

(18) Includes $2,835 tax preparation allowance.

(19) During fiscal year 2001, consulting fees in the amount of $103,200 were paid to Sherman Partners, a company owned by Mr. Bond. These consulting fees are not reflected in the Summary Compensation Table. For a discussion of the consulting fees, see the section titled "Certain Transactions" on page 20.

(20) Includes $15,000 signing bonus and $19,881 fourth quarter executive bonus.

(21) Includes $6,993 referral bonus.

STOCK OPTION GRANTS DURING FISCAL 2001

     The following table sets forth information with respect to grants of stock options to purchase common stock pursuant to our equity plans to our chief executive officer and the named executive officers reflected in the Summary Compensation Table above. No stock appreciation rights (SARs) were granted during fiscal 2001 and none were outstanding as of July 31, 2001.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                             ------------------------------------------------------     POTENTIAL REALIZABLE VALUE OF
                              NUMBER OF      % OF TOTAL                                 ASSUMED ANNUAL RATES OF STOCK
                              SECURITIES    OPTIONS/SARS                                PRICE APPRECIATION FOR OPTION
                              UNDERLYING     GRANTED TO    EXERCISE OR                             TERM(1)
                             OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   ----------------------------------
NAME                         GRANTED (#)    FISCAL YEAR      ($/SH)         DATE      0% ($)     5% ($)       10% ($)
----                         ------------   ------------   -----------   ----------   ------   ----------   ------------
Richard N. Snyder..........     250,000         16.29         1.025       7/30/2011    -0-        161,154     408,396.50
                                 12,500           .81          1.11      12/19/2010    -0-          8,726      22,113.18
Steven L. Von Rump.........         -0-           -0-           -0-             -0-    -0-            -0-            -0-
David Turnbull.............     100,000          6.52         1.844      11/20/2001    -0-        115,968     293,886.11
Robert R. Swem.............      40,000          2.61         1.290        5/1/2011    -0-         32,451      82,237.11
Dennis Egan................      15,000           .98         1.290        5/1/2011    -0-         12,169      30,838.92
Jay Peterson...............      40,000          2.61         1.290        5/1/2011    -0-         32,451      82,237.11
Rodney S. Bond.............         -0-           -0-           -0-             -0-    -0-            -0-            -0-
Kenneth Kalinoski..........     200,000         13.03         1.290        5/1/2011    -0-        162,255     411,185.56
All employee options.......   1,527,307        100.00         1.290(2)          N/A    N/A      1,239,315   3,140,628.49
All stockholders(3)........         N/A           N/A           N/A             N/A    N/A     20,191,800     51,169,986
Optionee gains as % of all
  stockholder gains........         N/A           N/A           N/A             N/A    N/A           6.14%          6.14%

---------------

(1) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of our common stock appreciates in value from the date of grant at the five percent and ten percent annual rates compounded over the ten year term of the option as prescribed by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of our common stock.

(2) Weighted average grant price of all stock options granted to employees in fiscal 2001.

(3) Appreciation for all stockholders is calculated using the average exercise price for all employee optionees ($1.29) granted during fiscal 2001 and using the number of shares of our common stock outstanding on July 31, 2001 of 24,889,000.

AGGREGATED STOCK OPTION/SAR EXERCISES DURING FISCAL 2001 AND STOCK OPTION SAR VALUES AS OF JULY 31, 2001

     The following table sets forth information with respect to our chief executive officer and the named executive officers concerning the exercise of options during fiscal 2001 and unexercised options held as of July 31, 2001:

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES(1)

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                               OPTIONS/SARS AT                OPTIONS/SARS
                              SHARES                         FISCAL YEAR END (#)         AT FISCAL YEAR END ($)
                           ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                       EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ------------   ------------   -----------   -------------   -----------   -------------
Richard N. Snyder........      -0-            -0-           14,430        260,070          -0-            -0-
Steven L. Von Rump.......      -0-            -0-           93,333            -0-          -0-            -0-
David Turnbull...........      -0-            -0-           16,666            -0-          -0-            -0-
Bob R. Swem..............      -0-            -0-          104,019         53,481          -0-            -0-
Dennis Egan..............      -0-            -0-           91,143         26,357          -0-            -0-
Jay Peterson.............      -0-            -0-           25,241         42,584          -0-            -0-
Rodney S. Bond...........      -0-            -0-          116,007         18,576          -0-            -0-
Kenneth Kalinoski........      -0-            -0-           10,416        189,584          -0-            -0-

---------------

(1) All options held by our chief executive officer and the named executive officers were granted under our 1989 Stock Option Plan or our 1996 Stock Option Plan. All options granted under our 1989 Stock Option Plan and our 1996 Stock Option Plan are immediately exercisable. However, our company can repurchase shares issued upon exercise of those options, at the exercise price, to the extent of the number of shares that have not vested if the optionee's employment terminates before all of the optionee's option shares become vested. The amounts under the headings entitled "Exercisable" reflect vested options as of July 31, 2001 and the amounts under the headings entitled "Unexercisable" reflect option shares that have not vested as of July 31, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or has been an officer or employee of our company or any of our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Securities and Exchange Commission Regulation S-K (Certain Relationships and Related Transactions), with the exception of Mr. Trimm, one of our directors who is a principal of Strategic Management, Inc. and Mr. Matthews, one of our directors, who owns Matthews Consulting. Our company has agreed to pay fees to Strategic Management, Inc., as described below under the heading "Agreement with Strategic Management, Inc." The board of directors has determined that Mr. Trimm's relationship with Strategic Management, Inc. does not affect his ability to exercise independent judgement as a member of the Compensation Committee. Our company has agreed to pay consulting fees to Matthews Consulting as described under the heading "Agreement with Matthews Consulting." The board of directors has determined that Mr. Matthews' relationship with Matthews Consulting does not affect his ability to exercise independent judgement as a member of the Compensation Committee. No member of the Compensation Committee served on the compensation committee or as a director of another corporation, one of whose directors or executive officers served on the Compensation Committee of or whose executive officers served on the company's board of directors.

CERTAIN TRANSACTIONS

  OFFICER AND DIRECTOR STOCK LOAN PROGRAM

     As of July 31, 2001, under our Officer and Director Stock Loan Program, the aggregate principal amount of stock loans outstanding was $661,692. Of this balance, the named executive officers had stock loans outstanding in the aggregate principal amount of $239,604. Mr. Moeller and Mr. Swem had stock loans outstanding under this program in the aggregate principal amount of $179,783 and $62,327, respectively.

  CONFIDENTIAL SEPARATION AGREEMENTS

     We entered into a confidential separation agreement with Stephen Von Rump effective April 13, 2001, pursuant to which Mr. Von Rump agreed to resign from all offices, directorships and other positions he then held with our company and all of our subsidiaries. Mr. Von Rump also agreed to certain confidentiality restrictions as a part of his severance. As consideration for Mr. Von Rump's past services to our company and his promises listed in the agreement, we paid him an amount equal to $17,019, representing his accrued but unpaid vacation. We also agreed to pay him his current salary, which was $295,000 per annum, for a period of five months from the date of the agreement, and to provide him with certain other rights and benefits for a limited period of time.

     We entered into a confidential separation agreement with Rodney S. Bond effective September 1, 2000, pursuant to which Mr. Bond agreed to resign from all offices, directorships and other positions he then held with our company and all of our subsidiaries, with the exception of Onscreen 24 Corp. and CampusStream, Inc. As consideration for Mr. Bond's past services to our company and his ongoing transition services, we agreed to pay him his current salary, which was $200,000 per annum, for a period of one year from September 30, 2000, and to provide him with certain other rights and benefits for a limited period of time.

     We entered into a confidential separation agreement with David Turnbull effective July 21, 2001, pursuant to which Mr. Turnbull agreed to resign from all offices, directorships and other positions he then held with our company and all of our subsidiaries. Mr. Turnbull also agreed to certain confidentiality restrictions as a part of his severance. As consideration for Mr. Turnbull's past services to our company and his promises listed in the agreement, we agreed to pay him his current salary, which was $210,000 per annum, for a period of three months from the date of the agreement, and to provide him with certain other rights and benefits for a limited period of time.

  AGREEMENT WITH SHERMAN PARTNERS, INC.

     On September 8, 2000, we engaged Sherman Partners, Inc. for a period of six months to assist our company with strategic and financial planning, corporate alliances and agreements, and general advisory and consulting services. Rodney
S. Bond, our former chief financial officer, owns Sherman Partners, Inc.

  AGREEMENT WITH STRATEGIC MANAGEMENT, INC.

     On October 5, 2000, we agreed to pay a fee to Strategic Management, Inc., a company in which T. Gary Trimm, one of our directors, is a principal, to assist our company in developing a plan to establish our videoconferencing systems products division as a independent, self-sustaining unit, and to assist our company in assessing strategic alternatives for this division as part of our efforts to restructure our business around our video network consulting services business. The agreement with Strategic Management is described under "Proposal to Sell Our Videoconferencing Systems Product Division -- The Sale of Our Videoconferencing Systems Products Division -- Interests of Management, Directors and Significant Stockholders in the Sale of Our Videoconferencing Systems Products Division." If the sale of our videoconferencing systems products division is completed, Strategic Management, Inc. will receive a fee of $750,000 from our company.

  AGREEMENT WITH MATTHEWS CONSULTING

     In October 2000, we agreed to pay an hourly consulting fee to Matthews Consulting, a company owned by Gordon Matthews, one of our directors, to assist our company in maximizing the value of our company's intellectual property through prosecution of patents of licensing efforts.

  PAYMENT FOR CONSULTING SERVICES PROVIDED BY OFFICERS AND DIRECTORS

     The following payments were made to our officers and directors during the fiscal year:

     - Sherman Partners, owned by Rodney S. Bond, former officer of our company, was paid consulting fees of $103,200.

     - Strategic Management Inc., in which T. Gary Trimm, current director of our company, is a principal, was paid consulting fees of $69,810 and will be paid an additional $750,000 if the sale of our video conferencing systems product division is completed.

     - Matthews Consulting, owned by Gordon H. Matthews, current director of our company, was paid consulting fees of $101,208.

     - James H. Wells was paid consulting fees of $12,125.

     - Richard N. Snyder was paid consulting fees of $81,332.99 prior to his employment as the chief executive officer and president of our company.

EMPLOYMENT CONTRACTS; TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     We have not entered into any employment agreements with members of our senior management. However, we have entered into change-in-control agreements, also called parachute agreements, with members of our senior management, which provide that if the officer is terminated within a specified amount of time after a "change in control" of our company (as those terms are defined in the parachute agreements), in any of the following ways:

     - by our company other than for cause, the officer's death, retirement or disability, or

     - by the officer for "good reason,"

we will pay to the officer an amount, depending on the position of the officer, ranging from 1.5 to 2.99 times his or her current year's salary and will accelerate the vesting schedule of a portion of his or her unvested stock options, based on how long the officer has been employed with our company. The parachute agreements also provide that we will pay the officer all legal fees and expenses incurred as a result of the termination and make available certain insurance benefits at the officer's expense for the one year period following the officer's termination.

                           COMPARATIVE TOTAL RETURNS

PERFORMANCE GRAPH

     The following Performance Graph shows the changes over the past five year period in the value of $100 invested in:

     - our common stock;

     - the CRSP Total Return Index for NASDAQ Stock Market (U.S. Companies), also called the NASDAQ Composite Index; and

     - the common stock of the peer group (as defined below) of companies whose returns are weighted according to their respective market capitalization.

     The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment with dividends on the respective ex-dividend dates. The peer group for periods preceding our fiscal year ended July 31, 1997 consists of PictureTel Corporation and Compression Labs, Incorporated, whose businesses, taken as a whole, resemble our activities. Effective May 23, 1997, Compression Labs, Incorporated merged with one of our wholly-owned subsidiaries. The peer group for the periods ended July 31, 1998, 1999, 2000 and 2001 consists solely of PictureTel Corporation, whose business, taken as a whole, resembles our activities.

                              (PERFORMANCE GRAPH)

     This graph above assumes $100 invested on July 31, 1996 in our common stock, the NASDAQ Composite Index and the peer group, and was plotted using the following data:

                                                  JULY 31,   JULY 31,    JULY 31,   JULY 31,   JULY 31,   JULY 31,
                                                    1996       1997        1998       1999       2000       2001
                                                  --------   ---------   --------   --------   --------   --------
NASDAQ..........................................  $100.00     $148.00    $174.00    $249.00    $354.00    $190.00
VTEL............................................  $100.00     $ 83.00    $ 82.00    $ 63.00    $ 45.00    $ 15.00
Peer Group......................................  $100.00     $ 27.00    $ 24.00    $ 17.00    $ 12.00    $ 15.00

                 PROPOSAL TO SELL OUR VIDEOCONFERENCING SYSTEMS
                            PRODUCTS DIVISION ASSETS
                                    (ITEM 2)

     This section of the proxy statement describes certain aspects of the sale of substantially all of our videoconferencing systems products division assets. However, we recommend that you read carefully the complete asset purchase agreement for the precise legal terms of the agreement and other information that may be important to you. The asset purchase agreement is included in this proxy statement as Annex A.

                                 THE COMPANIES

VTEL CORPORATION

     Our company has designed, manufactured, sold and serviced videoconferencing systems since its inception in 1985. We also provide visual communications services and products for enterprise networks, offering global installation and technical support services, products from multiple vendors and network management software. We are researching and developing technologies to provide a video network platform designed to provide interoperability and compatibility standards for both traditional and internet protocol networks, as well as drive the migration to video over intellectual property networks. We refer to these activities as our solutions business, which is conducted under the name "Forgent Solutions." The primary focus of our solutions division is on delivering the high-end visual communication systems that provide functionality to customers in markets such as education, government and health care.

     Upon completion of the sale of our videoconferencing systems products division, we will concentrate on developing and expanding the activities and business of Forgent Solutions. Forgent Solutions primarily delivers its capabilities directly to end-user customers. We will focus our solution-oriented sales effort in the commercial marketplace, while maintaining our reseller and channel partner relationships in our existing markets for videoconferencing endpoints. As we transform our company into a visual communications solutions provider, our integrated systems group will continue to provide solutions for customers who have required multiple voice activated cameras, custom user-interface and other customized requirements. As part of our new strategy, we intend to actively pursue additional support and maintenance contracts for our competitor's products as well as other products that emerge in the broadband visual communications industry. In addition to our existing service and maintenance offerings, we currently intend to enhance our network management service capabilities.

     Our principal executive office is located at 108 Wild Basin Road Austin, Texas 78746, and our telephone number is (512) 437-2700.

VTEL PRODUCTS CORPORATION

     VTEL Products Corporation is a newly formed private company organized by Robert R. Swem, Vice President -- Manufacturing of our videoconferencing systems products division, Daniel F. Nix and Richard P. Ford, both current executives in our videoconferencing systems product division, to acquire this business from us.

     Based in Austin, Texas, VTEL Products Corporation will be a leading manufacturer of PC-integrated videoconferencing systems primarily serving education and government customers worldwide.

     The principal executive offices of VTEL Products Corporation are located at 9208 Waterford Centre Boulevard, Suite 150, Austin, Texas 78758 and its telephone number is (512) 821-7000.

          THE SALE OF OUR VIDEO CONFERENCING SYSTEMS PRODUCTS DIVISION

BACKGROUND OF THE SALE OF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION

     On January 27, 2000, the board retained Bear Stearns & Co. Inc. as its exclusive financial advisor to assist our company in maximizing stockholder value through an evaluation of our company and an assessment of our available alternatives, and if appropriate, assisting our company in pursuing a transaction, approved by the board. From January 27, 2000 to April 12, 2000, Bear Stearns conducted its study of our company and our available alternatives.

     On April 12, 2000, Bear Stearns met with the board of directors and outlined what it believed were the available alternatives, namely, remaining independent and restructuring operations, selling our company, selling our core videoconferencing systems products division and other possible alternatives not considered viable. The board authorized management and Bear Stearns to contact potential parties who might be interested in acquiring our company or our core videoconferencing systems business. At this time the board had not made any decision as to what course of conduct to pursue.

     From April 12, 2000 to July 11, 2000, Bear Stearns and our management contacted participants in the videoconferencing industry to gauge interest in a possible transaction involving our company. Some preliminary discussions were held, but there was insufficient interest in pursuing a transaction at that time.

     On July 11, 2000, the board met with Bear Stearns who reported on the lack of progress in obtaining interest in a possible transaction involving our company. The board then focused on the need to restructure the business operations of our company in light that the prospects of a sale of our company seemed unlikely. The board approved management developing a plan to downsize the core videoconferencing systems products division to achieve profitability and develop a new company business plan that contemplated shifting company resources to establish our company's solutions business. Our company was to be restructured into two separate divisions, the videoconferencing systems products division and the solutions business, with our company's internet start-ups to be kept as a separate activity.

     On August 11, 2000, the board approved the implementation of the new company business plan separating our company into two divisions, our videoconferencing systems products division and our solutions business. On August 21, 2000, we made a public announcement of this new business model and of our intent to develop our solutions business, which is operated under the name "Forgent Solutions," with emphasis on providing services and management software for video networks.

     On October 5, 2000, we entered into an agreement with Strategic Management, Inc., a consulting company in which T. Gary Trimm, a director of our company, is a principal, to assist us in examining our videoconferencing systems products division and establishing a plan that would make that division attractive to a potential partner or acquiror. This would entail reducing costs of our videoconferencing systems products division and establishing that business as a separate entity with the goal of making our videoconferencing systems products division self-sufficient from a cash flow standpoint. Strategic Management also agreed to prepare a marketing plan designed to present our videoconferencing systems products division to various potential purchasers or investors.

     In early calendar 2001, Strategic Management solicited purchasers of our videoconferencing systems products division, but no meaningful interest was generated. Strategic Management then offered to purchase our videoconferencing systems products division, but the board declined to entertain the offer due to the magnitude of the offer being insufficient and due to the involvement of Mr. Trimm on the board and with Strategic Management. Strategic Management then agreed to not participate as a buyer of our videoconferencing systems products division.

     From April 2001 through May 2001, our company received two offers for our videoconferencing systems products division, the offer from the management of the division described in this proxy statement, and an offer from RSI Systems, Inc. The board of directors reviewed each of the offers received and met with representatives of both groups. Each offer contained cash, debt and equity components, requiring the board to assess the creditworthiness of the notes to be received, the initial and expected value of the equity in the purchasing entity to be received and the overall structure of each proposal, including what representations and warranties our company was likely to be required to make, the liabilities our company would be required to retain and the extent of any indemnification obligations. During this time, due diligence materials were exchanged and various modifications to the proposals were discussed.

     On April 24, 2001, our company retained SWS Securities, Inc. to act as financial advisor on the sale, engaging them for the purpose of evaluating the fairness of the sale of our videoconferencing systems products division, from a financial point of view, to our stockholders.

     During its process of evaluating the management and the RSI proposals, the board determined that it would be appropriate to see if any other indications of interest could be obtained. In May 2001, the board authorized Strategic Management to seek other indications of interest. No further indications were forthcoming.

     On May 25, 2001, the board met to review the RSI and management proposals. SWS Securities, Inc. gave a presentation to the board regarding the fairness, from a financial point of view, of each of the proposals. After carefully evaluating each proposal the board determined to accept the management proposal.

     From May 2001 through the execution of the definitive asset purchase agreement, VTEL Products Corporation and its legal counsel continued their due diligence efforts. During this time, we and our legal counsel and VTEL Products Corporation and its legal counsel met together and participated by telephone and in person in a series of negotiations finalizing the terms of the asset purchase agreement, the license agreement and the other related agreements. These negotiations covered all aspects of the transaction, which included, among other items, the representations and warranties made by the parties, the restrictions on the conduct of our videoconferencing systems products division prior to closing, the conditions to closing, the termination provisions and the consequences of termination.

     In May 2001, the board of directors held another meeting by telephone. Following a continued discussion of the terms of the asset purchase agreement, the license agreement and the other related agreements, the board of directors unanimously approved the final terms of the asset purchase agreement, the license agreement and the other related agreements. The board of directors specifically noted that the asset purchase agreement provides that consummation of the asset purchase agreement, as well as the mailing of this proxy statement was subject to delivery by SWS Securities, Inc. of an opinion regarding the financial analyses with respect to the sale of our videoconferencing systems products division to VTEL Products Corporation, to the effect that the consideration to be paid by VTEL Products Corporation to us pursuant to the asset purchase agreement is fair to our stockholders from a financial point of view. The board of directors also unanimously resolved to recommend that our stockholders approve and adopt the asset purchase agreement and the sale of our videoconferencing systems products division to VTEL Products Corporation.

     The asset purchase agreement was executed as of September 28, 2001. We announced the execution of the asset purchase agreement on October 2, 2001. Although subsequent communications have been secured by us on a non-solicited basis about the sale of our video conferencing systems products division, no proposals have been received by us that the board of directors considered to be more favorable than the current agreement.

REASONS FOR THE SALE OF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION

     We are proposing to sell our videoconferencing systems products division to VTEL Products Corporation because we believe that the sale and the terms of the related asset purchase agreement are in the best interests of our company and our stockholders. The board of directors has identified various benefits that are likely to result from the sale of our videoconferencing systems products division. The board of directors believes the sale of that division will:

     - allow us to devote substantially all of our energies and resources to development of our Forgent Solutions business and network management software;

     - allow us to compete more effectively through Forgent Solutions as a reseller and servicer of multiple vendors' products by disassociating our company from our VTEL product line. It is difficult to expand our business of selling and servicing other manufacturers' products as long as we are associated or identified with a manufacturer of videoconferencing systems products like those of the VTEL product line; and

     - allow us to direct our primary focus to potentially better overall returns from our Forgent Solutions business and network management software, as opposed to the returns that have been produced by the combined Forgent Solutions and VTEL products businesses.

     In arriving at its determination that the asset sale is in the best interest of our company and its stockholders, the board of directors carefully considered the terms of the asset purchase agreement as well as the potential impacts of the asset sale on our company. As part of this process, the board of directors considered the advice and assistance of its outside financial advisors and legal counsel. In determining to authorize the asset sale, the board of directors considered the factors set at above as well as the following factors:

     - the written opinion that we expect to receive from SWS Securities, Inc., our company's financial advisor, that the consideration to be received by our company pursuant to the asset sale is fair to our company from a financial point of view;

     - the absence of other offers that are superior to VTEL Products Corporation's offer in light of all the terms and conditions presented by VTEL Products Corporation;

     - the terms and conditions of the asset purchase agreement, including the fiduciary out provision negotiated by the board, which allows the board to consider unsolicited offers to purchase the videoconferencing systems products division assets;

     - the fact that there is a modest termination fee payable to VTEL Products Corporation if the asset purchase agreement is terminated by us, which provides us with additional flexibility if it becomes necessary to terminate the agreement;

     - the fact that the asset purchase agreement requires that the sale be approved by a majority of the company's stockholders which ensures that the board will not be taking action of which the stockholders disapprove;

     - the risk that after the asset sale our company will have a less diversified business which would leave our company dependent on the performance of our Forgent Solutions business;

     - the risk that our company could be exposed to future indemnification payments for a breach of the representations and warranties contained in the asset purchase agreement; and

     - the risk that the purchase price for the videoconferencing system products division assets will be adjusted down if there is a change in the net asset value of the assets sold.

     In view of the variety of factors considered in connection with its evaluation of the asset sale, the board of directors did not find it practical to, and did not quantify or otherwise attempt to assign, relative weights to the specific factors considered in reaching its conclusions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors has determined that the sale of our videoconferencing systems products division is in the best interests of our company and our stockholders. The board of directors has unanimously approved the asset purchase agreement and unanimously recommends that stockholders vote in favor of the proposal to approve the sale of substantially all of the assets of our videoconferencing systems products division to VTEL Products Corporation pursuant to the asset purchase agreement and the transactions contemplated by the asset purchase agreement.

OPINION OF OUR FINANCIAL ADVISOR

     The closing of the asset purchase agreement is conditioned on, among other things, the delivery by VTEL Products Corporation of a commitment or other written document for financing of VTEL Products Corporation in an amount and on terms and conditions sufficient to permit VTEL Products Corporation to consummate the asset purchase and to operate the videoconferencing systems products division from and after the closing date. This condition provides that the terms of the financing may not prohibit or be reasonably likely to materially impair VTEL Products Corporation's ability to pay the $2,025,000 promissory note on its maturity date. This condition is required by SWS Securities, Inc., so that it is able to deliver a favorable opinion for inclusion in this proxy statement as to the fairness, from a financial point of view, to our stockholders of the purchase price for the videoconferencing systems products division. The text of the proposed fairness opinion expected to be rendered by SWS Securities, Inc. is set forth below.

TEXT OF OPINION OF OUR FINANCIAL ADVISOR

     Our company retained SWS Securities, Inc. to act as financial advisor to the board of directors and requested that SWS Securities, Inc. evaluate the fairness, from a financial point of view, of the purchase price to be received in the sale of our videoconferencing systems products division. On May 25, 2001, at a meeting of the board of directors, SWS Securities, Inc. delivered a report analyzing the videoconferencing systems products division and certain preliminary acquisition proposals in the context of the evaluation by the board of directors of the possible sale of the videoconferencing systems products division.

     Subsequently, a purchase price was negotiated with VTEL Products Corporation that provided an aggregate equivalent purchase price of approximately $9,395,000 that takes into consideration the principal amount of the notes and common stock to be received by our company as part to the total purchase price. The following is a summary of the purchase price to be received by our company that was considered by SWS Securities, Inc.:

     - cash in the amount of $500,000; plus

     - a secured subordinated promissory note in the original principal amount of $2,025,000, payable 90 days after the closing date, subject to adjustment as described below under the heading "The Asset Purchase Agreement -- Consideration;" plus

     - a secured subordinated promissory note in the original principle amount of $5,000,000, subject to adjustment as described below under the heading "The Asset Purchase Agreement -- Consideration;" plus

     - shares of common stock of VTEL Products Corporation equal to approximately 19.9% of the fully diluted equity on the closing date.

     On May 25, 2001, at a meeting of the board of directors, SWS Securities, Inc. delivered a report and oral opinion to the effect that, as of the date of the opinion and based upon and subject to the matters stated in the opinion, the purchase price was fair, from a financial point of view. We have not yet received a written opinion confirming this oral opinion.

     A copy of the opinion we expect to receive from SWS Securities, Inc., which sets forth the assumptions made, matters considered, and limits on the review taken, is attached as Annex C to this proxy statement. You are urged to read the SWS Securities, Inc. opinion in its entirety. The description set forth below of SWS Securities, Inc.'s opinion is qualified in its entirety by reference to the full text of the opinion. SWS Securities, Inc.'s opinion is rendered for the benefit and use of the board of directors in connection with the board of directors' consideration of the asset sale and does not constitute a recommendation to any holder of our common stock as to how such stockholder should vote with respect to the asset sale.

     In arriving at its opinion, SWS Securities, Inc.:

     - reviewed the asset purchase agreement;

     - reviewed certain financial statements and other information of the videoconferencing systems products division;

     - discussed with certain members of senior management of our company and the videoconferencing systems products division the past and current business operations, financial condition and future prospects of the videoconferencing systems products division;

     - reviewed certain internal financial analyses and forecasts prepared by management;

     - visited the headquarters of our company and the videoconferencing systems products division;

     - compared certain financial information for the videoconferencing systems products division with similar information for certain other companies, the securities of which are publicly traded; and

     - reviewed the financial terms of certain business combinations that it deemed relevant.

     In rendering its opinion, SWS Securities, Inc. considered such other information and conducted such other analyses as it deemed appropriate under the circumstances. In connection with the review, SWS Securities, Inc. relied upon and assumed the accuracy and completeness of the financial and other information publicly available or furnished to it by our company or otherwise reviewed by it. SWS Securities, Inc. did not independently verify the accuracy or completeness of such information. SWS Securities, Inc. did not make or obtain any independent evaluations or appraisals of any of the properties, assets or liabilities, contingent or otherwise, of our company or the videoconferencing systems products division. In addition, neither our company nor the board of directors authorized SWS Securities, Inc. to solicit any indications of interest from any third party with respect to the purchase of all or a part of our company's business. With respect to financial projections, SWS Securities, Inc. assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of our company's management as to future financial performance of the videoconferencing systems products division, and SWS Securities, Inc. expressed no formal opinion with respect to such forecasts or the assumptions on which they were based. The opinion was necessarily based upon financial, economic, market and other conditions as they existed and can be evaluated on the date of the opinion.

     SWS Securities, Inc. expressed no view as to, and its opinion does not address, the relative merits of the sale of our videoconferencing systems products division as compared to any alternative business strategies that might exist for that division or the effect of any transaction in which our company might engage. Although SWS Securities, Inc. evaluated the purchase price to be received by our company for the sale from a financial point of view, it was not asked to and did not recommend the specific purchase price payable in the sale of our videoconferencing systems products division. The purchase price was determined through negotiation between VTEL Products Corporation and the board of directors. No other instructions or limitations were imposed by our company on SWS Securities, Inc. with respect to the investigations made or procedures followed by it in rendering its opinion.

     THE FULL TEXT OF SWS SECURITIES, INC.'S WRITTEN OPINION THAT WE EXPECT TO RECEIVE, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS ANNEX C AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. SWS SECURITIES, INC.'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE PURCHASE PRICE FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE SALE OF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED SALE OF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION. THE SUMMARY OF SWS SECU-

RITIES, INC.'S OPINION INCLUDED IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In preparing its opinion, SWS Securities, Inc. performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is difficult to summarize. Accordingly, SWS Securities, Inc. believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, SWS Securities, Inc. considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion. Many of these factors are beyond the control of our company and the videoconferencing systems products division. No company, transaction or business used in those analyses as a comparison is identical to the videoconferencing systems products division or the proposed sale of that division, nor is an evaluation of those analyses entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed.

     The estimates contained in SWS Securities, Inc.'s analyses and the valuation ranges resulting from any particular analysis do not necessarily reflect actual values or future results or values. Actual values or future results or values may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

     SWS Securities, Inc.'s opinion and analyses were only one of many factors considered by the board of directors in its evaluation of the proposed sale of our videoconferencing systems products division and should not be viewed as determinative of the views of the board of directors or management with respect to the consideration or the proposed sale of our that division.

     The following is a summary of the material financial analyses that SWS Securities, Inc. performed in connection with the opinion it is expected to render. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND THESE FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SWS SECURITIES, INC.'S FINANCIAL ANALYSES.

     Selected Companies Analysis. Using publicly available information, SWS Securities, Inc. analyzed the market values and trading multiples of the following eight selected publicly traded companies generally in the videoconferencing industry:

     - Ezenia! Inc.

     - First Virtual Communications, Inc.

     - Gentner Communications Corporation

     - Latitude Communications, Inc.

     - PictureTel Corporation

     - Polycom, Inc.

     - RSI Systems Inc.

     - Video Network Communications, Inc.

     SWS Securities, Inc. reviewed the appropriate market values as a multiple of, among other things, latest 12 months revenues, earnings before interest, taxes, depreciation and amortization, also referred to as "EBITDA," earnings before interest and taxes, also referred to as "EBIT," pretax income, earnings per share, estimated calendar year 2001 earnings per share and tangible book value of the publicly traded companies listed above. All multiples were based on
closing stock prices on           ,   . Earnings per share estimates for the
selected companies were based on publicly available research analysts' estimates and earnings estimates for the videoconferencing systems products division were based on internal estimates of the management of our company.

     SWS Securities, Inc. then applied a range of selected multiples implied by the selected companies to management's annualized amounts for the quarter ended July 31, 2001 revenues, EBITDA, EBIT(loss), pretax loss, net loss, calendar year 2001 net income and tangible book value for the videoconferencing systems products division. This analysis resulted in the following implied median equity reference range for the videoconferencing systems products division of
$          to $          . SWS Securities, Inc. noted that the most relevant
methodology based on this approach is a multiple of EBITDA, due to the videoconferencing systems products division's declining revenues and lack of earnings before interest and taxes, as well as pretax and net losses. This analysis resulted in the following implied equity value using the most relevant methodology (multiple of EBITDA), as compared to the purchase price that our company expects to receive for the sale of the videoconferencing systems products division:

                    IMPLIED EQUITY VALUE                       PURCHASE PRICE
                    --------------------                       --------------
$          .................................................     $9,395,000

     SWS Securities, Inc. noted that none of the companies used in the market analysis of selected public companies was identical to the videoconferencing systems products division and that, accordingly, the analysis of comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies.

     Precedent Transaction Analysis. Using publicly available information, SWS Securities, Inc. reviewed the purchase prices and implied transaction value multiples paid in merger and acquisition transactions during the last three years in the following four industry groups based on data from Mergerstat Review 2001, 2000 and 1999 Editions:

     - Communications

     - Computer Software, Supplies & Service

     - Electronics

     - Office Equipment & Computer Hardware

     SWS Securities, Inc. observed that there was limited transactional history, as well as limited meaningful financial data on companies that have engaged in business combinations specifically in the videoconferencing industry and, therefore, a broader industry sample was necessary and appropriate. SWS Securities, Inc. reviewed the transaction values implied by the purchase prices in the selected industry groups as multiples of latest 12 months revenues, EBITDA, EBIT, earnings per share and tangible book value. All multiples were based on financial information available at the announcement date of the relevant transactions.

     SWS Securities, Inc. then applied a three year average of selected multiples implied by the transactions to management's annualized amounts for the quarter ended July 31, 2001 revenues, EBITDA, EBIT(loss), net loss, calendar year 2001 net income and tangible book value for the videoconferencing systems products division. This analysis resulted in the following implied median equity reference range for our videoconferencing systems products
division of $          to $          . SWS Securities, Inc. noted that the most
relevant methodology based on this approach is a multiple of EBITDA, due to the videoconferencing systems products division's declining revenues and lack of earnings before interest and taxes, as well as pretax and net losses. This analysis resulted in the following implied median equity value using the most relevant methodology (multiple of EBITDA), as compared to the purchase price that our company expects to receive for the sale of the videoconferencing systems products division:

IMPLIED MEDIAN EQUITY VALUE                                   PURCHASE PRICE
---------------------------                                   --------------
$            ...............................................    $9,395,000

     SWS Securities, Inc. noted that no company or industry group utilized in the analysis was identical to the videoconferencing systems products division. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the selected transaction occurred.

     Discounted Cash Flow Analysis. SWS Securities, Inc. derived an implied equity reference range for the videoconferencing systems products division by performing a discounted cash flow analysis on the unlevered free cash flows of the videoconferencing systems products division based primarily on internal estimates of the management of our company. The cash flows and terminal growth rates were discounted to present value using discount rates ranging from 12.0% to 18.0% and terminal growth rates ranged from (-2%) to 4.0%. The future cash flow amounts were then reduced by percentages ranging from no discount to 75%, reflecting various execution percentages of management's projection. This analysis resulted in the following implied median equity reference ranges for the videoconferencing systems products division, as compared to the purchase price that our company expects to receive for the sale of the videoconferencing systems products division:

% OF MANAGEMENT'S                                          IMPLIED MEDIAN
PROJECTIONS OF CASH FLOW                                   EQUITY VALUES    PURCHASE PRICE
------------------------                                   --------------   --------------
100%.....................................................    $                $9,395,000
75%......................................................    $
50%......................................................    $
25%......................................................    $

     Breakup/Liquidation Analysis. SWS Securities, Inc. derived an implied equity reference range for the videoconferencing systems products division by performing a breakup/liquidation analysis based on internal estimates of the management of our company and SWS Securities, Inc. estimates. The analysis was based on an assessment of the liquidation/breakup value of balance sheet assets, net of liabilities of the videoconferencing systems products division. The analysis assumed no federal tax impact or transaction costs such as legal, brokerage fees or other miscellaneous winding up expenses. This analysis resulted in the following implied equity reference range for the videoconferencing systems products division, as compared to the purchase price to be received for the sale of the videoconferencing systems products division:

IMPLIED EQUITY VALUES                                         PURCHASE PRICE
---------------------                                         --------------
$                  .........................................    $9,395,000

     Fee Arrangements. Under the terms of its engagement, our company agreed to pay SWS Securities, Inc. a retainer fee of $50,000 at the time SWS Securities, Inc. was retained by the board of directors and a fee of $50,000 at the time SWS Securities, Inc. delivers its opinion relating to the offer by VTEL Products Corporation. Our company has also agreed to reimburse SWS Securities, Inc. for its travel and other reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, and to indemnify SWS Securities, Inc. and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     In the ordinary course of business, SWS Securities, Inc. and its affiliates may actively trade or hold the securities of our company for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities.

     Our company selected SWS Securities, Inc. based on its experience, expertise and reputation. SWS Securities, Inc. is a nationally recognized investment banking firm that, as a customary part of its business, evaluates businesses and their securities in mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

PROCEEDS OF THE SALE OF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION

     Our company will retain the proceeds of the sale of our videoconferencing systems products division. It is the intention of the board of directors to use the proceeds along with our other cash and cash equivalents to fund and grow Forgent Solutions.

STOCKHOLDER APPROVAL OF THE SALE OF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION; VOTE REQUIRED

     Under section 271 of the Delaware General Corporation Law, the sale by our company of "all or substantially all" of our assets requires approval by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of our common stock on the record date. We, in consultation with our legal counsel, have determined that the sale of the videoconferencing systems products division assets to VTEL Products Corporation may constitute a sale of "all or substantially all" of our assets based on current interpretations of that term. Thus, the asset purchase agreement provides that, as a condition to our obligation to consummate the transactions contemplated by the asset purchase agreement, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of our common stock on the record date must be obtained.

NO CHANGES TO THE RIGHTS OF SECURITY HOLDERS; NO APPRAISAL RIGHTS

     Our stockholders will not experience any change in their rights as stockholders as a result of the sale of the videoconferencing systems products division. We are organized under the corporate laws of the State of Delaware. Neither Delaware law, our certificate of incorporation nor our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this transaction. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

REGULATORY MATTERS

     No material regulatory approvals, filings or consents are required to complete the sale of our videoconferencing systems products division.

ACCOUNTING TREATMENT

     The proposed the sale of our videoconferencing systems products division is expected to be accounted for as a sale of assets.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The proposed sale of the videoconferencing systems products division to VTEL Products Corporation will be a taxable transaction to our company for United States federal income tax purposes.

     We do not expect that we will incur a regular tax liability as a result of the proposed sale of our videoconferencing systems products division. We have sufficient net operating loss carryforwards to fully offset any expected taxable income for the 2002 fiscal year, including any gain that may result from the sale of the videoconferencing systems products division. However, depending upon the operating results during the remaining three quarters of our fiscal year ending July 31, 2002, we may incur Alternative Minimum Tax, which, in general, will result in an effective tax rate of approximately two percent. We will not receive a tax opinion of counsel with respect to the transactions contemplated by the asset purchase agreement.

     The sale of our videoconferencing systems products division to VTEL Products Corporation will not cause any federal income tax consequences for our stockholders.

     EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE SALE, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES BASED ON HIS OR HER OWN PARTICULAR FACTORS AND CIRCUMSTANCES.

VOTING BY OUR DIRECTORS AND EXECUTIVE OFFICERS

     As of December 3, 2001, our directors and executive officers owned of
record      shares of our common stock, representing approximately   % of the
outstanding shares of common stock. We believe that each of our directors and executive officers intends to vote at the annual meeting in favor of the proposals described in this proxy statement.

INTERESTS OF MANAGEMENT, DIRECTORS AND SIGNIFICANT STOCKHOLDERS IN THE SALE OF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION

     On October 5, 2000, we entered into an agreement with Strategic Management, Inc., a company in which T. Gary Trimm, one of our directors, is a principal, to assist our company in developing a plan to establish our videoconferencing systems products division as a independent, self-sustaining unit, and to assist our company in assessing strategic alternatives for this division as part of our efforts to restructure our business around our video network consulting services business. Pursuant to this engagement, we agreed to pay Strategic Management an hourly rate for services rendered, up to a maximum of $60,000. In addition, the engagement provides additional contingent compensation to Strategic Management if a transaction is consummated involving our videoconferencing systems products division. If the division is sold, this includes a fee equal to seven percent of the consideration we receive, with a minimum fee upon a sale of $750,000. This fee will be paid pro-rata, as cash or stock related to the sale of our videoconference systems products division is received by our company. If new investors invest in the division, we agreed to pay Strategic Management a fee equal to seven percent of the cash proceeds we receive. The engagement was approved by the disinterested directors of our company.

OUR OPERATIONS FOLLOWING THE SALE OF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION

     Following the sale of our videoconferencing systems products division, we will no longer engage in the design, manufacture and sale of videoconferencing systems. Our remaining business operations will consist primarily of Forgent Solutions.

SPECIAL CONSIDERATIONS YOU SHOULD TAKE INTO ACCOUNT IN DECIDING HOW TO VOTE ON THE PROPOSAL TO SELL OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION

     You should carefully consider the special considerations described below as well as other information provided to you in this document in deciding how to vote on the proposal to sell our videoconferencing systems products division assets. The special considerations described below are not the only ones facing our company. Additional considerations not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following special considerations actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

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

  SPECIAL CONSIDERATIONS REGARDING THE PROPOSAL TO SELL OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION

  We may be unable to collect the amount owed to us by VTEL Products Corporation pursuant to the notes.

     A portion of the consideration we will receive from VTEL Products Corporation for the assets of our videoconferencing systems products division will be in the form of two subordinated promissory notes. As a result of the absence of any operating history of VTEL Products Corporation, which is a new company formed solely to buy this division from us, we cannot predict whether or not VTEL Products Corporation will operate profitably in the future. If VTEL Products Corporation is not able to achieve sufficient cash flows and profitability to enable it to meet its obligations to us and others, we may be unable to collect the full amount VTEL Products Corporation owes us pursuant to the promissory notes. Additionally, the promissory notes and the payment of all indebtedness, interest, fees and other amounts payable in respect of the notes, will be subordinated in right of payment to the prior payment in full of VTEL Products Corporation's senior lenders under any subordination agreement we are required to enter into with those senior lenders. No payment of principal, interest or other amounts under the notes will become due to the extent restricted by any subordination agreement. The payment by VTEL Products Corporation of amounts it owes to its senior lenders, or restrictive agreements that it enters into with its senior lenders, may render it unable to make payments to us under the notes.

  The value of VTEL Products Corporation's common stock that we receive as consideration could decline and we cannot assure you as to its future value.

     We are unable to ascertain the current or future value of the common stock we are receiving from VTEL Products Corporation as part of the consideration for the sale of our videoconferencing systems products division because, among other reasons, no trading market for such shares exists. VTEL Products Corporation is a newly formed private corporation, and has no operating history. Following the closing of the asset purchase agreement, VTEL Products Corporation will operate the videoconferencing systems products division that is currently being operated by our company. The videoconferencing systems industry has historically been cyclical and subject to significant economic downturns at various times. Recently the videoconferencing systems industry has been experiencing decreasing demand. If VTEL Products Corporation is not able to achieve future revenue growth and improved profitability, the value of VTEL Products Corporation's shares could decline significantly and it may be difficult for us to be able to liquidate the common stock. We may be unable to realize upon any value with respect to these shares.

  The transferability of VTEL Product Corporation's common stock that we will receive is restricted; no trading market for VTEL Product Corporation's common stock exists or is expected to exist in the foreseeable future.

     The common stock that we are receiving from VTEL Products Corporation has not been registered under the Securities Act of 1933, as amended. Accordingly, transferability of the common stock is restricted under the Securities Act and by provisions of applicable state securities laws. We may not sell or transfer the common stock in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an opinion of counsel acceptable to VTEL Products Corporation and its counsel that registration is not required. VTEL Products Corporation is not under any obligation to register the common stock that we receive. Additionally, there is currently no trading market for VTEL Products Corporation common stock nor is one expected to exist in the foreseeable future. Accordingly, even in the absence of the foregoing restrictions on transfer, it may be difficult for us to readily dispose of the common stock. Further, we will be required to enter into a right of first refusal agreement with VTEL Products Corporation that will require us to first offer such shares to VTEL Products Corporation before we may transfer such shares. This agreement will also restrict our ability to market those shares.

  There is no plan to distribute any of the proceeds of the sale of our videoconferencing systems products division to our stockholders.

     We do not intend to distribute any portion of the proceeds from the sale of our videoconferencing systems products division assets to our stockholders. Currently, we intend to use the proceeds from the sale of that division to fund and grow our solutions division.

  Management could spend or invest the proceeds from the sale of our videoconferencing systems products division in ways with which our stockholders may not agree, including the possible pursuit of other market opportunities.

     Our management could spend or invest the proceeds from the sale of our videoconferencing systems products division in ways with which our stockholders may not agree. The investment of these proceeds may not yield a favorable return. Furthermore, because the market for our solutions division is evolving, in the future we may discover new opportunities that are more attractive. As a result, we may commit resources to these alternative market opportunities. This action may require us to limit or abandon our currently planned focus on the visual communications solutions market. If we change our business focus we may face risks that may be different from the risks associated with the solutions market.

  The asset purchase agreement will expose us to contingent liabilities.

     Under the asset purchase agreement, we have agreed to indemnify VTEL Products Corporation for any breach or default of our representations and warranties contained in the asset purchase agreement and for other matters, subject to certain limitations. For example, an indemnification claim by VTEL Products Corporation might result if we breach or default any of our representations about the assets comprising our videoconferencing systems products division. Significant indemnification claims by VTEL Products Corporation could have a material adverse effect on our business.

  The failure to complete the sale of our videoconferencing systems products division may result in a decrease in the market value of our common stock and may create substantial doubt as to our ability to grow and implement our current business strategies.

     The sale of our videoconferencing systems products division is subject to a number of contingencies, including approval by our stockholders and other customary closing conditions. Among other conditions, the closing of the asset purchase agreement is subject to VTEL Products Corporation arranging necessary financing, and we cannot predict whether VTEL Products Corporation will succeed in obtaining this financing. As a result, we cannot assure you that the sale of our videoconferencing systems products division will be completed. If our stockholders fail to approve the proposals at the annual meeting or if the sale of our videoconferencing systems products division is not completed for any other reason, the market price of our common stock may decline. In addition, failure to complete the sale of our videoconferencing systems products division may substantially limit our ability to grow and implement business strategies.

  SPECIAL CONSIDERATIONS RELATING TO OUR COMPANY IF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION IS SOLD

  Our success will depend on a single line of business.

     The videoconferencing systems products division assets we propose to sell constitute a significant portion of our assets at the time of the transaction. As such, our asset base and revenues following the sale of our videoconferencing systems products division will change significantly from that existing prior to this transaction. After the sale of that division, we expect to generate substantially all of our sales from our visual communications solutions division, operated currently under the name "Forgent Solutions." Our solutions division was only recently organized, and it has not represented a large portion of our business or revenues. We organized our solutions division in August 2000. For the fiscal year ended July 31, 2001, we had $38,169,000 of revenues and a net loss of $14,504,000 from our solutions division, and we cannot assure you that we can grow the revenues of this business or achieve profitability. As a result, our revenue and profitability will depend on our ability to generate additional customers and to establish our solutions business as a reliable services provider to major corporations that have or are deploying videoconferencing networks. A reduction in demand for these services would have a material adverse effect on our business. The sustainability of current levels of solutions revenues and the future growth of such revenues, if any, will depend on, among other factors:

     - the overall performance of the economy;

     - competition within our key markets;

     - customer acceptance of our new software and service business; and

     - the demand for videoconferencing solutions.

     We can not assure you that we will maintain or increase our current level of revenues or profits from our solutions division in future periods.

  Our success will depend on our relationships with our key resellers.

     Approximately 80% of the revenues of our solutions division during the fiscal year ended July 31, 2001 were derived from Ameritech, Verizon, Sprint, Norstan and Bell Atlantic. Our success will depend in part upon our ability to enter into additional agreements with new parties while maintaining our existing relationships. We believe our existing relationships have been a significant factor in the success to date of our solutions business, and any deterioration or termination of these relationships would seriously harm our business.

  Our solutions business, Forgent Solutions, will depend on customers from our videoconferencing systems products division.

     Our solutions business derives a substantial portion of its revenues from customers of our videoconferencing systems products division. Following the sale of that division, we might not be able to retain all of these customers for Forgent Solutions. The decrease or loss of business from these customers could have a material adverse effect on our results of operations and financial condition.

  The market for our services is competitive and we may not have the resources required to compete effectively.

     The market for the visual communications solutions services we offer is relatively new and therefore subject to rapid and significant change. While most videoconferencing manufacturers do not usually provide network consulting services, some of our current smaller niche market customers may potentially be our competitors for certain customers. While we believe that by embarking on this new business strategy that we are focusing on a niche that is being ignored by the industry, we cannot assure you that this strategy will be successful. Furthermore, if this strategy is successful it is likely that other companies will attempt to duplicate this business model. Our competitors may succeed in developing technologies and products that are more effective than those we are developing and could render our services obsolete and noncompetitive. In addition, our competitors compete with us in recruiting and retaining highly qualified personnel. As a result, we cannot assure you that we will be able to compete successfully with these organizations.

  Patents and other proprietary rights will provide uncertain protection of our proprietary information and our inability to protect a patent or other proprietary right may harm our business.

     We own over thirty-five patents issued by the United States Patent and Trademark Office. In excess of thirty-eight patent applications are pending related to our technology. We cannot assure you that the pending patents will be issued or that we can successfully defend issued patents. None of the patents are being transferred in the sale, although we will be granting a non-exclusive license to certain of our patented technologies to VTEL Products Corporation if the sale is completed, as described under "The Asset Purchase Agreement -- Other Agreements -- General License Agreement."

     The patent position of companies engaged in the sale of products and services such as ours is uncertain and involves complex legal and factual questions. Issued patents can later be held invalid by the patent office issuing the patent or by a court. We cannot assure you that our patents will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide us a competitive advantage.

     We also rely on trade secrets and other unpatented proprietary information in the offering of our services. To the extent we rely on confidential information to maintain our competitive position, we cannot assure you that other parties will not independently develop the same or similar information.

     There has been substantial litigation regarding patent and other intellectual property rights in the videoconferencing industry. Litigation could result in substantial costs and a diversion of our effort, but may be necessary to enforce any patents issued to us, protect our trade secrets or know-how, defend against claimed infringement of the rights of others or determine the scope and validity of the proprietary rights of others. We cannot assure you that third parties will not pursue litigation that could be costly to us. An adverse determination in any litigation could subject us to significant liabilities to third parties, require us to seek licenses from or pay royalties to third parties or prevent us from offering our services, any of which could seriously harm our business.

  We may be unable to adequately respond to rapid changes in technology in the visual solutions marketplace.

     The market for our services is characterized by rapidly changing technology, evolving industry standards and frequent product introductions. The introduction of products embodying new technology and the emergence of new industry standards may render our existing services obsolete and unmarketable if we are unable to service the new products. A significant factor in our ability to grow and to remain competitive is our ability to successfully service on a timely basis new products that embody new technology, anticipate and incorporate evolving industry standards and achieve levels of functionality and price acceptable to the market. We may encounter technical or other difficulties that could delay our ability to service new products in the future. If we are unable, for technological or other reasons, to service new products in a timely manner in response to changes in the industry, our business and operating results will be materially and adversely affected.

  Our future success will depend on our ability to manage any growth in our Forgent Solutions business.

     If we are successful in increasing the revenues of our solutions division we may be required to expand our operations, particularly in the areas of our technical assistance center and field service organization. If we are required to expand our operations in these areas, those expansions will likely result in new and increased responsibilities for management personnel and place significant strain on our management, operating and financial systems and other resources. To accommodate any such growth and compete effectively, we will be required to implement improved information systems, procedures and controls, and to expand, train, motivate and manage our work force. Our future success will depend to a significant extent on the ability of our current and future management personnel to operate effectively both independently and as a group. We cannot assure you that our personnel, systems, procedures and controls will be adequate to support our future operations.

          CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

     Certain information contained in this proxy statement that does not relate to historical information may be deemed to constitute forward-looking statements. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions identify "forward looking statements" within the meaning of the Private Securities Litigation reform Act of 1995, as amended. This proxy statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of our company and the effect of the asset sale. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected.

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

Stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Among the factors that could cause actual results in the future to differ materially from any opinions or statements expressed with respect to future periods are those described under the caption "The Sale of Our Videoconferencing Systems Products Division -- Special Considerations You Should Take Into Account in Deciding How to Vote on the Proposal to Sell Our Videoconferencing Systems Products Division." We undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                          THE ASSET PURCHASE AGREEMENT

     We believe this summary describes the material terms of the asset purchase agreement. However, we recommend that you read carefully the complete agreement for the precise legal terms of the asset purchase agreement and other information that may be important to you. The asset purchase agreement is included in this proxy statement as Annex A.

ASSETS SOLD

     Subject to and upon the terms and conditions of the asset purchase agreement, we are selling to VTEL Products Corporation substantially all of the assets used in our videoconferencing systems products, including the following assets:

     - the personal property owned or used by the videoconferencing systems products division located at our leased properties listed below and at the facilities of VTEL Telecommunications Equipment (China) Co., LTD., and the personal property otherwise owned by or primarily used in the videoconferencing systems products division;

     - all of our leasehold interests in and to our leased property located in Waterford Centre in Austin, Texas and our leased property located in Indianapolis, Indiana; Iselin, New Jersey and Independence, Ohio;

     - the assignable licenses and authorizations issued or required to be issued by any United States governmental entity or any governmental entity of the People's Republic of China benefiting or used primarily in the videoconferencing systems products division;

     - certain assignable contracts relating primarily to the videoconferencing systems products division;

     - all accounts receivable relating to the videoconferencing systems products division for services provided or inventory used or held for use by that division and shipped on or after the closing date of the asset purchase agreement;

     - subject to the approval of our stockholders, all of our right, title and interest in and to the name(s) "VTEL" and derivations thereof and any trademarks associated with those names;

     - all of our ownership and interests in VTEL Telecommunication Equipment (China) Co., LTD.;

     - technical information, data, machinery and assignable equipment warranties relating to the videoconferencing systems products division;

     - a joint ownership interest in, and copies or originals of, all customer and supplier lists and similar data or information related to the videoconferencing systems products division, but not any derivations subsequently created by us;

     - all records required by any United States governmental entity to be kept by the videoconferencing systems products division;

     - certain assignable computer programs, software and electronic data files used in connection with the videoconferencing systems products division;

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

     - all of our claims, rights and interests relating to the videoconferencing systems products division or the assets acquired by VTEL Products Corporation in any deposits or utility deposits;

     - all rights to receive or recover property, debt or damages relating primarily to the videoconferencing systems products division or the assets acquired by VTEL Products Corporation pending or arising for our benefit, except as provided in the license agreement; and

     - all goodwill associated with the assets listed above.

ASSETS RETAINED

     We are retaining certain assets, including the following assets:

     - all patents, software, know-how and copyrights used in connection with the videoconferencing systems products division, including all rights to receive or recover property, debt or damages on a cause of action relating to our intellectual property associated with the videoconferencing systems products division, other than certain rights licensed to VTEL Products Corporation;

     - all contracts that are not assumed by VTEL Products Corporation;

     - certain accounts receivable of the videoconferencing systems products division;

     - any cash or cash equivalents, including the cash and cash equivalents of VTEL Telecommunications Equipment (China) Co., LTD.;

     - all intercompany accounts receivable held by VTEL Telecommunications Equipment (China) Co., LTD. from us; and

     - marketable securities.

ASSUMED LIABILITIES

     As partial consideration for the purchase of the assets, VTEL Products Corporation will assume certain liabilities related to the videoconferencing systems products division, including:

     - all obligations, debts and liabilities arising after the closing date of the asset purchase agreement pursuant to the contracts assumed by VTEL Products Corporation;

     - obligations, debts and liabilities incurred in VTEL Products Corporation's operation or control of the assets it acquires that relate to events occurring after the closing date; and

     - accrued vacation for certain of our employees hired by VTEL Products Corporation.

CLOSING DATE

     The closing of the sale of our videoconferencing systems products division will take place within five business days after our stockholders approve the sale of that division and all other closing conditions are satisfied, unless the parties agree upon another time. It is the intent of the parties to complete the sale of our videoconferencing systems products division as soon as practicable following approval by our stockholders of the sale of the division.

CONSIDERATION

     The consideration that we will receive in the sale of our videoconferencing systems products division consists of the assumption of certain liabilities by VTEL Products Corporation, as well as the following:

     - $500,000 in cash, payable at the closing;

     - a secured subordinated promissory note in the original principal amount of $2,025,000, due 90 days after the closing date of the asset purchase agreement, subject to adjustment as described below, bearing interest at the rate of 5%;

     - a secured subordinated promissory note in the original principal amount of $5,000,000, subject to adjustment as described below, bearing interest at the rate of 5%. On the last day of each calendar month, beginning four years seven months after closing of the asset purchase agreement, VTEL Products Corporation will pay $83,333.33 on the outstanding principal and interest of the $5,000,000 note. All remaining principal, together with all accrued but unpaid interest on the note, will become due and payable in full five and one-half years after the closing date of the asset purchase agreement; and

     - shares of common stock of VTEL Products Corporation equal to approximately 19.9% of VTEL Products Corporation's fully diluted equity on the closing date of the asset purchase agreement.

     The promissory notes and the payment of any and all indebtedness, interest, fees and other amounts payable in respect of the notes, are subordinated in right of payment to the prior payment in full of VTEL Products Corporation's senior lenders under a subordination agreement that we will enter into with those senior lenders. No payment of principal, interest or other amounts under the notes will become due to the extent restricted by any subordination agreement.

     The promissory notes are subject to the following adjustments:

     - The promissory note in the principal amount of $2,025,000 will be increased by the amount of all of our claims, rights and interest in and to any deposits or utility deposits relating to our videoconferencing systems product division or the division's assets that are acquired by VTEL Products Corporation.

     - In the event that the value of our videoconferencing systems products division inventory is less than $7,500,000 as of 11:59 p.m. on the closing date of the sale, then the original principal amount of the notes will be reduced by the full aggregate dollar amount of the shortfall. If the original principal amount of the notes is decreased, then the original principal amount of the $2,025,000 promissory note will be reduced first until its original principal amount is $0.00. Thereafter, the original principal amount of the $5,000,000 promissory note will be reduced. If the value of our videoconferencing systems products division inventory exceeds $7,500,000 as of 11:59 p.m. on the closing date, then the original principal amount of the $2,025,000 promissory note will be increased by the full amount of the difference.

     - The original principal amount of the promissory notes will be reduced by the full aggregate value of all vacation accrued by us for all of our employees that are hired by VTEL Products Corporation. If the original principal amount of the notes is decreased to account for the vacation accrual, then the original principal amount of the $2,025,000 promissory note will be reduced first until its original principal amount is $0.00. Thereafter, the original principal amount of the $5,000,000 promissory note will be reduced.

     - We will pay any of our indemnification obligations by offsetting those amounts against any remaining principal and accrued but unpaid interest on the $5,000,000 promissory note, unless such indemnification obligation arises out of a pending lawsuit disclosed by us to VTEL Products Corporation or tax obligations due by us, in which case we must pay cash.

     - Any of VTEL Products Corporation's indemnification obligations will be paid by increasing the aggregate principal amount of the $5,000,000 promissory note.

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

REPRESENTATIONS AND WARRANTIES

  REPRESENTATIONS AND WARRANTIES OF OUR COMPANY

     In the asset purchase agreement, we represent and warrant to VTEL Products Corporation with respect to the matters set forth below. Subject to certain limitations, we have agreed to indemnify VTEL Products Corporation for any breach or default of customary representations and warranties, including the following:

     - our company is a corporation duly organized, validly existing and in good standing and has the corporate power to enter into the asset purchase agreement;

     - subject to the approval of the asset purchase agreement by our stockholders and obtaining certain third party consents, there are no conflicts between the asset purchase agreement and our charter documents, our contracts or applicable law;

     - our company is in compliance with applicable laws and possesses licenses material to operate the videoconferencing systems products division;

     - except as described in the asset purchase agreement, there are no legal proceedings related to our company or the videoconferencing systems products division;

     - our company has good and valid title to, or a valid leasehold or license interest in, the assets used in the operation of our videoconferencing systems products division;

     - our company has filed returns for and paid all taxes related to the assets used in the operation of our videoconferencing systems products division or that division and there are no liens for taxes on any of those assets or that division;

     - the contracts to be transferred in connection with the asset purchase agreement are in full force and effect; and

     - our company owns the rights to the intellectual property used in the videoconferencing systems products division and is not infringing the rights of any third party.

  REPRESENTATIONS AND WARRANTIES OF VTEL PRODUCTS CORPORATION

     In the asset purchase agreement, VTEL Products Corporation represents and warrants to us with respect to the matters set forth below and has agreed to indemnify us for any breach or default of these representations and warranties, subject to certain limitations:

     - VTEL Products Corporation is a corporation duly organized, validly existing and in good standing and has the corporate power to enter into the asset purchase agreement;

     - there are no conflicts between the asset purchase agreement and VTEL Products Corporation's charter documents, contracts or applicable law; and

     - VTEL Products Corporation is not obligated to obtain any consents as a result of entering into and performing its obligations under the asset purchase agreement.

COVENANTS

     In the asset purchase agreement, VTEL Products Corporation and our company agreed that prior to closing or termination of the asset purchase agreement:

     - our company will conduct the business of the videoconferencing systems products division in the ordinary course consistent with past practices since October 1, 2000;

     - our company will provide VTEL Products Corporation with full access to the operation and management of the videoconferencing systems products division and the right to participate in its operations and management;

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

     - our company will file this proxy statement with the Securities and Exchange Commission;

     - our company will provide VTEL Products Corporation with full access to information regarding the videoconferencing systems products division;

     - VTEL Products Corporation will extend offers of employment to substantially all of our employees who provide services primarily to the videoconferencing systems products division;

     - VTEL Products Corporation will take all actions within its power to have elected to its board of directors one member nominated by our company who is reasonably acceptable to the majority of the other members of its board of directors. VTEL Products Corporation will no longer have this obligation following the earlier of the date that it becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the acquisition of VTEL Products Corporation or the sale, transfer, gift and distribution by our company of 50% or more of the common stock that our company receives as consideration under the asset purchase agreement; and

     - each party will take all other actions necessary to consummate and effect the transactions set forth in the asset purchase agreement.

CONDITIONS TO COMPLETION OF ASSET PURCHASE

     Each party's obligation to complete the sale of our videoconferencing systems products division is subject to the prior satisfaction or waiver of certain conditions. If any of the closing conditions are waived, we will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from our stockholders is appropriate. The following list sets forth the material conditions that have not yet been satisfied and therefore must be satisfied or waived before completion of the sale of our videoconferencing systems products division:

     - all authorizations, consents or approvals required by governmental entities necessary for the consummation of the sale of our videoconferencing systems products division must be filed or obtained;

     - no legal restraint or prohibition against the consummation of the sale of our videoconferencing systems products division may be in effect;

     - no action or regulation by a governmental entity which would make the sale illegal may have been enacted;

     - VTEL Products Corporation, Robert R. Swem, Daniel F. Nix, Richard P. Ford and our company must enter into an acceptable right of first refusal agreement;

     - VTEL Products Corporation and our company must enter into a license agreement in the form contained as an exhibit to the asset purchase agreement;

     - both parties must obtain certain required consents or approvals to assignment of specified material contracts by us to VTEL Products Corporation;

     - we must obtain approval by our stockholders of the sale;

     - VTEL Products Corporation must receive debt and equity financing in an amount and on terms that VTEL Products Corporation believes is sufficient to permit it to purchase our videoconferencing systems products division and to operate that division, and the terms of VTEL Products Corporation's financing may not impair its ability to pay the $2,025,000 promissory note;

     - VTEL Products Corporation must receive approvals from its lenders and investors to purchase our videoconferencing systems products division in compliance with VTEL Products Corporation's agreements with those lenders and investors;

     - SWS Securities, Inc., or another reputable investment banking group, must deliver a fairness opinion to us and to VTEL Products Corporation to the effect that the sale is fair to our stockholders from a financial point of view;

     - our representations and warranties and the representations and warranties of VTEL Products Corporation must be true and correct in all material respects as of the closing;

     - we and VTEL Products Corporation must each perform our obligations under the asset purchase agreement;

     - there must not be any events or conditions that have or could have a material adverse effect on the videoconferencing systems products division or the assets related to that division; and

     - we and VTEL Products Corporation must deliver certain customary closing documents and legal opinions.

TERMINATION OF THE ASSET PURCHASE AGREEMENT

     Notwithstanding approval by our stockholders of the asset purchase agreement and the transactions contemplated by the asset purchase agreement, the asset purchase agreement may be terminated, and the sale of our videoconferencing systems products division may be abandoned, at any time prior to the closing, in any of the following ways:

     - by the mutual consent of us and VTEL Products Corporation;

     - by either us or VTEL Products Corporation if:

      - the other party breaches any representation, warranty, covenant or other agreement in the asset purchase agreement which cannot or has not been cured within 20 days after the breaching party receives notice of the breach;

      - a court or other governmental entity takes action to prohibit the transactions described in the asset purchase agreement;

      - the closing of the asset purchase agreement has not occurred by January 31, 2002; however, if the party terminating the asset purchase agreement caused the failure of the closing by that date, that party cannot terminate the asset purchase agreement;

      - our stockholders do not approve the proposed sale of our videoconferencing systems products division; or

      - Robert R. Swem, Daniel F. Nix and/or Richard P. Ford terminates his employment with our company;

     - by VTEL Products Corporation, if the assets relating to the videoconferencing systems products division are lost, damaged, impaired, confiscated or condemned, we do not or cannot replace those assets, and it would cost in excess of $250,000 in the aggregate to replace those assets;

     - by us if VTEL Products Corporation does not deliver a commitment or other writing for financing sufficient to permit it to purchase our videoconferencing systems products division and operate the division, so that SWS Securities, Inc. is able to deliver a fairness opinion, or if the commitment or other writing expires or is rescinded and not replaced by a similar commitment or writing;

     - by us, if we receive a proposal from an unaffiliated third party to acquire:

      - our company;

      - the videoconferencing systems products division assets; or

      - substantially all of the assets of our company;

     and our board of directors determines that the proposal is more beneficial to our stockholders than the transactions described in the asset purchase agreement.

     If a party is in material breach of the terms of the asset purchase agreement, it may not terminate the agreement without the other party's consent.

  EFFECT OF TERMINATION

     If the asset purchase agreement is terminated, we and VTEL Products Corporation only will be responsible for the break-up fees described below and will have no other liability to one another.

  BREAK-UP FEES

     If we terminate the asset purchase agreement based on VTEL Products Corporation's breach of any representation, warranty, covenant or agreement in the asset purchase agreement, VTEL Products Corporation must pay to us a break-up fee in the amount of $100,000. If the asset purchase agreement is terminated because of any of the following situations:

     - by VTEL Products Corporation based on our breach of any representation, warranty, covenant or agreement in the asset purchase agreement;

     - by us because the closing of the asset purchase agreement has not occurred by January 31, 2002 and the delay was not caused by VTEL Products Corporation;

     - by us due to the failure of our stockholders to approve the sale of the videoconferencing systems products division; or

     - by us because of receipt of a third party proposal to purchase our company, the videoconferencing systems products division assets or substantially all of our assets and the determination of the board of directors that it is more beneficial to our stockholders than the transactions described in the asset purchase agreement, then we must pay the total sum of the following as a break-up fee:

     - to VTEL Products Corporation, an amount not exceeding $100,000 consisting of all reasonable out-of-pocket costs and expenses of VTEL Products Corporation and its counsel, independent accountants, investment advisors and consultants and any bank fees, placement fees or appraisal fees;

     - to VTEL Products Corporation, cash in the amount of $100,000;

     - to Daniel F. Nix, cash in the amount of $42,000; and

     - to Richard P. Ford, cash in the amount of $32,500.

     However, we will not be liable for the break-up fee described above if the asset purchase agreement is terminated by us as a result of:

     - VTEL Products Corporation's failure to deliver a commitment or other writing for financing sufficient to permit it to consummate the purchase of the videoconferencing systems products division and operate the division, so that SWS Securities, Inc. is able to deliver a fairness opinion;

     - the commitment or other writing for this financing expires or is rescinded and not replaced by a similar commitment or writing; or

     - VTEL Products Corporation fails to obtain debt or equity financing in an amount and on terms that VTEL Products Corporation believes is sufficient to permit it to purchase our videoconferencing systems products division and to operate that division.

INDEMNIFICATION

     Under the asset purchase agreement, we are obligated to indemnify and hold harmless VTEL Products Corporation and its officers, directors and affiliates from and against all losses that any of those parties incurs relating to:

     - liabilities arising under the contracts assumed by VTEL Products Corporation relating to events occurring before the closing date of the asset purchase agreement;

     - any breach or default by our company of any representations, warranties, covenants or agreements under the asset purchase agreement or any related agreements;

     - any pending or threatened litigation relating to the assets that VTEL Products Corporation is purchasing from us or our videoconferencing systems products division that we have disclosed on a schedule to the asset purchase agreement;

     - obligations or liabilities under any contracts that VTEL Products Corporation is not acquiring from us;

     - any third party action, claim, proceeding or demand based on our failure to comply with all requirements of the federal securities laws; and

     - any law or contract with respect to our employee benefit plans and events relating to our employees that occurred prior to the closing date of the asset purchase agreement, unless those events occurred under the supervision of Robert R. Swem, Daniel F. Nix or Richard P. Ford.

     The asset purchase agreement provides that VTEL Products Corporation will indemnify and hold harmless our company and our officers, directors and affiliates from and against all losses that any of those parties incurs relating to:

     - liabilities arising under the contracts assumed by VTEL Products Corporation relating to events occurring after the closing date of the asset purchase agreement and all liabilities arising under the liabilities assumed by VTEL Products Corporation;

     - any breach or default by VTEL Products Corporation of any representation, warranty, covenant or agreement under the asset purchase agreement or any related agreement; and

     - the Worker Adjustment Retraining and Notification Act with respect to actions VTEL Products Corporation takes after the closing date of the asset purchase agreement.

 LIMITS ON INDEMNIFICATION

     Neither party will be obligated to indemnify the other party for any losses under the asset purchase agreement until the aggregate amount of those losses exceeds $100,000 for such party. No limitations on indemnification apply for losses arising from any of the following:

     - pending or threatened litigation relating to the assets that VTEL Products Corporation is purchasing from us or the videoconferencing systems products division that we have disclosed on a schedule to the asset purchase agreement;

     - a breach or default by us of the representations and warranties regarding taxes; or

     - claims for payment of the purchase price, including the promissory notes.

     Except as described above, we will not be obligated to indemnify VTEL Products Corporation for any losses in excess of $500,000, and VTEL Products Corporation will not be obligated to indemnify us for any losses in excess of $500,000.

     Except for indemnification by us for disclosed litigation and taxes, we will pay any of our indemnification obligations by offsetting those amounts against any remaining principal and accrued but unpaid interest on the $5,000,000 note. Any of VTEL Products Corporation's indemnification obligations will be paid by increasing the aggregate principal amount of the $5,000,000 note.

EXPENSES

     VTEL Products Corporation and our company each will bear its own expenses incurred in connection with the sale of our videoconferencing systems products division. Our expenses include the costs of preparing, filing with the Securities and Exchange Commission, printing and mailing this proxy statement.

AMENDMENT

     The asset purchase agreement may only be amended in a written document signed by our company and VTEL Products Corporation.

OTHER AGREEMENTS

  RIGHT OF FIRST REFUSAL AGREEMENT

     In conjunction with the closing of the sale, we will also enter into a right of first refusal agreement whereby we will agree to offer to sell the shares of common stock of VTEL Products Corporation that we receive as partial consideration for the videoconferencing systems products division to VTEL Products Corporation before selling the shares to a third party.

  GENERAL LICENSE AGREEMENT

  Terms

     In connection with the asset purchase agreement, we will enter into a general license agreement with VTEL Products Corporation granting it a license in and to certain of our patents, software, proprietary know-how and information currently used in the operation of our videoconferencing systems products division. The license is irrevocable, perpetual, royalty-free, non-exclusive, and non-transferable, except as provided in the license agreement. The license is without the right to sublicense, except under certain limited circumstances.

  Term; Termination

     The licenses related to patents will continue separately for the life of each of the licensed patents. The licenses related to software will continue separately for the duration of the copyright in each copyrightable work of the licensed software. In addition, the license agreement may be terminated as follows:

     - Either party may terminate the license agreement if the other party:

      - becomes bankrupt and such bankruptcy proceeding is not dismissed within 90 days of its filing;

      - has a receiving order made against it and such order is not dismissed within 90 days of its entry; or

      - makes any bill of sale, assignment or composition of a majority of its assets for the benefit of its creditors, or otherwise in violation of the license agreement.

     - If either party materially breaches the license agreement and fails to cure the breach within 30 days after the party is given written notice of it, the non-breaching party may terminate the license agreement.

  Effect of Termination

     If we terminate the license agreement, VTEL Products Corporation may continue to exercise its rights under the license agreement only to the extent necessary to fulfill existing commitments that it has made to its customers to supply licensed products before the date the license agreement is terminated.

  Immunity from Lawsuits

     In the license agreement, we agree not to assert any claim or action based upon our U.S. Patent 6,181,784, entitled "Computer Controlled Video Multiplexer for Video Conferencing and Message Systems" (the '784 Patent) against VTEL Products Corporation to the extent any infringement of the '784 Patent arises in the field of manufacturing and selling video conferencing systems (excluding certain products, software and tools), from VTEL Products Corporation's operation of the videoconferencing systems products division. We also agree to waive all claims or actions arising out infringement of the '784 Patent occurring during our ownership of the rights to enforce that patent.

     This immunity will not be a restriction passed along to any assignee or transferee of the '784 Patent or to any licensee that includes rights to enforce the patent. VTEL Products Corporation only may transfer the immunity to a first purchaser or acquirer of all or substantially all of its assets or outstanding stock, and not to additional purchasers or transferees. The first transferee must agree in writing with us to abide by and assume all obligations under the license agreement.

     We will reduce the outstanding amount coming due after the following events under the $5,000,000 promissory note, dollar for dollar, by the amount of each dollar owed by VTEL Products Corporation to the third party transferee if:

     - we sell or license (and such license includes rights to enforce) the '784 Patent to a third party before any sale of all or substantially all of the assets or outstanding stock of VTEL Products Corporation; and

     - we do not obtain a non-assertion agreement from that third party transferee for the benefit of VTEL Products Corporation; and

     - as a result, VTEL Products Corporation is required to take a license from the third party transferee under the '784 Patent to continue its use of the '784 Patent,

     Each reduction will be applied to the earliest maturing payments due under the $5,000,000 note, until that note's principal and accrued interest balance is reduced to $0.00. In the event that royalty payments owed by VTEL Products Corporation to the third party transferee exceed the balance of the $5,000,000 note, those payments will be the sole responsibility of VTEL Products Corporation. If VTEL Products Corporation has sold all or substantially all of its assets or outstanding stock, we will not have any continuing obligations to the purchaser or acquirer in that sale, and our obligations to reduce the amount of the $5,000,000 note on account of royalties paid will terminate effective as of the date of the sale. Upon the consummation of the sale, the full remaining (reduced, if by any amount, as set forth above) amount of the $5,000,000 note will be due and payable.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth consolidated financial data for our company as of the dates and for the periods indicated. All such data reflects the merger between our company and Compression Labs, Inc. on May 23, 1997, which was accounted for as a pooling of interests. The restatement of the consolidated financial information combines the financial information of our company and Compression Labs, Inc. giving retroactive effect to the merger as if the two companies had operated as a single company for fiscal year 1997 presented, although the two companies operated independently prior to the merger.

     The selected consolidated balance sheet data as of July 31, 2000 and 2001 and the selected consolidated operations data for the years ended July 31, 1999, 2000, and 2001 have been derived from the audited consolidated financial statements of our company included in our Form 10-K for the fiscal year ended July 31, 2001. The selected consolidated balance sheet data as of July 31, 1997, 1998 and 1999 and the selected consolidated operations data for the years ended July 31, 1997 and 1998 have been derived from the audited consolidated financial statements of our company not included in this proxy statement.

                                                      FOR THE YEARS ENDED JULY 31,
                                          ----------------------------------------------------
                                          1997(1)    1998(2)    1999(3)    2000(4)    2001(5)
                                          --------   --------   --------   --------   --------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Service revenues........................  $ 28,198   $ 28,733   $ 29,698   $ 27,217   $ 25,368
Integration and other revenues..........    12,034     16,176     16,384     18,009     12,801
Gross margin............................    11,142     15,993     16,885     12,917      8,301
(Loss) income from continuing
  operations............................    (8,540)     1,161     (3,499)    20,125    (14,504)
Loss from discontinued operations.......   (43,514)     1,618    (12,066)   (17,828)   (16,916)
Net (loss) income.......................   (52,054)     2,779    (15,565)     2,297    (32,540)
(LOSS) INCOME PER COMMON SHARE
Basic (loss) income from continuing
  operations............................     (0.39)      0.05      (0.15)      0.82      (0.58)
Diluted (loss) income from discontinued
  operations............................     (0.39)      0.05      (0.15)      0.80      (0.58)
Basic (loss) income from discontinued
  operations............................     (1.96)      0.07      (0.51)     (0.73)     (0.68)
Diluted (loss) income from discontinued
  operations............................     (1.96)      0.07      (0.51)     (0.71)     (0.68)
Net (loss) income, basic and diluted....     (2.45)      0.12      (0.66)       .09      (1.31)
BALANCE SHEET DATA:
Working capital.........................  $ 19,300   $ 30,378   $ 15,180   $ 37,498   $ 13,791
Total assets............................   130,741    128,895    123,697    123,139     69,340
Long-term liabilities...................        --      3,848     15,930      4,665      3,034
Stockholders' equity....................    76,765     81,258     68,019     82,661     41,622

---------------

(1) Net loss for the year ended July 31, 1997 includes merger and other expenses totaling $29.4 million related to the merger between our company and Compression Labs, Inc.

(2) Net income for the year ended July 31, 1998 includes the reversal of $1.5 million of merger and other expenses and other expenses and a gain from a non-recurring real estate transaction of $1.3 million.

(3) Net loss for the year ended July 31, 1999 includes expense for restructuring totaling $3.1 million.

(4) Net income for the year ended July 31, 2000 includes a non-recurring gain of $44.5 million and an expense for the write-down of impaired assets of $14.1 million.

(5) Net loss for the year ended July 31, 2001 includes an expense of $4.0 million for the impairment of certain assets and transaction expenses in anticipation of a segment sale and expenses for restructuring totaling $1.7 million.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

     The following unaudited condensed pro forma financial information gives effect to the sale of the videoconferencing systems products division.

     The unaudited pro forma condensed consolidated balance sheet as of October 31, 2001 and the unaudited pro forma condensed consolidated statement of operations for the three months ended October 31, 2001 have been prepared assuming that the sale of the videoconferencing systems products division occurred as of August 1, 2001. The unaudited pro forma condensed financial information is presented for informational purposes only and is not necessarily indicative of the results of future operations of our company or the actual results of operations that would have occurred had the sale of the videoconferencing systems products division been consummated as of the dates indicated above. The unaudited pro forma condensed financial information should be read in conjunction with the historical consolidated financial statements and notes.

                                VTEL CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF OCTOBER 31, 2001

                                                 PRELIMINARY                   CONSIDERATION                       RESTATED
                                                 BALANCE AT    NET ASSETS          TO BE          PRO FORMA       BALANCE AT
                                                 10/31/2001    TO BE SOLD        RECEIVED        ADJUSTMENTS      10/31/2001
                                                 -----------   -----------     -------------     -----------      ----------
                                                                                 (UNAUDITED)
                                                           ASSETS

Current assets
  Cash & Equivalents...........................   $                             $       500(1)                    $
  Short Term Investments.......................
  Accounts Receivable, net.....................
  Inventories..................................                $    (6,377)(2)                   $         (3)
  Short Term Note Receivable "Note A"..........                                       2,025(4)             (5)
  Prepaid Expenses and Other Current Assets....
                                                  ---------    -----------      -----------      ----------       ---------
                                                                    (6,377)           2,525
Property and Equipment, net....................                     (1,123)(6)
Intangible Assets, net.........................
Capitalized Software...........................
Long Term Note Receivable "Note B".............                                       5,000(7)
  Reserve against Note B.......................                                      (1,863)(8)
Investment in VTEL Products Corporation
  (19.9%)......................................                                       1,863(9)
Other Assets...................................                                                            (10)
                                                  ---------    -----------      -----------      ----------       ---------
                                                  $            $    (7,500)     $     7,525      $                $
                                                  =========    ===========      ===========      ==========       =========

                                             LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
  Accounts Payable.............................   $                                                               $
  Accrued Compensation & Benefits..............                                                  $         (5)
  Other Accrued Liabilities....................
  Notes Payable -- Current.....................
  Deferred revenue.............................
                                                  ---------    -----------      -----------      ----------       ---------
                                                               $        --      $        --
Long-term liabilities
  Other long-term obligations..................
                                                  ---------    -----------      -----------      ----------       ---------
                                                                        --               --              --
Stockholders' equity
  Preferred stock..............................
  Common Stock.................................
  Treasury Stock...............................
  Additional Paid in Capital...................
  Accumulated Deficit..........................                                          25(11)            (12)
  Unearned Compensation........................
  Accumulated other comprehensive income.......
                                                  ---------    -----------      -----------      ----------       ---------
                                                                        --               25
                                                  ---------    -----------      -----------      ----------       ---------
                                                  $            $        --      $        25      $                $
                                                  =========    ===========      ===========      ==========       =========

                                VTEL CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED OCTOBER 31, 2001

                                                                        REMOVE
                                                                  VIDEOCONFERENCING
                                                PRELIMINARY(13)    SYSTEMS PRODUCTS
                                                  HISTORICAL           DIVISION         ADJUSTED VTEL
                                                 CONSOLIDATED       OPERATIONS(14)       CORPORATION
                                                ---------------   ------------------   ----------------
                                                                      (UNAUDITED)
Sales.........................................      $                  $                   $
Cost of Goods Sold............................
                                                    -------            -------             -------
Gross Margin..................................
Selling, General and Administrative...........
Research and Development......................
Restructure...................................
                                                    -------            -------             -------
Total Expenses................................
Operating Income..............................
Interest Income...............................
Other Investment Income.......................
                                                    -------            -------             -------
Pretax Income Loss............................
Provision for Tax.............................
                                                    -------            -------             -------
Net Income (Loss).............................      $                  $                   $
                                                    =======            =======             =======

---------------

 (1) $500,000 in cash, payable at the closing of the asset purchase agreement.

 (2) Represents the carrying value of inventory used or held for use in the videoconferencing systems products division as recorded on the accounting books of our company, less the applicable reserves and write-downs, which books shall be kept in accordance with generally accepted accounting principles. The inventory includes all work-in-progress, raw materials, finished goods and depot finished goods. The videoconferencing systems products division has been segregated by reference to the facilities at Waterford Centre in Austin, Texas, and the leased facilities located in Indianapolis, Indiana, Iselin, New Jersey, Independence, Ohio, and Beijing China.

 (3) See the explanation at footnote (12).

 (4) A secured subordinated promissory note in the original amount of $2,025,000, due 90 days after closing date of the asset purchase agreement, subject to adjustment as described under the heading "The Asset Purchase Agreement -- Consideration." In general, the note is subject to a closing adjustment based upon the value of the inventory as of the date of the closing, and is decreased in an amount equal to vacation accrual of the videoconferencing systems products division. See footnote (5), where the value of the note has been reduced by the assumed vacation accrual of the employees of the videoconferencing systems products division

 (5) The $2,025,000 promissory note shall be reduced by the vacation accrual of the employees of the videoconferencing systems products division, as discussed in footnote (4).

 (6) Represents the net book value, in accordance with generally accepted accounting principles, of fixed assets used or held for use in the videoconferencing systems products division. Fixed assets include machinery, equipment, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, supplies, plant, spare parts, and other tangible or intangible personal property which are owned or, to the extent assignable, leased by our company and which are used or held for use primarily in the videoconferencing systems products division.

 (7) A secured subordinated promissory note in the original principal amount of $5,000,000, due five and one-half years after closing date of the asset purchase agreement, subject to adjustment as described under the heading "The Asset Purchase Agreement -- Consideration." In general, the $5,000,000 note will be reduced if the adjustments discussed in footnote (4), exceed $2,025,000, the original amount of the note. In addition, the $5,000,000 note may be reduced further as described under the heading "The Assets Purchase Agreement -- Consideration."

 (8) See the explanation at footnote (9).

 (9) In connection with the sale of the videoconferencing systems products division, we will receive shares of common stock of VTEL Products Corporation equal to approximately 19.9% of VTEL Products Corporation's fully diluted equity on the closing date of the asset purchase agreement. Since we are unable to ascertain the current or future market value of the common stock we are receiving from VTEL Products Corporation, we have derived an estimate of the value of the 19.9% equity, assuming that the 80.1% is equal to the carrying value of the inventory and the net book value of the videoconferencing systems products division. Since we may be unable to realize any value with respect to the 19.9% equity, we have set up a reserve against the promissory note discussed at footnote (7) equal to 100% of our assumed value of the 19.9% equity

(10) See the explanation at footnote (12).

(11) This pro forma analysis, based upon the assumptions made in the notes above, indicates that a $25,000 gain will result from the sale of the videoconferencing systems products division.

(12) In the pro forma statement of operations, we have made adjustments to remove the operations of the videoconferencing systems products division as maintained in our accounting system. We have maintained separate balance sheet and operations information for the videoconferencing systems products division since our third quarter of fiscal 2000, and this information has been disclosed in the notes to our reports filed with the Securities and Exchange Commission since that time. The videoconferencing systems products
     division generated a loss from operations of           during the three
     months ended October, 31, 2001. In order to give effect to the sale of our videoconferencing systems products division as of August 1, 2001, it was necessary for us to remove the result of operations during that period. The corresponding balance sheet effect reduces the accumulated deficit accumulated deficit and increases certain assets indicated at footnotes (3) and (10). We have restored our inventory levels of the Forgent Solutions business to the amount to be reported in our first quarter of fiscal 2002 balance sheet, which does not include the value of assets from discontinued
     operations. This is shown at footnote (3). The remainder of the pro forma adjustment to the balance sheet has been made to other assets for simplicity. This is shown at footnote (10).

(13) Represents the preliminary consolidated statement of operations for the three months ended October 31, 2001. As of the date of this proxy statement, our Form 10-Q for the quarter ended October 31, 2001 has not yet been filed with the Securities and Exchange Commission.

(14) See the explanation at footnote (12).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED SALE OF OUR VIDEOCONFERENCING SYSTEMS PRODUCTS DIVISION ASSETS.

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                     TO CHANGE THE NAME OF VTEL CORPORATION
                                    (ITEM 3)

GENERAL

     The board of directors has unanimously approved, and is recommending to our stockholders for approval at the annual meeting, an amendment to Article I of our certificate of incorporation to change our name to Forgent Networks, Inc.

REASONS FOR NAME CHANGE

     The board of directors believes that the proposed name change is advisable in order to reflect the change in our business resulting from the sale of our videoconferencing systems products division. Since June 2001, we have conducted our services business under the name "Forgent Solutions," and the proposed name change will align the name of our company with the name to be used in our principal business activity after the sale of our videoconferencing systems products division. Further, we have agreed, in the asset purchase agreement, to permit VTEL Products Corporation to conduct the business acquired from us under the name "VTEL" so as to continue to enjoy the goodwill built up in that tradename. We have agreed to change our name from VTEL Corporation and have agreed to assign this name to VTEL Products Corporation. If the amendment to our certificate of amendment changing our name is not approved, we would be obligated under the asset purchase agreement to grant an exclusive, perpetual and irrevocable license to VTEL Products Corporation to use the name "VTEL Products" and any derivations of that name for any purpose throughout the world. A copy of the amendment is attached to this proxy statement as Annex B. The full text of the proposed amendment to the certificate of incorporation is set forth below.

     If our stockholders approve this proposal, Article I of our certificate of incorporation will be amended to read in its entirety as follows:

                                   "ARTICLE I

                                      NAME

             The name of the Corporation is Forgent Networks, Inc."

RECOMMENDATION OF THE BOARD OF DIRECTORS AS TO THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME

     After careful consideration, the board of directors has determined that it is in our company's best interests and those of our stockholders to change our name from VTEL Corporation to Forgent Networks, Inc. As a result, the board has unanimously approved the amendment to our certificate of incorporation to change our company's name and recommends that you vote to approve the amendment to our certificate of incorporation to change our name.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION CHANGING THE NAME OF VTEL CORPORATION.

      PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE VTEL
                       CORPORATION 1996 STOCK OPTION PLAN
                                    (ITEM 4)

     The board of directors has amended the VTEL Corporation 1996 Stock Option Plan in order to increase the number of shares of common stock available for issuance under the plan from 2,700,000 to 3,800,000. The board of directors increased the number of available shares under the 1996 Stock Option Plan because as of October 31, 2001, only 200,593 shares of common stock remained available for issuance under the plan. By increasing the number of shares available under the 1996 Stock Option Plan, the board of directors believes that the 1996 Stock Option Plan will continue to be a useful stock-related benefit program for attracting and retaining employees and providing additional incentive for all employees to promote the success of our company. We intend to register the 1,100,000 additional shares of common stock issuable under the 1996 Stock Option Plan under the Securities Act of 1933, as amended, assuming the stockholders approve the proposal to increase the number of available shares. Shares purchased pursuant to the 1996 Stock Option Plan after the effective date of such registration could immediately be sold in the open market subject, in the case of affiliates (as defined in Rule 144 under the Securities Act of 1933, as amended), to compliance with the provisions of Rule 144 other than the holding period requirement.

DESCRIPTION OF OUR 1996 STOCK OPTION PLAN

     A summary of the principal provisions of the 1996 Stock Option Plan is set forth below:

     Options granted under the 1996 Stock Option Plan may be either stock options:

     - intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended, or

     - not intended to qualify for incentive stock option treatment, or non-qualified stock options.

     The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable in any calendar year by a participant in the 1996 Stock Option Plan may not exceed $100,000. Incentive stock options may not be granted under the 1996 Stock Option Plan having an exercise price less than 100% of the fair market value of the common stock on the date of grant, or 110% of fair market value in the case of incentive stock options granted to participants in the 1996 Stock Option Plan holding 10% or more of the voting stock of our company.

     The 1996 Stock Option Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

ELIGIBILITY AND PARTICIPATION

     Under the 1996 Stock Option Plan, incentive stock options and non-qualified stock options may be granted to employees, including officers and directors who are employees, of our company or a parent or subsidiary of our company, and non-qualified stock options may be granted to consultants to our company or a parent or subsidiary of our company. It is our current policy that all persons employed by us will be granted options under the 1996 Stock Option Plan upon joining our company. In order to comply with certain changes in the Internal Revenue Code of 1986, as amended, and thereby insure our ability to deduct, for federal income tax purposes, certain amounts in connection with the exercise of certain options, the maximum number of shares which may be covered by an option granted to any employee in a calendar year may not exceed 300,000.

ADMINISTRATION

     The 1996 Stock Option Plan is administered by the Compensation Committee of the board of directors. Subject to the provisions of the 1996 Stock Option Plan, the Compensation Committee has authority to determine all terms and provisions under which options are granted pursuant to the 1996 Stock Option Plan, including, without limitation:

     - the number of shares subject to each option,

     - when the option becomes exercisable,

     - the vesting schedule for each grant,

     - the exercise price, and

     - the duration of the option, which cannot exceed ten years, or five years for incentive stock options granted to holders of more than 10% of our outstanding common stock.

TERMINATION OF EMPLOYMENT

     An option granted under the 1996 Stock Option Plan is not transferable by the optionee except by will or by the laws of descent and distribution. An option granted under the plan is exercisable during the lifetime of the optionee only while the optionee is in the employ of, or serving as a consultant to, our company or within 30 days after termination of employment or the consulting arrangement. References to termination of employment in this proxy statement are deemed to include termination of a consulting arrangement. In the event that termination of employment is due to death or disability, the option is exercisable for a one-year period after termination. If death occurs within 30 days after termination of employment, the option is exercisable for three months after the death of the optionee.

VESTING -- EXERCISABILITY

     The 1996 Stock Option Plan does not impose any specific vesting requirements. Options granted by us under our 1996 Stock Option Plan generally vest ratably over a four-year period, but that an optionee may fully exercise options granted to him or her immediately upon such grant. We retain the right to buy back, upon an optionee's termination of employment, at the exercise price paid by the optionee, any shares in which the optionee was not vested at the time of such termination. From time to time, the Compensation Committee may grant options that vest over a shorter period than the standard four-year vesting period.

AMENDMENT

     The 1996 Stock Option Plan provides that the board of directors may amend the 1996 Stock Option Plan at any time in such respect as the board of directors may deem desirable; provided that the following amendments require approval by the holders of a majority of the common stock represented at a meeting of stockholders for which a quorum is present:

     - any change in the aggregate number of shares of common stock available for issuance under the 1996 Stock Option Plan, subject to adjustments described in the 1996 Stock Option Plan;

     - any change in the designation of the class of employees eligible to be granted incentive stock options;

     - permitting the granting of an option which extends beyond ten years from date of grant;

     - extending the termination date of the 1996 Stock Option Plan past the tenth anniversary of its effective date; and

     - as long as we have a class of securities registered under the Securities Exchange Act of 1934, as amended, at the time of such amendment, any change that would materially increase the benefits accruing to participants under the 1996 Stock Option Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of participation in the 1996 Stock Option Plan for a typical optionee is only a summary and does not purport to be complete, and differences in individual optionees' financial situations may cause federal, state and local income tax consequences of participation in the 1996 Stock Option Plan to vary.

     Non-Qualified Stock Options. An optionee will not recognize any income upon the grant of a non-qualified stock option. Under Rule 16b-3 promulgated under the Securities Exchange Act the short-swing profit liability rules under
Section 16(b) of the Securities Exchange Act should ordinarily not apply to the exercise of a non-qualified stock option under the 1996 Stock Option Plan. As a result, ordinarily upon exercise of the non-qualified stock option, the amount by which the fair market value of the shares transferred at the time of exercise exceeds the exercise price must be treated as ordinary income received by the optionee. See "Exercise of Options with Common Stock" below for a description of the tax consequences of using previously acquired stock to exercise an option. However, if an optionee is subject to such short-swing profit rules, then the amount by which the fair market value of the non-qualified stock option at the time such optionee could sell such shares at a profit without creating liability under

Section 16(b) of the Securities Exchange Act exceeds the exercise price must be treated as ordinary income received by the optionee. Such an optionee may elect, pursuant to Section 83(b) of the Internal Revenue Code, to be taxed on the difference between the fair market value of the non-qualified stock option on the date of exercise of the option and the exercise price.

     We generally will be entitled to deduct the amount that the optionee is required to treat as ordinary income in our taxable year that ends with or within the taxable year in which the optionee recognizes such income, to the extent such amount constitutes an ordinary and necessary business expense and is not disallowed under section 162(m) of the Internal Revenue Code. We believe that the options to be granted under the 1996 Stock Option Plan meet the requirements for deductible compensation.

     Upon a taxable disposition of shares acquired upon exercise of a non-qualified stock option, any amount received by the optionee in excess of the sum of the exercise price and any amount includable in income with respect to the exercise of such non-qualified stock option, will generally be treated as long-term or short-term capital gain, depending upon the holding period of the non-qualified stock option. To qualify for long-term capital gain or loss treatment, the non-qualified stock option must have been held for more than 12 months as a capital asset. The maximum federal income tax rate applicable to individuals for long-term capital gain is currently 20%. If, upon disposition, the optionee receives an amount that is less than the fair market value of the shares acquired upon exercise of the non-qualified stock option on the date the shares are valued, the loss will generally be treated as a long or short-term capital loss, depending upon the holding period of those shares.

     Incentive Stock Options. An optionee will not recognize any income upon the grant or exercise of an incentive stock option, nor will we be allowed a corresponding deduction. See "Exercise of Options with Common Stock" below for a description of the tax consequences of using previously acquired stock to exercise an incentive stock option. See "-- Alternative Minimum Tax" below for the application of the alternative minimum tax to the exercise of an incentive stock option.

     When shares acquired through the exercise of an incentive stock option are sold or exchanged in a taxable disposition, any amount received by the optionee in excess of the exercise price of the incentive stock option, will be treated as long-term capital gain, and any loss realized will be treated as a long-term capital loss, assuming that the prescribed incentive stock option requirements described below are met.

     To obtain the favorable tax treatment for incentive stock option under
Section 422 of the Internal Revenue Code, an optionee must not dispose of shares acquired through the exercise of the incentive stock option within two years of the grant date and within one year from the date of exercise of the incentive stock option.

     If the holding period requirements referred to above are not met, the disposition of the shares acquired upon exercise of the incentive stock option will be treated as a "disqualifying disposition." Upon a disqualifying disposition, the amount by which the lesser of (1) the fair market value of the shares acquired upon exercise of the incentive stock option on the date of exercise, or (2) the amount realized on the sale, exceeds the exercise price will be treated as ordinary income, and any gain in excess of the amount in (1) will be long-term or short-term capital gain, depending on the holding period of the shares acquired upon exercise of the incentive stock option. If the shares acquired upon exercise of the incentive stock option are sold for an amount less than the exercise price, such loss will be treated as a long-term or short-term capital loss, depending on the holding period of such shares. In the event of a disqualifying disposition, we will be allowed a deduction in an amount equal to the amount that the optionee is required to treat as ordinary income in our taxable year that ends with or within the taxable year in which the optionee is required to recognize such ordinary income.

     Alternative Minimum Tax. For purposes of computing the alternative minimum tax, an optionee must include in alternative minimum taxable income the amount by which the fair market value of shares of common stock subject to incentive stock options (at the time they are no longer subject to a substantial risk of forfeiture or are freely transferable) exceeds the exercise price. If an optionee exercises an incentive stock option and disposes of the shares acquired upon exercise of the incentive stock option in the same year and the amount realized is less than the fair market value of such shares at the time of exercise, the amount of income that must be included in alternative minimum taxable income may not exceed the excess, if any, of the amount realized from the disposition over the optionee's adjusted basis in the shares acquired upon exercise of the incentive stock option.

EXERCISE OF OPTION

     Under the 1996 Stock Option Plan there must be a continuous employment, or consulting, relationship between the optionee and our company from the date of the grant of an option until the date of exercise (however, the optionee may exercise an option within 30 days following his termination of employment), unless the option terminates due to his death or disability. If the optionee's employment terminates as a result of his disability, the optionee may exercise his options within 12 months of his termination of employment. If the optionee's employment terminates as a result of his death, the option may be exercised within 12 months after the date of death of the optionee by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance. If the optionee's death occurs within 30 days after the termination of his employment relationship with us, the option may be exercised within three months of the optionee's death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance.

EXERCISE OF OPTIONS WITH COMMON STOCK

     Non-Qualified Stock Options. If an optionee exercises a non-qualified stock option by paying the exercise price with shares acquired upon exercise of incentive stock options that have been held for the requisite holding periods or shares of common stock other than those shares, the optionee will be treated as having made a nontaxable exchange of the number of shares transferred for an equal number of shares received. The basis and holding period of the exchanged stock will be the same as the basis and holding period of the stock transferred. The fair market value of all shares received in excess of the exchanged stock are treated as compensation income to the optionee, and our company generally will have a corresponding deduction to the extent the amount constitutes an ordinary and necessary business expense and is not disallowed by section 162(m) of the Internal Revenue Code. That excess stock will have a basis equal to the amount included in optionee's compensation income and a holding period that begins on the date the non-qualified stock option is exercised. An optionee who is subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act should see the discussion under "Non-Qualified Stock Options" above.

     If an optionee exercises a non-qualified stock option by paying the exercise price with shares acquired upon exercise of an incentive stock option that have not been held for the requisite holding period, the transaction will be treated as a disqualifying disposition as described above.

     Incentive Stock Options. If an optionee exercises an incentive stock option by paying the exercise price with shares of common stock other than incentive option shares, the optionee will be treated as having received exchanged stock (the number of shares received equal to the number of shares surrendered) and excess stock (the remaining number of shares received). The exchanged stock will have a basis and holding period that are the same as the basis and holding period of the shares surrendered. The excess stock will have a basis of zero and its holding period will begin on the date after the incentive stock option is exercised. Both the exchanged stock and the excess stock must be held for the requisite holding period to avoid a disqualifying disposition.

     If an optionee exercises an incentive stock option by paying the exercise price with shares acquired upon the exercise of incentive stock options that have not been held for all requisite holding periods, the optionee will have made a disqualifying disposition of the such shares acquired upon the exercise of incentive stock options. The optionee will be treated as having exchanged the shares acquired upon the exercise of incentive stock options with the lowest basis. The optionee will have compensation income with respect to such surrendered shares acquired upon the exercise of incentive stock options. See Exercise of Options with Common Stock -- Incentive Stock Options, above. The exchanged stock received will have a basis equal to the basis of the shares acquired upon the exercise of incentive stock options surrendered, increased by the amount of compensation income recognized by the optionee, and a holding period that will be the same as the holding period of the shares acquired upon the exercise of incentive stock options surrendered. The excess stock will have a basis of zero and its holding period will begin on the date the incentive stock option is exercised. The exchanged stock and the excess stock received must be held for the requisite holding period to avoid a disqualifying disposition of the exchanged stock and excess stock received. If an optionee exercises an incentive stock option by paying the exercise price with incentive option shares that have been held for all of the requisite holding periods, the result will be the same as if the optionee had not used incentive option shares to exercise the option.

RECOMMENDATION OF THE BOARD OF DIRECTORS AS TO THE AMENDMENT OF OUR 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 1996 STOCK OPTION PLAN

     After careful consideration, the board of directors has determined that it is in our company's best interests and those of our stockholders to amend our 1996 Stock Option Plan as described above. As a result, the board has unanimously approved the amendment to our 1996 Stock Option Plan and recommends that you vote to approve the amendment to our 1996 Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT TO OUR 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK ISSUABLE UNDER THE 1996 STOCK OPTION PLAN.

                     PROPOSAL TO AMEND THE VTEL CORPORATION
             1992 DIRECTOR STOCK OPTION PLAN TO MODIFY THE FORMULA
              PURSUANT TO WHICH ADDITIONAL OPTIONS MAY BE GRANTED
                                    (ITEM 5)

GENERAL

     In order to attract and retain nonemployee directors for our company, the board of directors has adopted, and our stockholders have previously approved, the VTEL Corporation 1992 Director Stock Option Plan. An aggregate of 250,000 shares of common stock may be issued upon the exercise of options granted under the 1992 Director Stock Option Plan.

     In general, the 1992 Director Stock Option Plan presently provides for the automatic grant of an option to purchase 25,000 shares of common stock, having an exercise price of the fair market value of our common stock at the date of grant, to each nonemployee director upon initial election or appointment to the board of directors. These options vest over a three-year period. The plan also presently provides that each nonemployee director will receive additional options to purchase 12,500 shares of common stock, having an exercise price equal to the fair market value of our common stock on the date of grant, such options vesting over a three-year period, at the time that the eligible director's prior options granted under the 1992 Director Stock Option Plan become fully exercisable and vested.

     The board of directors has authorized an amendment to the 1992 Director Stock Option Plan, subject to stockholder approval, which would modify the existing formula grant. As amended, nonemployee directors will continue to receive an automatic grant of an option to purchase 25,000 shares of common stock upon initial election or appointment. Thereafter, in lieu of the existing formula grant described in the preceding paragraph, each nonemployee director will receive options to purchase 10,000 shares of common stock on each anniversary date of the nonemployee director's election or appointment to the board of directors. These options will vest over a three-year period. Each option granted will have an exercise price equal to the fair market value of our common stock on the date of grant. This amendment is based on market data that has been reviewed by the board of directors, and is believed by the board of directors to be necessary in order to enhance the usefulness of the 1992 Director Stock Option Plan in attracting and retaining nonemployee directors. As of October 15, 2001, 107,001 shares remain available for grant under the 1992 Director Stock Option Plan. The amendment, if approved, will enable our company to continue the purposes of the 1992 Director Stock Option Plan, by providing additional incentives to attract and retain qualified nonemployee directors.

     The proposed amendment requires the approval of our stockholders pursuant to the terms of the 1992 Director Stock Option Plan. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of common stock present and voting at the annual meeting in person or by proxy is necessary to approve the above described amendment to the 1992 Director Stock Option Plan. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specifications are made, will be voted in favor of such approval.

     If approved by our stockholders at the annual meeting, an amendment will be made to the 1992 Director Stock Option Plan in order to modify the formula for option grants, as described above.

     The following table sets forth information with respect to options received by or allocated to each indicated individual or group listed in the 1992 Director Stock Option Plan in fiscal 2001.

NAME AND POSITION                                             NUMBER OF OPTIONS
-----------------                                             -----------------
Richard N. Snyder...........................................       12,500
  Chief Executive Officer and President
All current executive officers as a group...................       12,500
All nonemployee directors as a group........................       12,500
All employees including all current officers, who are not             -0-
  executive officers, as a group............................

DESCRIPTION OF THE VTEL CORPORATION 1992 DIRECTOR STOCK OPTION PLAN

     Under the provisions of the 1992 Director Stock Option Plan, non-qualified stock options may be granted to the nonemployee directors of our company. The 1992 Director Stock Option Plan provides that upon the initial election or appointment of a person who is not an employee of our company as director of our company, that person will be granted an option to purchase 25,000 shares of common stock at the fair market value of common stock on the date of grant. At the time the initial grant and each subsequent grant are fully vested, i.e., after 36 months, each nonemployee director is entitled to an additional grant of options covering 12,500 shares. If the amendment is approved, nonemployee directors will continue to receive an automatic grant of an option to purchase 25,000 shares of common stock upon initial election or appointment. Thereafter, in lieu of the existing formula grant described above, each nonemployee director will receive options to purchase 10,000 shares of common stock on each anniversary date of the nonemployee director's election or appointment to the board of directors. These options will vest over a three-year period. Each option granted will have an exercise price equal to the fair market value of our common stock on the date of grant.

     Pursuant to the terms of the 1992 Director Stock Option Plan, each option becomes exercisable on a cumulative basis as to one-thirty-sixth of the shares subject to the option on each monthly anniversary of the date of grant of the option. In the event an optionee ceases to serve as a director, options granted under the 1992 Director Stock Option Plan may be exercised by the optionee (or, in the event of his death, by his administrator, executor or heirs) at any time within 12 months after the optionee ceases to serve as a director, to the extent such option was exercisable at the time of such cessation of service. Each option will expire after the expiration of 10 years from the date of the grant. An option granted under the current 1992 Director Stock Option Plan is not transferable by the optionee except by will or by the laws of descent and distribution.

     The 1992 Director Stock Option Plan is administered by the board of directors. Under the provisions of the 1992 Director Stock Option Plan, the board of directors has the authority to:

     - issue options granted in accordance with the formula set forth in the 1992 Director Stock Option Plan to eligible directors; and

     - prescribe the form or forms of instruments evidencing awards.

     The 1992 Director Stock Option Plan is not required to be qualified under
Section 401(a)of the Internal Revenue Code, nor is it subject to the provisions of ERISA.

     As of October 15, 2001, options to purchase a total of 126,167 shares of common stock were outstanding under the 1992 Director Stock Option Plan. A total of 16,832 shares have been issued under the 1992 Director Stock Option Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS AS TO THE AMENDMENT OF OUR 1992 DIRECTOR STOCK OPTION PLAN TO MODIFY THE FORMULA PURSUANT TO WHICH ADDITIONAL OPTIONS ARE GRANTED TO DIRECTORS

     After careful consideration, the board of directors has determined that it is in our company's best interests and those of our stockholders to amend our 1992 Director Stock Option Plan as described above. As a result, the board has unanimously approved the amendment to our 1992 Director Stock Option Plan and recommends that you vote to approve the amendment to our 1992 Director Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT TO OUR 1992 DIRECTOR STOCK OPTION PLAN TO MODIFY THE FORMULA PURSUANT TO WHICH ADDITIONAL SHARES ARE GRANTED TO NONEMPLOYEE DIRECTORS UNDER THE 1992 DIRECTOR STOCK OPTION PLAN.

                   PROPOSAL TO INCREASE THE NUMBER OF SHARES
                     THAT EMPLOYEES MAY PURCHASE UNDER THE
                 VTEL CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                                    (ITEM 6)

     The board of directors has authorized an amendment to the VTEL Corporation Employee Stock Purchase Plan, subject to stockholder approval, in order to increase the number of shares of common stock that each employee may purchase under that plan from 1,200 shares to 2,500 shares per quarter. The board of directors authorized the amendment to enhance the attractiveness of this plan to employees. By increasing the number of shares that the employees may purchase under the Employee Stock Purchase Plan, the board of directors believes that the Employee Stock Purchase Plan will continue to be a useful stock-related benefit program for attracting and retaining employees and providing additional incentive for all employees to promote the success of our company. The proposed amendment requires the approval of our stockholders pursuant to the terms of the Employee Stock Purchase Plan. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of common stock present and voting at the annual meeting in person or by proxy is necessary to approve the above described amendment to the Employee Stock Purchase Plan. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specifications are made, will be voted in favor of such approval.

DESCRIPTION OF VTEL CORPORATION EMPLOYEE STOCK PURCHASE PLAN

  GENERAL

     The VTEL Corporation Employee Stock Purchase Plan was adopted by the board of directors on April 29, 1993, and subsequently approved by our stockholders. The Employee Stock Purchase Plan authorizes as of October 15, 2001 the issuance of up to 1,450,000 shares of common stock. The purpose of the Employee Stock Purchase Plan is to assist eligible employees of our company and its subsidiaries in acquiring a stock ownership interest in our company through regular payroll deductions and cash contributions and thereby encourage them to remain in the employ of our company or our subsidiaries. The Employee Stock Purchase Plan allows participants to purchase shares of common stock at a price equal to the lesser of 85% of the fair market value of our common stock on the date of grant of the option, or 85% of the fair market value of our common stock at the time of exercise. See "-- Exercise Price" below. The Employee Stock Purchase Plan is not subject to the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended, nor is the Employee Stock Purchase Plan subject to any provisions of ERISA. No maximum period of duration has been established for the Employee Stock Purchase Plan. The board of directors does have the power to suspend or terminate the Employee Stock Purchase Plan at any time, provided such suspension or termination does not affect outstanding options granted under the Employee Stock Purchase Plan.

  ELIGIBILITY AND PARTICIPATION

     Any individual who is customarily employed by our company or our subsidiaries for more than 20 hours per week and more than five months in a 12-month period is eligible to participate in the Employee Stock Purchase Plan for one or more offering periods, provided that the individual is an employee on the first day of such offering period or periods. In no event may options be granted under the Employee Stock Purchase Plan to an employee who immediately after the granting of the option would own capital stock of our company (including capital stock of our company which the individual may purchase under outstanding options) possessing more than 5% of the total combined voting power or value of all classes of stock of our company or any of our affiliates. In addition, no option may be granted which would permit an employee's rights to purchase stock under the Employee Stock Purchase Plan and all other employee stock purchase plans of our company and our affiliates to accrue at a rate which exceeds $25,000 of the fair market value of such stock, determined at the time such option is granted, for each calendar year or portion thereof in which such stock option is outstanding. An eligible employee may become a participant by completing and returning to our company a written stock purchase agreement indicating the employee's desire to participate in the Employee Stock Purchase Plan and the amount in payroll deductions, cash or stock which the employee wishes to contribute under the Employee Stock

Purchase Plan in each offering period. Such agreement shall become effective on the first day of the offering period and will remain effective for subsequent offering periods unless the employee's participation in the Employee Stock Purchase Plan has terminated. A participant may increase or decrease the rate of contribution to the Employee Stock Purchase Plan by amending his or her authorization for payroll deductions or cash or stock contributions. An amended authorization must be filed at least two weeks prior to the commencement date of the offering period for which it is to become effective.

  ADMINISTRATION

     The Employee Stock Purchase Plan is administered by the Compensation Committee of the board of directors. The Compensation Committee has full authority to administer the Employee Stock Purchase Plan, including authority to interpret and construe any provision of the Employee Stock Purchase Plan and to adopt the rules and regulations for administering the Employee Stock Purchase Plan as it may deem advisable. Decisions of the Compensation Committee are binding on all participants. All expenses of establishing and administering the Employee Stock Purchase Plan are paid by our company without charge to participants.

  SHARES AND AMOUNTS SUBJECT TO PLAN

     As of October 15, 2001, the maximum number of shares of common stock of our company which may be issued under the Employee Stock Purchase Plan cannot exceed 1,450,000 shares, subject to adjustment in certain circumstances. To prevent dilution or enlargement of the rights of participants under the Employee Stock Purchase Plan, adjustments in the number of shares subject to the Employee Stock Purchase Plan, the number of shares subject to outstanding options, the maximum number of shares for which options may be granted to any one employee, and option exercise prices are to be made in the event of merger, consolidation, reorganization, recapitalization, stock split, stock dividend in excess of 2% or other change in the corporate structure of our company. Upon dissolution or liquidation of our company, other than in connection with a reorganization, merger or consolidation in which the surviving corporation prior to or concurrent with its succession to the business of our company assumes and continues the restated Employee Stock Purchase Plan by substituting its common stock for our common stock underlying the options granted thereunder, all options granted under the Employee Stock Purchase Plan will terminate. However, each optionee will have the right to exercise his or her outstanding options at any time prior to or concurrently with the consummation of such merger, consolidation or reorganization to the full extent it has not been exercised. If the number of shares for which options are to be exercised on any date exceeds the number of shares then remaining available under the Employee Stock Purchase Plan, the Compensation Committee will make a pro rata allocation of the remaining available shares in a manner as nearly uniform as practicable. Participant contributions not applied to the purchase of common stock will be returned without interest. No person will have any rights as a stockholder with respect to any shares of common stock covered by an option prior to the date of issuance of a stock certificate for the shares. No adjustments will be made for dividends or other rights for which the record date is prior to the date the stock certificate is issued.

  TERMS OF OPTIONS -- METHOD OF PAYMENT

     The maximum number of shares for which options may be granted to any participant during any single offering period shall not exceed 1,200 shares, or 2,500 shares if the amendment is approved. There is no minimum number of shares for which options may be granted to an employee. Each participant may contribute up to 15% of base pay, at the rate of contribution elected prior to the commencement date of an offering, through any of the following methods:

     - regular payroll deductions in multiples of $5;

     - lump sum cash payments made not later than two weeks before the last day of an offering period; or

     - stock.

The amount of each participant's contribution is held by our company in a special account, but our company has no obligation to pay interest on account balances. Base pay is defined in the Employee Stock

Purchase Plan as regular straight-time earnings for an offering period plus sales commissions, bonuses and other incentive payments for the three-month period immediately preceding the offering period.

  OFFERING PERIODS

     The initial offering period under the Employee Stock Purchase Plan had a duration of three months and commenced on July 1, 1993 and ended on September 30, 1993. Subsequent offering periods are for successive three-month periods commencing on October 1, January 1, April 1, and July 1 and ending on the December 31, March 31, June 30 and September 30, respectively. Except as described below, a participant's option is automatically exercised on the last day of the offering period by applying the funds then in the participant's account to the purchase of our common stock. If any money remains in the participant's account which is less than the price of one share of our common stock, then the money is held for purchase of shares in the next offering period. Money remaining in the participant's account by reason of the limitation on the maximum number of shares purchasable in a single offering period is refunded without interest promptly after the close of the offering period. If a participant does not desire to have an option exercised, the participant must so notify our company in writing at least two weeks prior to the last day of the offering period. As soon as reasonably practicable after receipt of the notice, our company may deliver to such participant a cash payment equal to the total of the contributions credited to his or her account during such offering period. No interest shall be paid on such contributions. The non-exercise of an option will not affect the participant's ability to participate in the Employee Stock Purchase Plan for subsequent offering periods, and the participant's stock purchase agreement will remain in force.

  EXERCISE PRICE

     The purchase price of our common stock covered by each option is equal to the lesser of:

     - 85% of the fair market value of our common stock on the date of grant of the option, or the first day of the offering period; or

     - 85% of the fair market value of our common stock at the time of exercise, or the last day of the offering period.

The fair market value is deemed to be equal to the mean of the high and low reported sales prices of our common stock on the NASDAQ National Market System, or other quotation system or stock exchange, on which our common stock is traded on the date such value is to be determined.

  WITHDRAWAL -- TERMINATION OF EMPLOYMENT -- DEATH

     An employee's participation in the Employee Stock Purchase Plan will be terminated when the participant voluntarily withdraws from the Employee Stock Purchase Plan upon written notification to the Compensation Committee, when the participant's employment terminates, or upon the death of the participant. Within 30 days after an employee's participation in the Employee Stock Purchase Plan is terminated, all funds in the employee's account will be returned without interest. A voluntary withdrawal from the Employee Stock Purchase Plan will not affect a participant's ability to participate in the Employee Stock Purchase Plan for any subsequent offering period provided the participant files a new stock purchase agreement and payroll deduction authorization with the Compensation Committee at least two weeks prior to the commencement of the offering period. Each participant may designate a beneficiary or beneficiaries of the participant's interest in the Employee Stock Purchase Plan. Upon the participant's death, any balance in the participant's account will be distributed to such beneficiary or beneficiaries, or in the absence of such designation, to the executor or administrator of the participant's estate.

  TRANSFERABILITY -- DELIVERY

     Options granted pursuant to the Employee Stock Purchase Plan may not be transferred by a participant and are exercisable only during the participant's lifetime. After the exercise of options at the end of each offering period, our company will, as expeditiously as possible, deliver to each participant certificates evidencing the shares of stock purchased through that exercise. Our company may, however, postpone delivery of shares for any period as may be required for it to comply with applicable requirements of law or quotation system or stock exchange on which our common stock is traded.

  TERMINATION OR AMENDMENT

     The board of directors may at any time, with respect to any shares not at the time subject to outstanding options, suspend or terminate the Employee Stock Purchase Plan. The board of directors may also amend the Employee Stock Purchase Plan from time to time as it deems advisable. However, the board of directors much obtain prior stockholder approval before amending the Employee Stock Purchase Plan to:

     - increase the maximum number of shares subject to the Employee Stock Purchase Plan or the maximum number of shares for which options may be granted to any one employee, other than adjustments to prevent dilution or enlargement of participant rights in the event of fundamental changes to our company;

     - materially increase the benefits accruing to participants;

     - materially modify the eligibility requirements for Employee Stock Purchase Plan participation;

     - modify the terms of any option granted under the Employee Stock Purchase Plan so as to render such options unqualified for special tax treatment under Section 423 of the Internal Revenue Code.

  CERTAIN FEDERAL TAX INCOME CONSEQUENCES

     The following discussion of the federal income tax consequences of participation in the Employee Stock Purchase Plan for typical optionee is only a summary, does not purport to be complete and does not cover, among other things, state and local tax treatment of participation in the Employee Stock Purchase Plan. Also, differences in individual optionees' financial situations may cause federal, state and local income tax consequences of participation in the Employee Stock Purchase Plan to vary. The Employee Stock Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan that qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code, no taxable income will be reportable by a participant by reason of the grant of the option or its exercise. A participant will recognize taxable income in the year of disposition of the stock acquired under the Employee Stock Purchase Plan or in the year of death if the participant dies while still owning the stock. Generally, a disposition for this purpose includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer into joint ownership if the participant remains one of the joint owners, a pledge or a transfer by bequest or inheritance. If the participant disposes of stock within two years from the date the underlying option was granted, the participant will realize ordinary income in the year of disposition equal to the amount by which the fair market value of the stock on the date the option was exercised exceeded the exercise price. In such instances, the amount of the ordinary income will be added to the participant's basis in the stock, and any additional gain or any loss recognized on the disposition will be a capital gain or loss. The gain or loss will be long-term if the stock has been held for more than eighteen months. If the participant disposes of stock more than two years after the date the underlying option was granted, the participant will realize ordinary income in the year of disposition equal to the lesser of the excess of the fair market value of the stock at the time of disposition over the exercise price for such stock, or the excess of the fair market value of the stock at the time the option was granted over the exercise price for the stock. The amount of any ordinary income will be added to the participant's basis in the stock, and any gain recognized upon the disposition will be a long-term capital gain. If the fair market value of the stock on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss. If the participant still owns the stock at the time of death, the lesser of the excess of the fair market value of the stock at the time of death over the exercise price for the stock, or the excess of the fair market value of the stock at the time the option was granted over the exercise price for the stock will constitute ordinary income in the year of death. If a share is disposed of within two years after the date the underlying option was granted, then the employer corporation will be entitled to a deduction in the year of disposition equal to the amount of ordinary income realized by the participant as a result of the disposition. In all other cases, no deduction is allowed.

RECOMMENDATION OF THE BOARD OF DIRECTORS AS TO THE AMENDMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT EACH EMPLOYEE MAY PURCHASE UNDER THE EMPLOYEE STOCK PURCHASE PLAN FROM 1,200 SHARES TO 2,500 SHARES PER QUARTER

     After careful consideration, the board of directors has determined that it is in our company's best interests and those of our stockholders to amend our Employee Stock Purchase Plan as described above. As a result, the board has unanimously approved the amendment to our Employee Stock Purchase Plan and recommends that you vote to approve the amendment to our Employee Stock Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT EACH EMPLOYEE MAY PURCHASE UNDER THE EMPLOYEE STOCK PURCHASE PLAN FROM 1,200 SHARES TO 2,500 SHARES PER QUARTER.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                                    (ITEM 7)

     Pursuant to the recommendation of the Audit Committee, the board of directors has appointed Ernst & Young LLP, independent accountants, to audit our consolidated financial statements for the year ending July 31, 2002. We are advised that no member of Ernst & Young LLP has any direct financial interest or material indirect financial interest in our company or any of its subsidiaries or, during the past three years, has had any connection with our company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting of our stockholders, will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

     While stockholder ratification is not required for the selection of Ernst & Young LLP since the board of directors has the responsibility for the selection of our company's independent auditors, the selection is being submitted for ratification at the annual meeting solely with a view toward soliciting the stockholders' opinion thereon, which opinion will be taken into consideration in future deliberations.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION BY THE STOCKHOLDERS OF THIS APPOINTMENT.

                                 OTHER MATTERS

     As of this date, the board of directors does not know of any business to be brought before the annual meeting other than as specified above. However, if any matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     We have only one outstanding class of equity securities, our common stock, par value $.01 per share.

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of October 15, 2001 by:

     - each person who is known by us to beneficially own more than five percent of our common stock;

     - each of our directors and nominees and named executive officers; and

     - all directors and officers as a group.

                                                                SHARES BENEFICIALLY
                                                                    OWNED(1)(2)
                                                              -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                            NUMBER        PERCENT
------------------------------------                          -----------     -------
Dimensional Fund Advisors
  1299 Ocean Avenue
  Santa Monica, CA 90401....................................    1,782,288       7.2%
Marathon Fund L P
  6300 Ridglea Place, Suite 1111
  Fort Worth, TX 76116......................................    1,610,600       6.5%
Richard N. Snyder...........................................      420,819(3)    1.7%
Stephen L. Von Rump.........................................      110,433(4)      *
F.H. (Dick) Moeller.........................................      394,483(5)    1.6%
Gordon H. Matthews..........................................       30,774(6)      *
T. Gary Trimm...............................................      260,557(7)    1.0%
Kathleen A. Cote............................................       26,972(8)      *
James H. Wells..............................................       30,972(9)      *
Robert R. Swem..............................................      169,600(10)     *
Jay Peterson................................................      112,722(11)     *
Kenneth Kalinoski...........................................      261,200(12)   1.0
Dennis M. Egan..............................................      117,500(13)     *
David Turnbull..............................................       16,666(14)     *
Rodney S. Bond..............................................      156,794(15)     *
All directors and officers as a group (13 persons)(3), (4),
  (5), (6), (7), (8), (9), (10), (11), (12), (13), (14),
  (15)......................................................    2,109,492(16)   8.0%

---------------

  *  Indicates ownership of less than 1% of our common stock

 (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Amounts shown include shares of common stock issuable upon exercise of certain outstanding options within 60 days after October 15, 2001.

 (2) Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 24,751,486 shares of Common Stock issued and outstanding on October 15, 2001. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

 (3) Consists of 155,000 shares held by Mr. Snyder directly and 265,819 shares (250,000 of which are subject to repurchase at December 13, 2001 by our company at the optionee's exercise prices pursuant to the option agreements) which Mr. Swem may acquire upon the exercise of options within 60 days after October 15, 2001.

 (4) Consists of 17,100 shares held by Mr. Von Rump directly and 93,333 shares which Mr. Von Rump may acquire upon the exercise of options within 60 days after October 15, 2001.

 (5) Consists of 168,010 shares held by Mr. Moeller directly and 226,473 shares which Mr. Moeller may acquire upon the exercise of options within 60 days after October 15, 2001.

 (6) Consists of 11,594 shares held by Mr. Matthews directly and 19,180 shares which Mr. Matthews may acquire upon the exercise of options within 60 days after October 15, 2001.

 (7) Consists of 12,307 shares held by Mr. Trimm directly and 248,250 shares which Mr. Trimm may acquire upon the exercise of options within 60 days after October 15, 2001.

 (8) Consists of 11,000 shares held by Ms. Cote directly and 15,972 shares which Ms. Cote may acquire upon the exercise of options within 60 days after October 15, 2001.

 (9) Consists of 15,000 shares held by Mr. Wells directly and 15,972 shares which Mr. Wells may acquire upon the exercise of options within 60 days after October 15, 2001.

(10) Consists of 12,100 shares held by Mr. Swem directly and 157,500 shares (44,972 of which are subject to repurchase at December 13, 2001 by our company at the optionee's exercise prices pursuant to the option agreements) which Mr. Swem may acquire upon the exercise of options within 60 days after October 15, 2001.

(11) Consists of 43,321 shares held by Mr. Peterson directly and 69,401 shares (36,428 of which are subject to repurchase at December 13, 2001 by our company at the optionee's exercise prices pursuant to the option agreements) which Mr. Peterson may acquire upon the exercise of options within 60 days after October 15, 2001.

(12) Consists of 61,200 shares held by Mr. Kalinoski directly and 200,000 shares (181,250 of which are subject to repurchase at December 13, 2001 by our company at the optionee's exercise prices pursuant to the option agreements) which Mr. Kalinoski may acquire upon the exercise of options within 60 days after October 15, 2001.

(13) Consists of 117,500 shares (21,157 of which are subject to repurchase at December 13, 2001 by our company at the optionee's exercise prices pursuant to the option agreements) which Mr. Egan may acquire upon the exercise of options within 60 days after October 15, 2001.

(14) Consists of 16,666 shares which Mr. Turnbull may acquire upon the exercise of options on or before November 1, 2001. Effective July 21, 2001 Mr. Turnbull was no longer employed by our company.

(15) Consists of 36,838 shares held by Mr. Bond directly and 119,956 shares which Mr. Bond may acquire upon the exercise of options on or before October 30, 2001. Effective September 1, 2000 Mr. Bond was no longer employed by our company.

(16) All options held by the chief executive officer and the named executive officers were granted under the VTEL Corporation 1989 Stock Option Plan or the VTEL Corporation 1996 Stock Option Plan. Pursuant to these stock option plans, all options granted thereunder are immediately exercisable, however, shares issued upon exercise are subject to repurchase by us, at the exercise price, to the extent of the number of shares that have not vested in the event that the optionees' employment terminates prior to all such optionees' options becoming vested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of the our common stock, or "10% Stockholders," to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon information provided to us by individual officers, directors and 10% Stockholders, we believe that all of these filing requirements were satisfied by our officers, directors and 10% Stockholders except with respect to Mr. Snyder, who filed one Form 4 late with respect to one transaction.

                             STOCKHOLDER PROPOSALS

     Pursuant to various rules promulgated by the Securities and Exchange Commission, a stockholder seeking to include a proposal in our proxy statement and form of proxy card for our annual meeting of the stockholders to be held in 2002 must timely submit such proposal in accordance with Securities and Exchange Commission Rule 14a-8 to VTEL, addressed to Jay C. Peterson, Secretary, 108 Wild
Basin Road, Austin, Texas 78746 no later than           , 2002. Further, a
stockholder may not present a proposal for inclusion in our proxy statement and form of proxy card related to the 2002 annual meeting and may not submit a matter for consideration at the 2002 annual meeting, regardless of whether presented for inclusion in our proxy statement and form of proxy card, unless the stockholder has timely complied with our bylaw requirements which set a notice deadline after which a stockholder will not be permitted to present a proposal at our stockholder meetings. The bylaws state that in order for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. A stockholder's notice to the secretary must set forth as to each matter the stockholder proposes to bring before the meeting a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; the name and address, as they appear on our books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; the class and number of our shares which are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is being made; and any material interest of such stockholder of record and beneficial owner, if any, on whose behalf the proposal is made in such business. A notice given pursuant to this advance notice bylaw will not be timely with
respect to our 2002 meeting unless duly given by no later than           , 2002
and no earlier than           , 2002.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file quarterly and annual reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the internet website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     Some of the important business and financial information relating to our company that you may want to consider in deciding how to vote is not included in this proxy statement, but rather is "incorporated by reference" to documents that we have previously filed with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by information contained directly in this proxy statement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED
          , 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                          By Order of the Board of Directors

                                          Jay C. Peterson
                                          Secretary

Austin, Texas

                                    ANNEX A

                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                               VTEL CORPORATION,
                                      AND
                           VTEL PRODUCTS CORPORATION
                                  DATED AS OF
                               SEPTEMBER 28, 2001

                               TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS.......................................................    A-1
  SECTION 1.1      Defined Terms...............................................    A-1
  SECTION 1.2      References and Titles.......................................    A-4
ARTICLE II. SALE AND PURCHASE OF ACQUIRED ASSETS...............................    A-5
  SECTION 2.1      Agreement to Sell and Buy...................................    A-5
  SECTION 2.2      Excluded Assets.............................................    A-6
  SECTION 2.3      Purchase Price..............................................    A-6
  SECTION 2.4      Proration of Expenses, Tax and Deposits.....................    A-6
  SECTION 2.5      Inventory Adjustment........................................    A-7
  SECTION 2.6      Accounts Receivable.........................................    A-7
  SECTION 2.7      Assumption of Liabilities and Obligations...................    A-7
  SECTION 2.8      Allocation..................................................    A-8
  SECTION 2.9      Tax Treatment...............................................    A-8
ARTICLE III. REPRESENTATIONS AND WARRANTIES....................................    A-8
  SECTION 3.1      Representations and Warranties of Seller....................    A-8
  SECTION 3.2      Representations and Warranties of Buyer.....................   A-12
ARTICLE IV. COVENANTS..........................................................   A-13
  SECTION 4.1      Conduct of Products Business................................   A-13
  SECTION 4.2      Cooperation in Operations of the Products Business..........   A-13
  SECTION 4.3      Proxy Statement; Fairness Opinion...........................   A-13
  SECTION 4.4      Access and Information......................................   A-13
  SECTION 4.5      Notification of Certain Matters.............................   A-13
  SECTION 4.6      Consents....................................................   A-14
  SECTION 4.7      Employee Matters............................................   A-14
  SECTION 4.8      Risk of Loss................................................   A-15
  SECTION 4.9      Buyer's Board of Directors..................................   A-15
  SECTION 4.10     Financing...................................................   A-15
  SECTION 4.11     Additional Agreements.......................................   A-15
ARTICLE V. CLOSING; CLOSING DELIVERIES AND CONDITIONS PRECEDENT................   A-16
  SECTION 5.1      Closing.....................................................   A-16
  SECTION 5.2      Conditions to Each Party's Obligation.......................   A-16
  SECTION 5.3      Conditions to Obligation of Buyer...........................   A-17
  SECTION 5.4      Conditions to Obligations of the Seller.....................   A-18
ARTICLE VI. TERMINATION, AMENDMENT AND WAIVER..................................   A-18
  SECTION 6.1      Termination.................................................   A-18
  SECTION 6.2      Effect of Termination.......................................   A-19
  SECTION 6.3      Break-Up Fees...............................................   A-19
ARTICLE VII. INDEMNIFICATION...................................................   A-19
  SECTION 7.1      Indemnification of Buyer....................................   A-19
  SECTION 7.2      Indemnification of Seller...................................   A-20
  SECTION 7.3      Defense of Third-Party Claims...............................   A-20
  SECTION 7.4      Direct Claims...............................................   A-21
  SECTION 7.5      Limitations on Indemnification; Sole Remedy.................   A-21
  SECTION 7.6      Offset Against Note B.......................................   A-21
ARTICLE VIII. GENERAL PROVISIONS...............................................   A-22
  SECTION 8.1      Survival of Representations, Warranties, and Covenants......   A-22
  SECTION 8.2      Further Actions.............................................   A-22
  SECTION 8.3      Amendment and Modification..................................   A-22
  SECTION 8.4      Waiver of Compliance........................................   A-22
  SECTION 8.5      Specific Performance........................................   A-22

  SECTION 8.6      Severability................................................   A-22
  SECTION 8.7      Expenses and Obligations....................................   A-22
  SECTION 8.8      Parties in Interest.........................................   A-22
  SECTION 8.9      Notices.....................................................   A-22
  SECTION 8.10     Counterparts................................................   A-23
  SECTION 8.11     Entire Agreement............................................   A-23
  SECTION 8.12     Governing Law; Venue........................................   A-23
  SECTION 8.13     Public Announcements........................................   A-24
  SECTION 8.14     Confidentiality.............................................   A-24
  SECTION 8.15     Assignment..................................................   A-24
  SECTION 8.16     Headings....................................................   A-24

EXHIBITS AND SCHEDULES

Exhibit A                              Form of Note A
Exhibit B                              Form of Note B
Exhibit C                              Form of General License Agreement
Schedule 2.1(a)                        Personal Property
Schedule 2.1(b)                        Leased Real Property
Schedule 2.1(c)                        Licenses
Schedule 2.1(d)                        Assumed Contracts
Schedule 2.1(g)                        Assumed Names/Trademarks
Schedule 2.1(l)                        Acquired Software
Schedule 2.2(d)                        Excluded Accounts Receivable
Schedule 2.4                           Prorated Expense
Schedule 2.8                           Assumed Liabilities
Disclosure Schedules:
     Section 3.1(d)                    Required Consents
     Section 3.1(f)                    Litigation
     Section 3.1(j)                    Permitted Liens
     Section 3.1(m)                    Contested Taxes
     Section 3.1(n)                    Contracts
     Section 3.1(o)                    Employee Benefit Plans
     Section 3.1(p)                    Intellectual Property

TABLE OF DEFINED TERMS

TERM                                                                SECTION
----                                                                -------
Acquired Assets.............................................   Section 2.1
Acquired Intellectual Property..............................   Section 3.1(p)
Buyer's Agreements..........................................   Section 3.2(b)
Buyer Indemnified Parties...................................   Section 7.1
Closing Date................................................   Section 5.1
Common Stock................................................   Section 2.3(d)
Commonly Controlled Entity..................................   Section 3.1(o)
Exchange Act................................................   Section 3.1(d)
Excluded Assets.............................................   Section 2.2
Indemnified Party...........................................   Section 7.2
Indemnifying Party..........................................   Section 7.3
Losses......................................................   Section 7.1
Note A......................................................   Section 2.3(b)
Note B......................................................   Section 2.3(c)
Notes.......................................................   Section 2.3(c)
Permitted Liens.............................................   Section 3.1(j)
Purchase Price..............................................   Section 2.3(d)
Referee.....................................................   Section 2.5

TERM                                                                SECTION
----                                                                -------
Seller Indemnified Parties..................................   Section 7.2
Seller's Agreements.........................................   Section 3.1(c)
third party action..........................................   Section 7.3
                                                               Section
WARN Act....................................................   3.1(e)(iii)

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 28, 2001, by and between VTEL Corporation, a Delaware corporation ("Seller"), and VTEL Products Corporation, a Delaware corporation ("Buyer").

                                    RECITALS

     A. Seller owns and operates a separate business unit engaged in the design, manufacture, marketing and sale of video conferencing systems -- the Products Group (the "Products Business").

     B. Seller desires to sell and Buyer desires to buy certain of the assets, including Seller's foreign assets, used or held for use in the operation of the Products Business as described herein and upon the terms and conditions hereinafter set forth.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the respective representations, warranties, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                 DEFINED TERMS

     SECTION 1.1 Defined Terms. The following terms shall have the following meanings in this Agreement:

     "Accounts Receivable" means the rights of Seller to cash payment for the design, manufacture and sale of video conferencing systems, related hardware and other Inventory and all other amounts that would be classified as an account receivable of the Products Business in accordance with GAAP, but excluding certain accounts receivable specifically listed as Excluded Assets.

     "Acquired Software" means Seller's rights, title and interest in and to the computer programs, software and electronic data files listed on Schedule 2.1(l), together with all related source codes (to the extent owned by Seller), documentation, user manuals, technical manuals and other similar documents, each in any media or format, and all revisions, modifications, enhancements or additions thereto, owned by or licensed to Seller.

     "Affiliate" means, with respect to any person, any other person controlling, controlled by or under common control with such person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person.

     "Applicable Laws" means all laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Entity having jurisdiction over the Acquired Assets or the Products Business, as may be in effect on or prior to the Closing.

     "Assumed Contracts" means those Contracts set forth on Schedule 2.1(d), together with all other contracts of Seller entered into in the ordinary course of business under the direction or control of the Business Managers and not in violation of this Agreement after the date of this Agreement that relate primarily to the Acquired Assets or the Products Business or any part thereof; provided, that "Assumed Contracts" shall not include any Employee Benefit Plan or any Contract associated with an Employee Benefit Plan.

     "Assumed Liabilities" means (i) those obligations, debts and liabilities set forth on Schedule 2.8; (ii) all obligations, debts and liabilities arising after the Closing Date pursuant to the Assumed Contracts; and (iii) those obligations, debts and liabilities incurred in Buyer's operation or control of the Acquired Assets that relate to events occurring after the Closing Date.

     "Bill of Sale and Assignment" means the Bill of Sale and Assignment by Seller to Buyer in form and substance to be agreed upon by Buyer and Seller prior to the Closing.

     "business day" means any other day than (i) a Saturday or Sunday or (ii) a day on which commercial banks in Austin, Texas are authorized or required to be closed.

     "Business Managers" means Robert R. Swem, Daniel F. Nix and Richard P.
Ford.

     "Buyer" has the meaning set forth in the first paragraph of this Agreement and includes its permitted successors and assigns.

     "CERCLA" has the meaning set forth in the definition of Environmental Laws contained in this Section 1.1.

     "Chinese Governmental Entity" means any governmental department, commission, board, bureau, agency, court or other instrumentality of the People's Republic of China or any state, county, parish or municipality, jurisdiction, or other political subdivision thereof.

     "Choses in Action" means a right to receive or recover property, debt, or damages on a cause of action, whether pending or not and whether arising in contract, tort or otherwise. The term shall include rights to indemnification, damages for breach of warranty or any other event or circumstance, judgments, settlements, and proceeds from judgments or settlements.

     "Closing" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of ARTICLE V.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended. All references to the Code, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement.

     "Consents" means all consents and approvals of Governmental Entities, and all material consents and approvals of third parties, in each case that are necessary in order to transfer ownership in the Acquired Assets to Buyer and otherwise to consummate the transactions contemplated hereby.

     "Contracts" means all agreements, contracts, or other binding commitments, arrangements or plans, written or oral (including any amendments and other modifications thereto), to which Seller is a party or is otherwise bound and which relate primarily to the conduct of the Products Business.

     "Debt," without duplication, means (a) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of Seller, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (b) all deferred indebtedness of Seller for the payment of the purchase price of property or assets purchased, (c) all obligations of Seller to pay rent or other payment amounts under a lease of real or personal property which is required to be classified as a capital lease in accordance with GAAP, (d) any outstanding reimbursement obligation of Seller with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of Seller, (e) any payment obligation of Seller under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (f) all indebtedness for borrowed money secured by any Lien existing on property owned by Seller, whether or not indebtedness secured thereby shall have been assumed, (g) all guaranties, endorsements, assumptions and other contingent obligations of Seller in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others, and (h) all premiums, penalties and change of control payments required to be paid or offered in respect of any of the foregoing as a result of the consummation of the transactions contemplated by this Agreement regardless if any of such are actually paid.

     "Employee Benefit Plans" means any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) employment agreement, and (iii) bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan, program or arrangement, which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to, by Seller or any Commonly Controlled Entity for the benefit of Seller's employees or former employees.

     "Environmental Laws" means all Applicable Laws and rules of common law pertaining to the environment, natural resources, and public or employee health and safety including the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. sec. 9601 et seq.) ("CERCLA"), the Emergency Planning and Community Right to Know Act and the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act, the Clean Water Act, the Toxic Substances Control

Act, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, and any similar or analogous statutes, regulations and decisional law of any Governmental Entity, as each of the foregoing may be amended and in effect on or prior to the Closing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Contracts" means all Contracts that are not Assumed Contracts, including (a) all Contracts that are used or useful to the conduct of Seller's operations outside the Products Business, whether or not such Contracts also benefit the Products Business; (b) all employment, change of control and severance Contracts; (c) all Employee Benefit Plans and contracts associated with Employee Benefit Plans, including all assets or funds held in trust, or otherwise, associated with or used in connection with the Employee Benefit Plans or contracts associated with Employee Benefit Plans; (d) all Contracts for Debt;
(e) any collective bargaining agreement; (f) all Contracts that have terminated or expired prior to the Closing Date in the ordinary course of business; and (g) all insurance Contracts.

     "Excluded Liabilities" means all debts, obligations and liabilities of Seller of any kind or character, whether known or unknown, absolute, accrued, contingent or otherwise, including debts, obligations and liabilities arising under the Excluded Contracts, other than the Assumed Liabilities.

     "GAAP" means generally accepted accounting principles in the United States.

     "Governmental Entity" means any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States or any state, county, parish or municipality, jurisdiction, or other political subdivision thereof.

     "Inventory" means all work-in-progress, raw materials, finished goods and depot finished goods of Seller as used or held for use in the Products Business and located on the Leased Real Property and at the facilities of VTEL Telecommunications Equipment (China) Co., LTD., or otherwise in the possession of the Products Business personnel.

     "Knowledge" means, with respect to a specified party hereto, the actual knowledge of such party (including, but not limited to, (a) the actual knowledge of any subsidiaries of such party and (b) the actual knowledge of the officers, directors, employees and counsel of such party and of any subsidiaries of such party whose job responsibilities encompass the subject matter in question), together with such additional knowledge as would be acquired by a reasonable person upon conducting reasonable and diligent inquiry concerning the subject matter in question; provided, that no knowledge shall be imputed to Seller based on the actual or constructive knowledge of the Business Managers.

     "Leased Real Property" means all of the Seller's leasehold interests, easements, licenses, rights to access and rights-of-way which are identified or described in Schedule 2.1(b).

     "License Agreement" means the General License Agreement in substantially the form attached hereto as Exhibit C, with the Appendices thereto updated to the Closing Date as agreed upon by Buyer and Seller on or prior to the Closing Date.

     "Licensed Know-how" means all plans, concepts and data, research records, trade secrets and all other confidential or proprietary technical and business information owned by Seller and used in the Products Business, as of the Closing Date and listed on Appendix A to the License Agreement, or as otherwise disclosed by Licensor to Licensee during the term of the License Agreement.

     "Licensed Patents" means the issued patent and patent applications owned by Seller as of the Closing Date and listed on Appendix A to the License Agreement.

     "Licensed Software" means the computer programs, software, electronic data files, source codes, documentation, user manuals, technical manuals and other similar documents, each in any media or format, and all revisions, modifications, enhancements or additions thereto, owned by Seller and used in the Products Business, as of the Closing Date and listed on Appendix A to the License Agreement.

     "Licenses" means all permits, registrations, licenses, authorizations and the like issued or required to be issued by any Governmental Entity or Chinese Governmental Entity to Seller relating primarily to the Products Business.

     "Liens" means all liens, pledges, security interests, mortgages, deeds of trust, tenancies, possessory interests, conditional sale or other title retention agreements, assessments, easements, covenants, restrictions, rights of first refusal, options or encumbrances of any kind, other than the Assumed Liabilities.

     "Material Adverse Effect" means a material adverse effect on the business, operations, properties, condition (financial or otherwise), results of operations, Acquired Assets, liabilities, or prospects of the Products Business, taken as a whole.

     "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

     "Personal Property" means the machinery, equipment, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, Inventory, supplies, plant, spare parts, and other tangible or intangible personal property which are owned or, to the extent assignable pursuant to Section 4.6, leased by Seller and which are used or held for use primarily in the Products Business, including all URLs employing "VTEL" and telephone numbers used primarily in the Products Business.

     "Products Business" has the meaning set forth in the first recital of this Agreement; provided, that the term "Products Business" does not include Seller's service contract and warranty services business for end users of video conferencing systems.

     "Schedules" means the Schedules attached hereto.

     "Seller" has the meaning set forth in the first paragraph of this Agreement.

     "Taxes" means taxes, charges, fees, imposts, levies, interest, penalties, additions to tax or other assessments or fees of any kind, including, but not limited to, income, corporate, capital, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and customs duties, imposed by any Governmental Entity and any payments with respect thereto required under any tax-sharing agreement.

     "Tax Returns" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "Trademarks" means (a) trademarks, service marks, trade names, trade dress, labels, logos, and all other names and slogans associated with any products manufactured in the Products Business or embodying the goodwill of the Products Business, whether or not registered, and any applications or registrations therefor and (b) any associated goodwill incident thereto owned by Seller.

     SECTION 1.2 References and Titles. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The word "or" is not exclusive, and the word "including" (in its various forms) means "including, without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.

                                   ARTICLE II

                      SALE AND PURCHASE OF ACQUIRED ASSETS

     SECTION 2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement and except for the Excluded Assets, Seller shall sell, assign, transfer and deliver to Buyer on the Closing Date, and Buyer shall purchase on the Closing Date, free and clear of any Liens or liabilities (except for Permitted Liens and liabilities assumed by Buyer in accordance with Section 2.7) the following (the "Acquired Assets"):

     (a) The Personal Property located on the Leased Real Property and at the facilities of VTEL Telecommunications Equipment (China) Co., LTD., or otherwise in the possession of or used primarily in the Products Business, including the Personal Property described in Schedule 2.1(a);

     (b) The Leased Real Property described in Schedule 2.1(b);

     (c) To the extent assignable pursuant to Section 4.6, the Licenses benefiting or used primarily in the Products Business, including those described in Schedule 2.1(c);

     (d) To the extent assignable pursuant to Section 4.6, the Assumed
Contracts;

     (e) A license to the Licensed Patents, Licensed Software and Licensed Know-how pursuant to the terms of the License Agreement;

     (f) All Accounts Receivable for services provided or Inventory shipped on or after the Closing Date;

     (g) (i) Subject to the approval by Seller's stockholders of the change of Seller's name to "Forgent Corporation," all of Seller's right, title and interest in and to the name(s) "VTEL" and derivations thereof, (ii) if Seller's stockholders do not approve Seller's name change, an exclusive, perpetual, irrevocable, paid-up, royalty-free, worldwide license to use the name "VTEL Products" and any derivations thereof for any and all purposes throughout the world, and (iii) each of the other names listed on Schedule 2.1(g) and any Trademarks associated with such names;

     (h) All of Seller's ownership or other interests, including all stock, certificates and other indicia of such ownership or interests, in and to VTEL Telecommunication Equipment (China) Co., LTD.;

     (i) The technical information and data, machinery and equipment warranties (to the extent such warranties are assignable), if any, maps, plans, diagrams, blueprints, schematics, projections, analysis, ideas, promotional literature, and similar data and information relating primarily to the Products Business, and goodwill relating to the foregoing;

     (j) A joint ownership interest in and to, and copies or originals of, all customer and supplier lists and similar data and information related to the Products Business with all use, exploitation, modification and other rights associated therewith, but without payment of royalty or accounting by either party; provided, that each party shall own all right, title and interest in and to any modifications or derivations thereof created by such party;

     (k) (i) Executed copies of the Assumed Contracts, or if no executed agreement exists, summaries of each Assumed Contract transferred pursuant to clause (d) above and (ii) all records required by any Governmental Entity to be kept by the Products Business, subject to the right of Seller to copy and have such books and records made reasonably available to Seller for Tax and other purposes for a period of seven years after the Closing Date;

     (l) To the extent assignable pursuant to Section 4.6, the Acquired Software described in Schedule 2.1(l);

     (m) All claims, rights and interest of Seller relating to the Products Business or the Acquired Assets in and to any deposits or utility deposits (provided, that the initial aggregate principal amount of Note A shall be increased by the amount of such deposits and utility deposits);

     (n) Except as otherwise provided in the License Agreement, all Choses in Action relating primarily to the Products Business or the Acquired Assets pending or arising for the benefit of Seller; and

     (o) All goodwill associated with the foregoing Acquired Assets.

     SECTION 2.2 Excluded Assets. The "Excluded Assets" shall mean all assets and rights of Seller not specifically listed in Section 2.1, including the following:

     (a) Seller's general books of account and books of original entry that comprise Seller's permanent accounting or tax records and books and records that Seller is required to retain pursuant to any applicable statute, rule or regulation; provided, that Buyer shall be entitled to reasonable access to and copies of the foregoing;

     (b) The Licensed Patents, Licensed Software and Licensed Know-how, except to the extent a license for such Licensed Patents, Licensed Software and Licensed Know-how is granted to Buyer pursuant to Section 2.1(e);

     (c) All Excluded Contracts;

     (d) The Accounts Receivable listed on Schedule 2.2(d);

     (e) To the extent set forth in the License Agreement, all Choses in Action relating to the Licensed Patents, Licensed Software and Licensed Know-how;

     (f) Any cash or cash equivalents, including the cash and cash equivalents of VTEL Telecommunications Equipment (China) Co., LTD.;

     (g) All intercompany accounts receivable held by VTEL Telecommunications Equipment (China) Co., LTD. from Seller; and

     (h) Marketable securities, except to the extent described in Section
2.1(h).

     SECTION 2.3 Purchase Price. In addition to the liabilities and obligations assumed by Buyer pursuant to Section 2.7, the aggregate purchase price payable by Buyer to Seller on the Closing Date in consideration for the sale of the Acquired Assets shall be:

     (a) cash in the amount of $500,000; plus

     (b) a note in the original principal amount of $2,025,000 ("Note A"),payable 90 days after the Closing Date, subject to adjustment as provided in
Section 2.1(m), Section 2.5 and Section 4.7(b), in the form attached hereto as Exhibit A; plus

     (c) a note in the original principal amount of $5,000,000 ("Note B" and, together with Note A, the "Notes"), subject to adjustment as provided in Section 2.5, Section 4.7(b), Section 7.5 and Section 7.6, in the form attached as Exhibit B; plus

     (d) shares of Common Stock, par value $0.001 per share, of Buyer equal to approximately 19.9% of the Buyer's fully diluted equity on the Closing Date (the "Common Stock" and, together with the cash and the Notes, the "Purchase Price").

The Notes shall be secured pursuant to a Security Agreement in form and substance to be agreed upon by Buyer and Seller prior to the Closing. The Notes shall be subject to a subordination agreement with Buyer's Senior Lenders (as defined in the Notes) in form and substance required by such lenders and reasonably acceptable to Seller.

     SECTION 2.4 Proration of Expenses, Tax and Deposits. The ad valorem taxes, utility charges, rent and lease payments, and certificates of insurance for customers (but excluding principal and interest payments on Debt, Debt service or fees and amounts that have been or should be set forth as general and administrative expenses of Seller in accordance with GAAP) listed on Schedule
2.4 shall be prorated between Buyer and Seller as of 11:59 p.m. on the Closing Date. All of such prorated items shall be settled between Buyer and Seller as a net adjustment to the Purchase Price as soon as reasonably practicable after the Closing Date. To the extent that the parties are not able to determine the actual amounts of such prorations as of the Closing Date, such amounts shall be determined based upon the parties' reasonable estimates thereof. The parties shall adjust the proration based on actual taxes and charges within a reasonable time after such actual numbers become first available (but in no event later than three months after the Closing Date) and shall settle such amounts in cash.

     SECTION 2.5  Inventory Adjustment.

     (a) Purchase Price Adjustment. If the value of the Inventory as of 11:59 p.m. on the Closing Date is less than $7,500,000, then the original principal amount of the Notes shall be reduced by the full aggregate dollar amount of such difference. If the original principal amount of the Notes is decreased, then Note A shall be decreased until the original principal amount of Note A is $0.00 and, thereafter, Note B shall be decreased. If the value of the Inventory as of 11:59 p.m. on the Closing Date is greater than $7,500,000, then the original principal amount of Note A shall be increased by the full aggregate dollar amount of such difference. Any adjustment under this Section 2.5(a) shall be deemed a reduction or increase in the aggregate Purchase Price. All adjustments to the Notes under this Section shall be cumulative with all other adjustments to the Notes. If the original principal amount of any of the Notes is adjusted, then all interest accrued on such Notes shall be recomputed as if the principal amount of such Notes had been such adjusted amount from and as of the Closing Date. Seller agrees to take all steps necessary to reasonably document any adjustment in principal amount of the Notes under this Section.

     (b) Valuation of Inventory. The Inventory shall be valued, in each case, as carried on the accounting books of the Seller, less applicable reserves and write-downs, which books shall be kept in accordance with GAAP applied on a consistent basis and in accordance with the past practices of the Seller (including reasonable and necessary reserves and write-downs of Inventory in quantity or quality not useable or saleable in the ordinary course of business, Inventory not merchantable or fit for its intended purpose, and slow-moving, obsolete or damaged Inventory) and shall fairly and accurately present such Inventory. If within ten (10) days following the Closing, Seller and Buyer do not agree on the value of the Inventory, then the issues in dispute will be submitted for resolution to a "big five" accounting firm to be selected jointly by Seller and Buyer within the following fifteen
(15) days or, if they fail to agree, such accounting firm shall be Arthur Andersen L.L.P. (it being understood that Arthur Andersen L.L.P. was chosen because of representations made that neither Buyer and its Affiliates nor Seller and its Affiliates have a material relationship with such firm, and if any such parties prior to the Closing develops a material relationship with such firm, the party having such relationship shall promptly notify the other party of such relationship and the parties will select another "big five" accounting firm with which none of such parties has a material relationship to serve as the accountants) (the "Referee"). The Referee shall determine the value of the Inventory within fifteen (15) days after the dispute is submitted to it. If issues in dispute are submitted to the Referee for resolution, (a) each party will furnish to the Referee such work papers and other documents and information relating to the disputed issues as the Referee may request and are available to that party or its subsidiaries (or its independent public accountants) and will be afforded the opportunity to present to the Referee any material relating to the determination of the value of the Inventory and to discuss such determination with the Referee; (b) the determination by the Referee of the value of the Ledger, as set forth in a written notice delivered to both parties by the Referee, will be binding and conclusive on the parties; and (c) Buyer and Seller will each bear one-half of the fees and expenses of the Referee for such determination.

     SECTION 2.6 Accounts Receivable. To the extent that Buyer receives from or after the Closing Date proceeds from any Accounts Receivable that arose prior to the Closing Date, Buyer shall deliver such proceeds to Seller within five (5) days after receipt. To the extent that Seller receives proceeds from any accounts receivable with respect to Inventory, product or services sold or performed by Buyer after the Closing Date, Seller shall deliver all proceeds of such accounts receivable to Buyer within five (5) days after receipt.

     SECTION 2.7 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge and perform the Assumed Liabilities and, to the extent set forth in Section 4.7(b), accrued vacation for certain employees of Seller hired by Buyer. All other obligations and liabilities of Seller, including (i) the Excluded Liabilities, (ii) obligations or liabilities under any Assumed Contract, Licenses, Personal Property or Acquired Software for which a Consent, if required, has not been obtained as of the Closing, and (iii) all of the costs of employee compensation relating to the Products Business not specifically assumed by Buyer and properly attributable to or accruable on account of service with the Seller through 11:59 p.m. on the Closing Date (including all Taxes and related contributions and sick pay and all group medical, dental or death benefits for expenses incurred, related to or arising from, events occurring on or prior to 11:59 p.m. on the Closing Date, or death or disability occurring on or prior to 11:59 p.m. on the Closing Date) whether reported by the Closing Date or thereafter, shall remain and be the obligation and liability solely of Seller.

     SECTION 2.8 Allocation. On or before the Closing Date, Seller and Buyer shall negotiate in good faith an allocation of the Purchase Price among the Acquired Assets (as well as any liabilities assumed by Buyer) that complies with
Section 1060 of the Code with respect to the allocation of the Purchase Price. If the allocation is not agreed upon on or before the Closing Date, then Buyer and Seller agree that the allocation shall be made and consistently reported by Buyer and Seller in compliance with Section 1060 based upon an asset valuation supplied by the Referee. The cost of such appraisal shall be shared equally by Buyer and Seller. Buyer will order such appraisal as soon as practicable after such date as Buyer and Seller fail to agree on such allocation.

     SECTION 2.9 Tax Treatment. The parties intend that the transactions contemplated hereby shall be treated as a taxable transaction under the Code.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of Seller. Except as set forth on the Disclosure Schedule, Seller represents and warrants to Buyer as follows. EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE DISCLOSURE SCHEDULES TO THIS AGREEMENT, THE SALE OF THE ACQUIRED ASSETS HEREUNDER WILL BE MADE WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE.

     (a) Organization, Good Standing, etc. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each state and jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, unless the failure to so qualify would not be likely to give rise to a Material Adverse Effect. Seller has delivered to Buyer true and complete copies of its Certificate of Incorporation and Bylaws, as in effect at the date of this Agreement. Seller is not in violation of any provisions of its Articles or Certificate of Incorporation or Bylaws.

     (b) VTEL Telecommunication Equipment (China) Co., LTD. Seller is the sole holder of any capital stock, equity interest or other similar investment in VTEL Telecommunication Equipment (China) Co., LTD. All of Seller's operations with respect to the Products Business in China are conducted by or through VTEL Telecommunication Equipment (China) Co., LTD.

     (c) Authority. Subject to approval on or prior to the Closing Date of the sale of Acquired Assets in accordance with the Delaware General Corporation Law, Seller has all requisite corporate power and authority to enter into this Agreement, the Bill of Sale and Assignment, and each other agreement, document, and instrument required to be executed in accordance herewith (collectively, the "Seller's Agreements") to which Seller is a party and to consummate the transactions contemplated hereby or thereby. Seller is not subject to any bankruptcy or reorganization proceedings or arrangements or moratorium affecting the enforcement of creditors rights generally and Seller is solvent. The execution and delivery of the Seller's Agreements by Seller and the consummation by Seller of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Seller, subject to the requisite approval of the holders of the outstanding capital stock of Seller entitled to vote thereon. The Seller's Agreements have been, or upon execution and delivery will be, duly executed and delivered and constitute, or upon execution and delivery will constitute, the valid and binding obligations of Seller enforceable against it in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (d) No Conflict; Required Filings and Consents. The execution and delivery of the Seller's Agreements by Seller do not, and, except for a vote or consent of the stockholders of Seller in accordance with the Delaware General Corporation Law and the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the performance by Seller of the transactions contemplated hereby or thereby will not (i) violate, conflict with, or result in any breach of any provision of Seller's Certificate of Incorporation or Bylaws, (ii) subject to obtaining the Consents set forth on the Disclosure Schedule and excluding any change of control or other employment contracts with the Business Managers, violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change of control of Seller or otherwise) any material obligation, or result in the loss of any material benefit, or give any person the right to require any security to be repurchased, or give rise to the creation of any Lien upon any of the Acquired Assets under any of the terms, conditions, or provisions of any material Contract to which Seller is a party or by which it or any of the Acquired Assets may be bound or subject, or (iii) violate any order, writ, judgment, injunction, decree, statute, law, rule, or regulation applicable to Seller or by which or to which any of the Acquired Assets is bound or subject, unless such violation would not be reasonably likely to give rise to a Material Adverse Effect. No Consent of any Governmental Entity or any Chinese Governmental Entity is required by or with respect to Seller in connection with the execution and delivery of any Seller's Agreements by Seller or the consummation of the transactions contemplated hereby or thereby.

     (e) Compliance with Applicable Laws.

          (i) The Products Business has been conducted in compliance with each Applicable Law, unless the failure to so comply would not be reasonably likely to give rise to a Material Adverse Effect. To the Seller's Knowledge, no investigation or review by any Governmental Entity or any Chinese Governmental Entity with respect to Seller is pending or threatened. In addition, Seller has duly and timely filed, or caused to be so filed, with the appropriate Governmental Entities or Chinese Governmental Entities, as the case may be, all reports, statements, documents, registrations, filings, or submissions with respect to the operation of the Products Business and the ownership of the Acquired Assets, except where the failure to so file would not be reasonably likely to give rise to a Material Adverse Effect.

          (ii) Schedule 2.1(c) is a true and complete list of all of the Licenses issued to Seller by any other Governmental Entities or Chinese Governmental Entities, as the case may be, and held by Seller in relation to the Products Business as of the date of this Agreement which are material to the conduct of the Products Business. Seller is in compliance with all such Licenses, except where the failure to so comply would not be reasonably likely to give rise to a Material Adverse Effect.

          (iii) To the extent consummation of the transactions contemplated by this Agreement constitute a "plant closing" or a "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act (29 U.S.C. sec. 2101, et seq.) (the "WARN Act"), Seller hereby assumes responsibility for giving any and all notices required by the WARN Act or any similar state law or regulation. Seller assumes all liability for any and all claims asserted under the WARN Act or any similar state law or regulation because of any action taken by Seller with respect to the Products Business prior to the Closing. The parties hereby designate the Closing Date as the "effective date" for purposes of the WARN Act.

     (f) Absence of Litigation. Except as set forth on the Disclosure Schedule, there is no claim, action, suit, judicial, or administrative proceeding, grievance, or arbitration pending or, to the Knowledge of Seller, threatened against Seller, the Products Business or any of the Acquired Assets by or before any arbitrator or Governmental Entity or Chinese Governmental Entity, as the case may be, nor, to the Knowledge of Seller, are there any investigations relating to Products Business or any of the Acquired Assets pending or threatened by or before any arbitrator or Governmental Entity or Chinese Governmental Entity, as the case may be. There is no judgment, decree, injunction, order, determination, award, finding, or letter of deficiency of any Governmental Entity, Chinese Governmental Entity or arbitrator, or settlement agreement, outstanding against Seller or any of the Acquired Assets, except for items that would not be reasonably likely to give rise to a Material Adverse Effect. There is no action, suit or judicial or administrative proceeding pending or, to the Knowledge of Seller, threatened against Seller relating to the transactions contemplated by this Agreement.

     (g) Insurance. No event has occurred, including the failure by Seller to give any notice or information or the delivery of any inaccurate or erroneous notice or information, which limits or impairs the rights of Seller under any insurance policies maintained by or for the benefit of Seller or its assets in such a manner as has had or could reasonably be expected to have a Material Adverse Effect. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last two years prior to the date hereof.

     (h) Owned Real Property. The Acquired Assets do not include any real property, other than the Leased Real Property.

     (i) Leased Real Property. Schedule 2.1(b) contains an accurate description of all the leasehold interests relating to the Products Business as now conducted. Each such lease is a valid and binding obligation of Seller and is in full force and effect without amendment. Seller is not, and to the Knowledge of the Seller, no other party is, in default under any such lease. Subject to obtaining the Consents set forth on the Disclosure Schedule, Seller has the full legal power and authority to assign its rights under such leases to Buyer.

     (j) Personal Property. The Acquired Assets comprise all Personal Property used or held for use primarily in connection with the Products Business or which permit the operation of the Products Business as now conducted. Seller has good and valid title to, or a valid leasehold or license interest in, all Personal Property and none of the Personal Property is subject to any Lien or other encumbrances, other than the Liens listed on the Disclosure Schedule ("Permitted Liens"). Seller is not, and to the Knowledge of the Seller, no other party is, in default under any of the Contracts relating to the Personal Property where such default would be reasonably likely to adversely affect the Personal Property governed by such Contract. The Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

     (k) Liens and Encumbrances. All of the Acquired Assets are free and clear of all Liens, except for the Permitted Liens. At the Closing, all of the Acquired Assets shall be free and clear of all Liens, other than Permitted Liens, none of which will adversely affect the use and possession by Buyer of such Acquired Assets.

     (l) Environmental Matters. To the Knowledge of Seller, there are not any Hazardous Substances in, on or under the Acquired Assets or the Lease Real Property that (i) are in a condition or location that violates any Applicable Laws, (ii) required or would require remediation under Applicable Laws, (iii) give rise to a claim for damages or compensation by any effected person, or (iv) would cause any material loss, cost, liability or expense in connection with any violation of any Applicable Law, any order of any Governmental Entity or any claim by any private or public person arising out of any exposure of any person or property to any such Hazardous Substance.

     (m) Taxes. Seller has timely filed or caused to be timely filed all Tax Returns affecting the Products Business or the Acquired Assets which are required to be filed by Seller, all such Tax Returns which have been filed are accurate and complete in all material respects, and Seller has timely paid all Taxes shown on such returns or on any Tax assessment received by Seller to the extent that such Taxes have become due (except to the extent that such Taxes are being contested in good faith by Seller, which contests are listed on the Disclosure Schedule). Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes upon the Products Business or the Acquired Assets, other than statutory liens for Taxes not yet due and payable. Seller has not received notice of any Tax deficiency or delinquency applicable to the Products Business. To the Knowledge of Seller, there are no legal, administrative, or Tax proceedings pursuant to which Seller is or could reasonably be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the Products Business or the Acquired Assets. None of the Acquired Assets directly or indirectly secures any debt the interest on which is exempt from tax under sec. 103(a) of the Code, and none of the Acquired Assets is "tax-exempt use property" within the meaning of sec. 168(h) of the Code.

     The Acquired Assets constitute the entire operating assets of a separate branch, division, or identifiable segment of a business as such phrase is used in sec. 151.304(b)(2) of the Texas Tax Code and sec. 3.316(d) of Title 34 of the Texas Administrative Code.

     (n) Certain Agreements. The Disclosure Schedule lists each Contract (other than outstanding purchase orders entered into in the ordinary course of business and Contracts entered into under the authority, and with the knowledge of, the Business Managers) to which Seller is a party or which is binding on the Acquired Assets and that relate primarily to the Products Business or the Acquired Assets, other than those described in the definition of "Excluded Contracts." Each listed Contract is a valid and binding obligation of Seller and is in full force and effect without amendment. Seller has provided Buyer with a true, correct and complete copy of each listed Contract, unless modified under the authority or knowledge of the Business Managers, and no such listed Contract has been modified, either in writing or verbally.

     (o) Employee Benefit Matters; Labor; Employment. Except as set forth on the Disclosure Schedule, to the extent that any of the following could in any way adversely affect the Buyer, the Acquired Assets or the Products Business:

          (i) Neither the Seller nor any corporation, trade, business, or entity under common control with the Seller, within the meaning of Section 414(b),
     (c), (m), or (o) of the Code or Section 4001 of ERISA, ("Commonly Controlled Entity") contributes to or has an obligation to contribute to, nor has the Seller or any Commonly Controlled Entity at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, either (1) a multiemployer plan within the meaning of
     Section 3(37) of ERISA or (2) any plan subject to Title IV of ERISA;

          (ii) All obligations, whether arising by operation of law or by contract, required to be performed under Section 4980B of the Code (or similar state law) have been performed; and

          (iii) Seller shall retain or assume each Employee Benefit Plan, and Buyer shall not assume or be liable for any of the obligations under any Employee Benefit Plan maintained by a Commonly Controlled Entity.

          (iv) Seller is not bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union and the labor union has not requested or to Seller's Knowledge sought to represent any of the employees, representatives or agents of Seller. There is no strike or other labor dispute involving Seller pending or to Seller's Knowledge threatened that could have Material Adverse Effect on the Products Business nor is Seller aware of any labor organizing activity involving employees of the Products Business.

     (p) Patents, Trademarks, etc. Schedule 2.1(g) sets forth a true and complete list of all of the Trademarks related primarily to the Products Business. Seller owns or, subject to obtaining the Consents set forth on the Disclosure Schedule, has the right to license to Buyer all such Licensed Patents, Licensed Software, Licensed Know-how, Trademarks and the Acquired Assets set forth in Section 2.1(i) (together, the "Acquired Intellectual Property") and the Acquired Software in accordance with the terms of this Agreement and the License Agreement. Seller has taken all actions reasonable in light of its financial position to protect the Acquired Intellectual Property. To Seller's Knowledge, the Acquired Intellectual Property (excluding the Licensed Patents) as used in the Products Business, does not infringe or violate any intellectual property rights of any other person and, except as set forth on the Disclosure Schedule, does not require the Seller, and, except as set forth on the Disclosure Schedule, to the knowledge of Seller will not require Buyer, to obtain any license or other agreement to use any intellectual property rights of any other person. To the Knowledge of Seller, the Licensed Patents do not infringe or violate any patents or other intellectual property rights of any other person. Except as set forth in the Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind relating to the Acquired Intellectual Property (excluding the Licensed Patents), nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the Acquired Intellectual Property that are necessary for the Products Business. Seller has not granted rights to manufacture, produce, assemble, license, market or sell any products of the Products Business to any other person and is not bound by any agreement that affects Seller's exclusive right to develop, manufacture, assemble, distribute and market all of the products sold in the Products Business, except as set forth on the Disclosure Schedule.

     (q) Relationships with Suppliers. To the Seller's Knowledge, no current supplier to the Products Business of items material to the conduct of the Products Business has threatened to terminate its relationship with Seller for any reason.

     (r) No Commissions. Neither Seller nor any person on Seller's behalf has incurred any finder's, broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby which would impose any obligation or liability upon Buyer.

     (s) Disclosure. Notwithstanding anything to the contrary contained in this Agreement, neither Buyer, nor any of Buyer's officers or directors, shall be entitled to assert the breach of or be entitled to indemnification with respect to a representation or warranty to the extent that the Business Managers had actual knowledge that such representation or warranty was false or inaccurate as of the date hereof.

     SECTION 3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

     (a) Organization, Standing and Power. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

     (b) Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and each other agreement, document, and instrument required to be executed in accordance herewith (collectively, the "Buyer's Agreements") to which Buyer is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Buyer's Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Buyer. The Buyer's Agreements have been, or upon execution and delivery will be, duly executed and delivered and constitute, or upon execution and delivery will constitute, the valid and binding obligations of Buyer, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (c) No Conflict; Required Filings and Consents. The execution and delivery of the Buyer's Agreements by Buyer do not, and the performance by Buyer of the transactions contemplated hereby or thereby will not (i) violate, conflict with, or result in any breach of any provision of Buyer's Certificate of Incorporation or Bylaws, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change of control of Seller or otherwise) any material obligation, or result in the loss of any material benefit, or give any person the right to require any security to be repurchased under any of the terms, conditions, or provisions of any material Contract to which Buyer is a party or by which it may be bound or subject, or
(iii) violate any order, writ, judgment, injunction, decree, statute, law, rule, or regulation applicable to Buyer or by which it is bound or subject, unless such violation would not be reasonably likely to give rise to a Material Adverse Effect.

     (d) Required Filings and Consents. The execution, delivery and performance of Buyer's Agreements by Buyer does not require the consent of a Governmental Entity or a third party not affiliated with Buyer.

     (e) No Commissions. Neither Buyer nor any person on Buyer's behalf has incurred any finder's, broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby which would impose any obligation or liability upon Seller.

     (f) Solvency. The fair value of the property of Buyer is greater than the total amount of the liabilities of Buyer as of the date hereof, and, as of the date hereof, Buyer is able to pay all indebtedness of Buyer as such indebtedness matures.

                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.1 Conduct of Products Business. Except as contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing, from the date of this Agreement until the Closing, Seller covenants and agrees that Seller shall conduct the Products Business in the ordinary course consistent with past practice since October 1, 2000, including the operation of the day-to-day affairs of the Products Business by its current managers, and the Business Managers shall take no action inconsistent therewith.

     SECTION 4.2 Cooperation in Operations of the Products Business. During the period from the date hereof through the Closing Date, Seller shall provide Buyer and Buyer's officers, directors and employees full access to the operation and management of the Products Business and the right to participate, where commercially practicable, in the operations, management and decision-making processes of the Products Business.

     SECTION 4.3 Proxy Statement; Fairness Opinion. As promptly as practicable after the execution of this Agreement, Seller shall, at its expense, use commercially reasonable efforts to (i) prepare the Proxy Statement and all related materials required pursuant to the Exchange Act to consummate the transactions contemplated hereby, (ii) file such materials with the Commission and (iii) call a meeting of Seller's stockholders for the purpose of, among other things, securing the adoption of the sale of the Acquired Assets by the stockholders of Seller in accordance with Seller's certificate of incorporation and bylaws and the Delaware General Corporation Law. Seller shall use commercially reasonable efforts to have the Proxy Statement declared effective as promptly as practicable by the Commission. Seller's board of directors shall recommend that the Seller's stockholders approve the sale of the Acquired Assets pursuant to the terms of this Agreement, and shall state in the Proxy Statement and in a resolution approving the sale of the Acquired Assets that Seller's board of directors deems such sale pursuant to the terms of this Agreement to be in the best interests of the corporation. Seller shall use commercially reasonable efforts to obtain prior to the mailing of the Proxy Statement a favorable opinion of Southwest Securities Group, Inc., or any other reputable investment banking group, for inclusion in the Proxy Statement as to the fairness, from a financial point of view, to the Seller's stockholders of the Purchase Price.

     SECTION 4.4 Access and Information. Until the Closing, Seller shall afford to Buyer and its representatives (including accountants and counsel) full access, during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of Seller, to all properties, books, records, and Tax Returns of Seller and all other information with respect to the Products Business, together with the opportunity to make copies of such books, records, and other documents and to discuss the Products Business with such officers, directors, managerial personnel, accountants, consultants, and counsel for Seller as Buyer deems reasonably necessary or appropriate, including the right to visit Seller's facilities. In furtherance of the foregoing, Seller shall authorize and instruct its independent public accountants to meet with Buyer and its representatives, including Buyer's independent public accountants, to discuss the business and accounts of Seller and to make available (with the opportunity to make copies) to Buyer and its representatives, including its independent public accountants, all the work papers of its accountants related to their audit or review of the consolidated financial statements and Tax Returns of Seller. From and after the Closing Date, Buyer shall afford Seller access to its books and records or financial reports upon reasonable notice solely to the extent necessary to prepare Seller's Tax Returns, to comply with the requirements of Seller's independent auditors, to comply with Exchange Act or other legal requirements.

     SECTION 4.5 Notification of Certain Matters. Each party hereto shall give prompt written notice to the other party of (a) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or that would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, (b) the failure of such party, or any officer, director, employee, or agent of such party, to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it hereunder, and (c) with respect to Seller, the occurrence of any threat made to Seller by any Products Business Manager, or any other key employee, to resign or otherwise terminate their employment or independent contractor relationship with Seller. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

     SECTION 4.6 Consents. After the date hereof and prior to the Closing, Seller shall use commercially reasonable efforts to (i) obtain the written Consent from any party to any Contract, including each Assumed Contract and any leases related to the Leased Premises, which is required to permit the consummation of the transactions contemplated hereby, and (ii) obtain all Consents of or from Governmental Entities or Chinese Governmental Entities, as the case may be, necessary to consummate the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, (i) the obligation to use "commercially reasonable efforts" shall not obligate either party to expend in excess of $25,000 in the aggregate in obtaining any such Consents (other than obtaining the approval of Seller's stockholders pursuant to the Delaware General Corporation Law and the Exchange Act), and (ii) this Agreement shall not constitute an assignment of any Contract, Acquired Software or License if an attempted assignment thereof, without a Consent, would constitute a breach thereof or in any way adversely affect the rights of Seller (or Buyer as its assignee) thereunder. If such Consent is not obtained, or if any attempt at an assignment thereof would be ineffective or would affect the rights of Seller or Buyer thereunder so that Buyer would not in fact receive all such rights, Seller shall cooperate with Buyer to the extent reasonably necessary to provide for Buyer the benefits under such Contract, Acquired Software or License, including enforcement for the benefit of Buyer of any and all rights against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

     SECTION 4.7  Employee Matters.

     (a) Transfer of Employees. On or prior to the Closing, Buyer will extend offers of employment to substantially all of the employees of Seller who provide services primarily to the Products Business, and Seller agrees that offers extended by Buyer pursuant to this Section shall not violate or be deemed a breach of Section 4.7(c). Any offers so extended by Buyer shall be on such terms and conditions that Buyer shall determine in its sole discretion. Seller waives any claims against Buyer and any of Seller's employees who are extended an offer of employment by Buyer arising from such employment by Buyer including any claims arising under any employment agreement, confidentiality agreement, intellectual property agreement or non-competition agreement between such person and Seller.

     (b) Accrued Vacation. Buyer shall assume, on the date each such person accepts an offer of employment with Buyer, liability for vacation accrued by Seller for all of Seller's employees hired by Buyer pursuant to Section 4.7(a). Seller shall provide Buyer a true and correct accounting of all accrued vacation of such persons within fifteen (15) days of such hiring. The original principal amount of the Notes shall be reduced by the full aggregate value of all such accrued vacation assumed by Buyer. If the original principal amount of the Notes is so decreased, then Note A shall be decreased until the original principal amount of Note A is $0.00 and, thereafter, Note B shall be decreased. All adjustments to the Notes under this Section shall be cumulative with all other adjustments to the Notes. All interest accrued on such Notes shall be recomputed as if the principal amount of such Notes had been such adjusted amount from and as of the Closing Date. Seller agrees to take all steps necessary to reasonably document any adjustment of the Notes under this Section.

     (c) Non-Solicitation of Employees. Each party recognizes that the employees of the other party are its primary and most important asset. Except as set forth in subsection (a) above, for twelve (12) months following the Closing, each party agrees not to (i) induce, entice or attempt to hire or employ, directly or indirectly, any employee of the other party or its affiliates on behalf of such party or any other person, (ii) induce or attempt to induce any employee of the other party or its affiliates to leave the employ or cease doing business with the other party or its affiliates, or (iii) induce or attempt to induce any individual or entity to violate these provisions; provided, that the foregoing shall not prevent either party from employing any person for whom such party has evidence that such person responded to a mass media solicitation or advertisement that is not directed at employees of the other party.

     SECTION 4.8  Risk of Loss.

     (a) The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Acquired Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing. In the event of any such loss, damage, impairment, confiscation, or condemnation, whether or not covered by insurance, Seller shall promptly notify Buyer of such loss, damage, impairment, confiscation, or condemnation, which notice shall provide an estimate of the costs to repair, restore or replace such Acquired Assets and shall state whether Seller intends to repair, restore or replace such assets.

     (b) If Seller, at its expense, repairs, replaces, or restores such Acquired Assets to their prior condition to the satisfaction of Buyer before the Closing, Seller shall be entitled to all insurance proceeds and condemnation awards, if any, by reason of such award or loss.

     (c) If Seller does not or cannot restore or replace lost, damaged, impaired, confiscated or condemned Acquired Assets, Buyer may at its option:

          (i) terminate this Agreement by notice forthwith without any further obligation hereunder and without further liability to Buyer if the replacement cost of such Acquired Assets exceeds $250,000 in the aggregate; or

          (ii) proceed to the Closing of this Agreement without Seller completing the restoration and replacement of such Acquired Assets, provided that Seller shall assign all rights under applicable insurance policies and condemnation awards, if any, to Buyer and that the Purchase Price shall be reduced by the repair or replacement costs of any Acquired Asset to the extent not covered by such insurance proceeds or condemnation award, and in such event, Seller shall have no further liability with respect to the condition of the Acquired Assets directly attributable to the loss, damage, impairment, confiscation, or condemnation.

     (d) Buyer will notify Seller of a decision under the options described in
Section 4.8(c) above within five (5) business days after Seller's notice to Buyer of the damage or destruction of Acquired Assets; provided, that if Seller states that it intends to restore the damaged Acquired Assets and if Seller has not restored such damaged Acquired Assets immediately prior to the Closing Date, notwithstanding Buyer's prior delivery of a notice to proceed pursuant to this Section, Buyer shall have the right to either postpone the Closing or terminate this Agreement by notice forthwith.

     SECTION 4.9 Buyer's Board of Directors. Until the earlier of (i) the date that Buyer first becomes subject to the reporting requirements of the Exchange Act, (ii) the acquisition of Buyer, whether by sale of assets, merger or otherwise, or (iii) the sale, transfer, gift and distribution by Seller to any other person of 50% or more of the Common Stock, Buyer shall take all actions within its power, including calling meetings, soliciting written consents and making nominations, to have elected to Buyer's board of directors, and to maintain on Buyer's board of directors, one member nominated by Seller, provided that such nominee is reasonably acceptable to a majority of the other members of Buyer's board of directors.

     SECTION 4.10 Financing. From the date hereof until the earlier of the Closing or the termination of this Agreement, Buyer shall use commercially reasonable efforts to obtain debt or equity financing that meets the requirements set forth in Section 5.2(h).

     SECTION 4.11 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement and their duly authorized representatives shall take all such action. Without limiting the generality of the foregoing, if, after the Closing Date, Buyer seeks indemnification or recovery from one or more other parties to an Assumed Contract or otherwise seeks to enforce such Assumed Contract and, in order to obtain such indemnification, recovery or enforcement, it is necessary for Seller to initiate a suit, participate in any enforcement proceeding or otherwise provide assistance to Buyer, then, at the request and the sole expense of Buyer, Seller shall take such action as Buyer may reasonably request in connection with Buyer's efforts to obtain such indemnification, recovery or enforcement.

                                   ARTICLE V

              CLOSING; CLOSING DELIVERIES AND CONDITIONS PRECEDENT

     SECTION 5.1 Closing. Subject to the satisfaction or waiver of the conditions set forth below, the Closing will take place at the offices of Vinson & Elkins L.L.P., One American Center, 600 Congress Avenue, Suite 2700, Austin, Texas 78701, at 10:00 a.m., local time, on October 31, 2001 or as soon thereafter (but in any event within five business days) as the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby shall have occurred (other than with respect to actions to be taken at the Closing), or at such other place and time as Buyer and Seller may agree (the "Closing Date").

     SECTION 5.2 Conditions to Each Party's Obligation. The respective obligations of Buyer and Seller to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

     (a) Consents and Approvals. All authorizations, Consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained.

     (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

     (c) No Action. No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated hereby illegal.

     (d) Right of First Refusal Agreement. Buyer and Seller shall each have been furnished with a fully executed copy of a Right of First Refusal Agreement among the Business Managers, Seller and Buyer, in a form to be mutually agreed prior to Closing.

     (e) License Agreement. Buyer and Seller shall each have been furnished with a fully executed copy of the License Agreement.

     (f) Consents Under Agreements. Buyer and Seller shall each have been furnished with evidence reasonably satisfactory to it of the Consent or approval of each person that is a party to a material Contract (including evidence of the payment of any required payments) whose consent or approval shall be required in order to permit the consummation of the transactions contemplated hereby, and such consent or approval shall be in form and substance satisfactory to Buyer.

     (g) Stockholder Consent. The stockholders of Seller shall have approved the sale of the Acquired Assets in accordance with Seller's Certificate of Incorporation and Bylaws and the Exchange Act and the Delaware General Corporation Law.

     (h) Financing. Buyer shall have received debt and equity financing in an amount and on terms and conditions sufficient, in Buyer's sole discretion, to permit Buyer to consummate the transactions contemplated hereby and to operate the Products Business from and after the Closing Date, and shall have received from its lenders and investors all approvals necessary for Buyer to consummate this Agreement in compliance with Buyer's agreements with such lenders and investors. The terms of such financing shall not prohibit or be reasonably likely to materially impair Buyer's ability to pay Note A on the maturity date thereof.

     (i) Fairness Opinion. Southwest Securities Group, Inc., or any other reputable investment banking group, shall have delivered to Seller and Buyer a favorable opinion for inclusion in the Proxy Statement as to the fairness, from a financial point of view, to the Seller's stockholders of the Purchase Price.

     SECTION 5.3 Conditions to Obligation of Buyer. The obligation of Buyer to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Buyer:

     (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Seller contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have received a certificate to such effect signed on behalf of Seller by the chief executive officer or president of Seller.

     (b) Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Buyer shall have received a certificate to such effect signed on behalf of Seller by the chief executive officer or president of Seller.

     (c) Material Adverse Effect. No events or conditions shall have occurred since the date hereof and neither Seller nor Buyer shall have Knowledge of any event or condition reasonably likely to occur after the Closing Date which, individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect.

     (d) Legal Opinion. Buyer shall have received from Jenkens & Gilchrist P.C., counsel to Seller, an opinion dated the Closing Date, in form and substance to be agreed upon by Buyer and Seller prior to the

Closing, which opinion, if requested by Buyer, shall expressly provide that it may be relied upon by Buyer's lenders or other sources of financing with respect to the transactions contemplated hereby.

     (e) Closing Deliveries. At the Closing, Seller shall deliver to Buyer the following:

          (i) Bill of Sale and Assignment. A counterpart of the Bill of Sale and Assignment executed by Seller, together with any other assignments and other transfer documents as requested by Buyer;

          (ii) Landlord Consent. Landlord consent letters from the lessors of the Leased Real Property in a form and substance reasonably satisfactory to Buyer and its lenders or other financing sources;

          (iii) Contracts, Products Business Records, etc. Copies and, to the extent they are in the possession of Seller, originals of all Assumed Contracts, customer and vendor lists used by Seller in connection with the Products Business, which copies shall be available at the Closing or at the principal business offices of the Products Business;

          (iv) Tax Certificate. A properly executed receipt or certificate from Texas Comptroller stating that no Taxes are then due with respect to the Products Business or the amount, if any, of Taxes, interest or penalties that Seller owes for any period up to and including the Closing Date;

          (v) Name Change. Subject to the approval by Seller's stockholders of the change of Seller's name to "Forgent Corporation," a copy, certified by the Secretary of State of the State of Delaware, of a duly filed Certificate of Amendment to Certificate of Incorporation of Seller changing such Seller's name to Forgent Corporation or, if such name change is not so approved, then an executed copy of the license referred to in Section 2.1(g); and

          (vi) Non-Foreign Affidavit. A non-foreign affidavit within the meaning of Section 1445(b)(2) of the Code from the chief executive officer or chief financial officer of Seller.

     SECTION 5.4 Conditions to Obligations of the Seller. The obligation of Seller to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Seller.

     (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Buyer contained herein that is qualified by a materiality standard shall not be further qualified hereby) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Seller shall have received a certificate to such effect signed on behalf of Buyer by the chief executive officer or president of Buyer.

     (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Seller shall have received a certificate to such effect signed on behalf of Buyer by the chief executive officer or president of Buyer.

     (c) Legal Opinion. Seller shall have received from Vinson & Elkins L.L.P., counsel to Buyer, an opinion dated the Closing Date, in form and substance to be agreed upon by Buyer and Seller prior to the Closing.

     (d) Closing, Deliveries. At the Closing, Buyer shall deliver or pay, as applicable, to Seller the following:

          (i) Purchase Price. $500,000 by wire transfer of immediately available funds;

          (ii) Notes.  An original of each Note;

          (iii) Security Agreement.  The original of the Security Agreement; and

          (iv) Common Stock. A certificate representing the Common Stock, duly executed by Buyer and registered in the name of Seller.

                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 6.1  Termination.  This Agreement may be terminated prior to the
Closing:

     (a) by mutual consent of Buyer and Seller;

     (b) by either Seller or Buyer:

          (i) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within 20 days following receipt by the breaching party of written notice of such breach;

          (ii) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable efforts to lift), in each case restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement;

          (iii) if the Closing shall not have occurred by January 31, 2002; provided, that the right to terminate this Agreement under this clause
     (iii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

          (iv) if a meeting of the stockholders of Seller (including any adjournments thereof) shall have been held and completed and Seller's stockholders shall have taken a final vote on a proposal to approve the sale of the Acquired Assets and such sale was not approved by the requisite vote of holders of Seller's Common Stock under Seller's certificate of incorporation and bylaws and the Delaware General Corporation Law; or

          (v) if one or any of the Business Managers terminates his employment with Seller;

     (c) by Buyer pursuant to the provisions of Section 4.8;

     (d) by Seller if either (i) Buyer shall not have delivered a commitment or other written document for financing of Buyer that meets the requirements of
Section 5.2(h) such that Southwest Securities Group, Inc. is able to deliver the fairness opinion described in Section 4.3 on or prior to the date of the mailing of the Proxy Statement, or (ii) such commitment or other writing expires or are rescinded and are not replaced by similar commitments or writings; or

     (e) by Seller following receipt of a proposal from an unaffiliated third party involving (i) a purchase, lease, exchange or transfer of the Acquired Assets or all or substantially all of the assets of Seller, or (ii) any merger, consolidation, share exchange or similar transaction for the acquisition of Seller, and the determination by Seller's board of directors that such proposal is more beneficial to Seller's stockholders than the transactions contemplated herein.

     Notwithstanding anything in the foregoing to the contrary, no party that is in material breach of this Agreement shall be entitled to terminate this Agreement except with the consent of the other party.

     SECTION 6.2 Effect of Termination. In the event of a termination of this Agreement by either Seller or Buyer as provided above, there shall be no liability on the part of either Buyer or Seller, except for the respective break-up fees described in Section 6.3. This ARTICLE VI shall survive the termination of this Agreement. Except as provided in Section 6.3 below, each of the parties hereto shall be responsible for its own expenses and those of its advisors, and no party hereto, nor any of their Affiliates, shall be responsible to the other parties, or any of their Affiliates, for any expenses relating to the transactions contemplated by this Agreement.

     SECTION 6.3 Break-Up Fees. Upon any termination of this Agreement by Seller based on Buyer's breach of this Agreement pursuant to Section 6.1(b)(i), Buyer shall pay to Seller a break-up fee in the amount of $100,000. Upon any termination of this Agreement by Buyer based on Seller's breach of this Agreement pursuant to Section 6.1(b)(i) or by Seller pursuant to Section 6.1(b)(iii), Section 6.1(b)(iv) or Section 6.1(e), Seller shall pay the total sum of the following as a break-up fee: (i) to Buyer, all reasonable out-of-pocket costs and expenses of Buyer and its advisors, including the reasonable fees and expenses of Buyer's counsel, independent accountants, investment advisors and consultants and any bank fees, placement fees or appraisal fees incurred by Buyer, not to exceed, in the aggregate, $100,000,
(ii) to

Buyer, cash in the amount of $100,000, (iii) to Daniel F. Nix, cash in the amount of $42,000, and (iv) to Richard P. Ford, cash in the amount of $32,500; provided, that Seller shall not be liable for such break-up fee if this Agreement is terminated by Seller pursuant to Section 6.1(d) or due to Buyer's failure to obtain debt or equity financing that meets the requirements of
Section 5.2(h).

                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 7.1  Indemnification of Buyer.  Subject to the provisions of this
ARTICLE VII, Seller shall indemnify and hold harmless Buyer and each officer, director and Affiliate of Buyer (the "Buyer Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, interest, suits, penalties, costs, and expenses (including court costs, reasonable attorneys' fees and other expenses incurred in investigating and preparing for, or otherwise in connection with, any litigation or proceeding) ("Losses") that any of the Buyer Indemnified Parties incurs and that relate to, result from or arise out of:

     (a) any and all liabilities arising under the Assumed Contracts which relate to events occurring prior to the Closing Date;

     (b) any breach or default by Seller of any of the representations, warranties, covenants or agreements under this Agreement or any other agreement or document executed in connection herewith;

     (c) any claim, action, suit, proceeding, grievance or arbitration set forth on Section 3.1(f) of the Disclosure Schedule;

     (d) any and all obligations or liabilities under any Excluded Contract;

     (e) any action, claim, proceeding or demand by a third party based on Seller's failure to comply with all requirements of the Securities Act of 1933, as amended, and the Exchange Act or any statement made or failed to be made in any filing or communication governed thereby; and

     (f) any law or contract with respect to each (i) Employee Benefit Plan and all associated contracts and documents, (ii) employee benefit plan (as such term is described in Section 3(3) of ERISA), which is or was sponsored, maintained, or contributed to by any Commonly Controlled Entity either presently or at any time and all associated contracts and documents, and (iii) employee and former employee of Seller or any Commonly Controlled Entity, in connection with any event commencing, occurring, or failing to occur on or prior to the Closing Date, unless such event occurred or failed to occur based on the actions or under the supervision of the Business Managers.

     SECTION 7.2  Indemnification of Seller.  Subject to the provisions of this
ARTICLE VII, Buyer shall indemnify and hold harmless Seller and each officer, director and Affiliate of Seller (the "Seller Indemnified Parties") from and against any and all Losses that any of the Seller Indemnified Parties incurs and that relate to, result from or arise out of:

     (a) any and all liabilities arising under the Assumed Contracts which relate to events occurring after the Closing Date and any and all liabilities arising under the Assumed Liabilities;

     (b) any breach or default by Buyer of any representation, warranty, covenant or agreement under this Agreement or any agreement or document executed in connection herewith; and

     (c) the WARN Act with respect to actions taken by Buyer after the Closing Date.

     SECTION 7.3 Defense of Third-Party Claims. A Buyer Indemnified Party or a Seller Indemnified Party, as the case may be (an "Indemnified Party") shall give prompt written notice to any entity or person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this ARTICLE VII except to the extent (and solely to the extent) that the failure to give such notice materially and adversely prejudices such Indemnifying

Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, that:

     (a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, that the Indemnifying Party shall pay the attorneys' fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such third-party action,
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action,
(iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (iv) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

     (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have an adverse effect on its business;

     (c) No Indemnifying Party or Indemnified Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party and Indemnifying Party of a release from all liability in respect of such third-party action; and

     (d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action
(i) as to which the Indemnifying Party fails to assume the defense within 30 days after notice thereof, or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

     The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this ARTICLE VII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     SECTION 7.4 Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 7.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Losses which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

     SECTION 7.5 Limitations on Indemnification; Sole Remedy. With respect to Losses arising from Section 7.1(c), from a breach or default by Seller of the representations and warranties set forth in Section 3.1(m), or claims for payment of Purchase Price, including the Notes, there shall be no limitations on indemnification, such Losses shall be payable in cash and the remainder of this Section shall not apply to such Losses. Notwithstanding the provisions of this
ARTICLE VII (other than the immediately preceding sentence), neither Indemnifying Party shall be obligated to indemnify any Indemnified Party until the aggregate amount of Losses for which such Indemnifying Party shall be liable for under this ARTICLE VII exceeds $100,000. Notwithstanding the provisions of this ARTICLE VII (other than the first sentence of this section), Seller shall not be obligated to indemnify any Buyer Indemnified Party for any Losses in excess of $500,000 and Buyer shall not be obligated to indemnify any Seller Indemnified

Party for Losses in excess of $500,000. Any indemnification obligation of Seller shall be paid by offset against any remaining principal and accrued but unpaid interest on Note B. Any indemnification obligation of Buyer hereunder shall be paid by increasing the aggregate principal amount of Note B. From and after the Closing, the indemnification obligations set forth in this ARTICLE VII shall be the sole and exclusive remedy of the Indemnified Parties for (i) any failure of either party to perform its obligations under this Agreement or (ii) any breach of a representation, warranty, covenant or agreement of a party contained in this Agreement, including the Exhibits and Schedules hereto.

     SECTION 7.6 Offset Against Note B. Seller hereby agrees that to the extent any Buyer Indemnified Party is entitled to indemnification hereunder by offset against Note B pursuant to Section 7.5, such Losses may be offset against the remaining aggregate principal amount of Note B and any accrued but unpaid interest or any other amounts due pursuant to Note B. Any such offset may be applied against such principal, interest or other amounts in such order as Buyer elects in its sole discretion. All adjustments to Note B under this Section shall be cumulative with all other adjustments to Note B. Seller hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever in connection with any such offset, except as specifically provided above.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1  Survival of Representations, Warranties, and
Covenants. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, each of the representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of eighteen (18) months. To the extent that such are performable after the Closing, each of the covenants and agreements contained in each of the Transaction Documents shall survive the Closing indefinitely.

     SECTION 8.2 Further Actions. After the Closing Date, Seller shall execute and deliver such other certificates, agreements, conveyances, and other documents, and take such other action, as may be reasonably requested by Buyer in order to transfer and assign to, and vest in, Buyer the Acquired Assets pursuant to the terms of this Agreement.

     SECTION 8.3 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.4 Waiver of Compliance. Any failure of Buyer on the one hand, or Seller, on the other hand, to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

     SECTION 8.5 Specific Performance. The parties recognize that in the event either party should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Each party shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, each party hereby waives the defense that there is an adequate remedy at law.

     SECTION 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the court or other Governmental Authority making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

     SECTION 8.7 Expenses and Obligations. Except as otherwise expressly provided in this Agreement or as provided by law, all costs and expenses incurred by the parties hereto in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred such expenses. Notwithstanding the foregoing, all sales Taxes arising out of the transactions contemplated by this Agreement shall be paid by Seller. In the event of a dispute between the parties in connection with this Agreement and the transactions contemplated hereby, each of the parties hereto hereby agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

     SECTION 8.8 Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person (other than the Indemnified Parties as provided in ARTICLE VII) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile, mailed by registered or certified mail (return receipt requested) or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to Buyer, to

        VTEL Acquisition Corp.
        9208 Waterford Centre Boulevard, Suite 150
        Austin, Texas 78758
        Attn: Robert R. Swem
        Facsimile: (512) 437-3171

        with copies to

        Vinson & Elkins L.L.P.
        One American Center
        600 Congress Avenue, Suite 2700
        Austin, Texas 78701
        Attn: Barry D. Burgdorf
        Facsimile: (512) 236-3246

     (b) If to Seller, to

        Forgent Corporation
        108 Wild Basin Road
        Austin, Texas 78746
        Attn: Richard N. Snyder
        Facsimile: (512) 437-2635

        with a copy to

        Jenkens & Gilchrist P.C.
        1445 Ross Avenue, Suite 3200
        Dallas, TX 75202
        Attn: L. Steven Leshin
        Facsimile: (214) 855-4300

     Any of the above addresses may be changed at any time by notice given as provided above; provided, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if sent by facsimile, (iii) three business days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (iv) one business day after the date of sending, if sent by Federal Express or other recognized overnight courier.

     SECTION 8.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 8.11 Entire Agreement. This Agreement (which term shall be deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement.

     SECTION 8.12 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. EACH OF BUYER AND SELLER SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TRAVIS COUNTY, IN THE STATE OF TEXAS.

     SECTION 8.13 Public Announcements. All notices, releases, statements and communications to employees, suppliers, distributors and customers of Buyer and Seller and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and Seller. Notwithstanding the foregoing sentence, any party shall be entitled to make a public announcement or statement or other public disclosure relating to the transactions contemplated hereby if, in the written opinion of its legal counsel, such announcement or statement or other public disclosure is required to comply with any applicable law, subpoena or other process; provided, that the disclosing party gives the other party prior written notice of its intention to make such disclosure, the content of such disclosure and the provision of law, subpoena or process requiring such disclosure and cooperates, to the extent reasonably allowable, with the other party in the content and timing of such disclosure. Notwithstanding anything to contrary in this Section, Seller shall be permitted to file this Agreement and to describe the transactions contemplated hereby in a Current Report on Form 8-K or Quarterly Report on Form 10-Q filed under the Exchange Act.

     SECTION 8.14 Confidentiality. Each party hereto agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such party may obtain from the other party pursuant to this Agreement or otherwise, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, that a party may disclose such information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with this Agreement as long as such attorneys, accountants, consultants and other professional are informed of the confidential nature of such information,
(ii) if required or compelled by law or regulation, to the extent advised by an opinion of counsel that such disclosure is necessary or required, or (iii) with the prior review and approval of Buyer, by Seller in a press release relating to the execution hereof and in the related Form 8-K and in the Proxy Statement.

     SECTION 8.15 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, that nothing in this Agreement shall limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer without the consent of Seller. Seller shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as Buyer or its lenders may from time to time reasonably request; provided, further, that unless written notice is given to Seller that any such collateral assignment has been foreclosed upon, Seller shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Buyer's assigns.

     SECTION 8.16 Headings. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

     IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed as of the date first written above.

                                          SELLER:

                                          VTEL CORPORATION

                                          By:      /s/ RICHARD SNYDER
                                            ------------------------------------
                                          Name: Richard Snyder
                                          Title: Chairman/CEO

                                          BUYER:

                                          VTEL PRODUCTS CORPORATION

                                          BY:        /s/ BOB R. SWEM
                                            ------------------------------------
                                          Name: Bob R. Swem
                                          Title: CEO

                                   EXHIBIT A

                                 FORM OF NOTE A

                                   EXHIBIT B

                                 FORM OF NOTE B

                                   EXHIBIT C

                       FORM OF GENERAL LICENSE AGREEMENT

                                    ANNEX B

                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                         TO THE FOURTH AMENDED RESTATED
                          CERTIFICATE OF INCORPORATION
                              OF VTEL CORPORATION

     It is hereby certified that:

          1. The name of the corporation (the "Corporation") is VTEL
     Corporation.

          2. This amendment to the Corporation's Fourth Amended Restated Certificate of Incorporation (the "Certificate of Incorporation") hereby amends Article I of the Certificate of Incorporation to read as follows:

                                   "ARTICLE I

                                      NAME

     The name of the Corporation is Forgent Networks, Inc."

          3. The foregoing amendment (the "Amendment") has been approved by the Corporation pursuant to a resolution of its Board of Directors and thereafter, pursuant to a resolution of the Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

          4. The Amendment was duly adopted in accordance with the provisions of
     Section 242 of the General Corporation Law of the State of Delaware.

          5. This Certificate of Amendment shall become effective on the date and at the time this Certificate of Amendment is duly filed with and accepted by the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF this Certificate of Amendment has been executed for VTEL
Corporation, by Richard N. Snyder, its President, this           day of
          , 200 .

                                          --------------------------------------
                                                    Richard N. Snyder
                                                        President

                                    ANNEX C

                                FAIRNESS OPINION
                            OF SWS SECURITIES, INC.

                                    ANNEX D

                                VTEL CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

     This charter governs the operations of the audit committee. The audit committee shall assist the board of directors in fulfilling their oversight responsibility to the stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and legal compliance.

ORGANIZATION AND COMPOSITION

     The committee shall be appointed by the board of directors and shall include at least three directors, each of whom will be free from any financial, family or other material relationship that would interfere with the exercise of his or her independence from management or the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and to report the results of their activities to the board. In order to best react to changing conditions and circumstances, the committee believes its policies and procedures should remain flexible. The following includes, but does not limit, the audit committee's primary processes in carrying out its oversight responsibilities. These processes may be supplemented when deemed appropriate.

  GENERAL

     The committee shall meet at least once a quarter and shall at all times maintain and facilitate open communications between the committee, independent auditors, the internal audit staff and management of the Company. In discharging its oversight role, the committee has the power to conduct or to authorize investigations into any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The committee may retain outside counsel or other experts for this purpose. Also, the committee shall review any legal matters which may have a material effect on the Company's financial statements.

  CHARTER AND INDEPENDENT AUDITORS

     The committee shall adopt a formally written charter, which will be approved by the full board. The independent auditors are ultimately accountable to the board and to the audit committee. Therefore, the committee shall have the ultimate authority and responsibility to select, evaluate, and replace the independent auditors. The committee shall review the auditors' effectiveness, review and approve their fees and discuss with the auditors their independence from management and the Company and other matters as required by the Independence Standards Board. At least annually, the committee shall review and reassess the committee's charter and recommend to the board the selection of the Company's independent auditors.

  INTERNAL ACCOUNTING AND FINANCIAL CONTROLS & AUDIT SCOPES

     The committee shall discuss with the internal audit staff and the independent auditors the overall scope and plans for their respective audits to promote an effective use of resources, to ensure completeness of coverage and to prevent any duplication of effort. Also, the committee shall discuss with management, the internal audit staff, and the independent auditors the adequacy and effectiveness of the internal accounting and financial controls, including the Company's system to monitor and manage business risk, and legal compliance. Further, the committee shall meet separately with the internal audit staff and the independent auditors, with and without management present, to discuss any significant findings and recommendations made by the auditors and management's responses to them.

  INTERIM FINANCIAL STATEMENTS

     The committee, or at least the chair of the committee, shall review with management and the independent auditors the interim financial statements prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors, including the impact of significant events, transactions, and changes in accounting estimates considered by the accountant in performing the review.

  ANNUAL FINANCIAL STATEMENTS

     The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K or the annual report to stockholders if distributed prior to the filing of Form 10-K. The review shall include the auditors' judgment about the quality and consistency, not just acceptability, of the Company's accounting principles and their applications, the reasonableness of significant judgments, and the clarity and completeness of the financial statements' disclosures. Also, the committee shall discuss the results of the annual audit, any difficulties or disputes with management during the course of the audit, and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

  REQUIRED REPORTS AND STATEMENTS

     The committee shall report that it has reviewed the audited financial statements with management, received written communication from the independent auditors regarding their independence, discussed other required matters with the independent auditors, and recommended to the board that the audited financial statements be included in the Company's Form 10-K based on the above review and discussions. Additionally, the committee shall disclose the adoption of its charter and the committee's composition as it relates to independence, financial literary, and expertise of its members.

                        VTEL CORPORATION ANNUAL MEETING

             , 200     PROXY NO.              SHARES IN YOUR NAME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jay C. Peterson or Richard N. Snyder as proxy, and either of them, each with the power to appoint his substitute, and hereby authorizes either of them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of VTEL Corporation
held of record by the undersigned at the close of business on         , 200 , at
the annual meeting of stockholders to be held on         , 200 , and any
adjournment(s) thereof.

                                                                           , 200
                                   Dated                                   -
                                          ------------------------------
                                   --------------------------------------------
                                   Signature
                                   --------------------------------------------
                                   Signature, if Held Jointly

                                   Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                        VTEL CORPORATION ANNUAL MEETING
                           CONTINUED FROM OTHER SIDE
                                         , 200

  THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 AND 7 AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 8.

1. Proposal to elect as directors of VTEL Corporation the following persons to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

    [ ] FOR all nominees listed below (except as marked to the    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below contrary below)

  F. H. (Dick Moeller)     Gordon H. Matthews     Richard N. Snyder     James H.
Wells                       T. Gary Trimm                       Kathleen A. Cote

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. Proposal to approve the sale of substantially all of the assets used in VTEL Corporation's videoconferencing systems products division pursuant to the asset purchase agreement dated September 28 2001, between VTEL Corporation and VTEL Products Corporation.
                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. Proposal to amend VTEL Corporation's certificate of incorporation to change the name of VTEL Corporation to Forgent Networks, Inc.
                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

4. Proposal to approve an amendment to the VTEL Corporation 1996 Stock Option Plan to increase the number of shares of VTEL Corporation's common stock issuable under the 1996 Stock Option Plan upon the exercise of stock options granted pursuant to the 1996 Stock Option Plan from 2,700,000 shares to 3,800,000 shares.
                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

5. Proposal to approve an amendment to our 1992 Director Stock Option Plan to modify the formula pursuant to which additional options may be granted to provide that nonemployee directors will continue to receive an automatic grant of an option to purchase 25,000 shares of common stock upon initial election or appointment to the board of directors. Thereafter, in lieu of the existing formula grant, each nonemployee director will receive options to purchase 10,000 shares of common stock on each anniversary date of the nonemployee director's election or appointment to the board of directors.
                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

6. Proposal to approve an amendment to the VTEL Corporation Employee Stock Purchase Plan to increase the number of shares of our common stock that each employee may purchase under the Employee Stock Purchase Plan from 1,200 shares to 2,500 shares per quarter.
                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

7. The ratification of the board of directors' appointment of Ernst & Young LLP, independent accountants, as VTEL Corporation's independent auditors for the year ending July 31, 2002.
                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

8. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.
                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN,
      DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.